UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(A)

of the Securities Exchange Act of 1934

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PDL BIOPHARMA, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing proxy statement, if other than the Registrant)

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932 Southwood Boulevard

Incline Village, Nevada 89451

775-832-8500

April 17, 2014

Dear Stockholder:

You are cordially invited to attend our 2014 annual meeting of stockholders on Wednesday, May 28, 2014, at 10:00 a.m., Pacific Time, at the Hyatt Regency Hotel, 111 Country Club Drive, Incline Village, Nevada. The meeting will commence with a discussion and voting on matters set forth in the accompanying Notice of Annual Meeting of Stockholders.

This year we are again taking advantage of the Securities and Exchange Commission rules that allow us to furnish proxy materials to stockholders via the Internet. The rules allow us to provide stockholders with the information they need, while lowering the costs of delivery. The printed proxy materials will be sent to stockholders only upon specific request. On or about April 17, 2014, we mailed our stockholders a notice of Internet availability containing instructions on how to access our 2014 Proxy Statement and 2013 Annual Report and vote online. This information is also available on our website at www.pdl.com.

The notice of meeting and proxy statement that follow describe the matters we will consider at the meeting. Your vote is very important. I urge you to vote by mail, telephone or electronic means via the Internet in order to be certain your shares are represented at the meeting, even if you plan to attend in person.

I look forward to seeing you at the meeting.

John P. McLaughlin

President and Chief Executive Officer

932 Southwood Boulevard

Incline Village, Nevada 89451

775-832-8500

Notice of 2014 Annual Meeting of Stockholders

Dear Stockholder:

On behalf of our Board of Directors, I cordially invite you to attend the 2014 Annual Meeting of Stockholders of PDL BioPharma, Inc., a Delaware corporation, to be held on Wednesday, May 28, 2014, at 10:00 a.m., Pacific Time, at the Hyatt Regency Hotel, 111 Country Club Drive, Incline Village, Nevada, for the following purposes:

1.	To elect two Class I directors, each to hold office for a three-year term or until his successor is elected and qualified (see page 6);

2.	To ratify the appointment of Ernst & Young LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2014 (see page 17);

3.	To approve, on an advisory basis, the compensation of the Company's named executive officers as disclosed in this proxy statement (see page 19);

4.	To re-approve the performance goals under the 2005 Equity Incentive Plan for compliance with Section 162(m) of the Internal Revenue Code of 1986, as amended (see page 20); and

5.	To transact such other business as may properly come before the meeting and any postponement(s) or adjournment(s) thereof.

If you were a stockholder at the close of business on April 4, 2014, you are entitled to vote at the annual meeting.

We urge you to vote your shares by proxy by mail, telephone or via the Internet as soon as possible, even if you plan to attend the meeting in person, so that your shares may be represented and voted at the annual meeting. For specific instructions on how to vote your shares, please refer to this proxy statement and the notice of Internet availability you received in the mail.

By Order of our Board of Directors,

Christopher Stone

Vice President, General Counsel and Secretary

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE MEETING OF STOCKHOLDERS TO BE HELD ON MAY 28, 2014: A complete set of proxy materials relating to our annual meeting is available on the Internet. These materials, consisting of the Notice of Annual Meeting, Proxy Statement, Proxy Card and Annual Report, may be viewed at www.proxyvote.com with the control number provided in the notice of Internet availability you received in the mail.

Proxy Statement

2014 Annual Meeting of Stockholders

GENERAL INFORMATION ABOUT THE ANNUAL MEETING

What is the purpose of this proxy statement?

The Board of Directors (the Board) of PDL BioPharma, Inc. (PDL, we or the Company) is soliciting proxies to be voted at the Company's 2014 Annual Meeting of Stockholders (the Annual Meeting) to be held at 10:00 a.m., Pacific Time, on Wednesday, May 28, 2014, at the Hyatt Regency Hotel, 111 Country Club Drive, Incline Village, Nevada, and at any adjournment of the Annual Meeting. This proxy statement contains important information about the Company, the Annual Meeting and the proposals to be considered at the Annual Meeting.

Why did I receive a notice of Internet availability instead of a full set of proxy materials?

Pursuant to the rules adopted by the Securities and Exchange Commission (SEC), the Company has elected to provide its proxy statement and annual report to stockholders over the Internet through a "notice only" option. Accordingly, the Company mailed a notice of Internet availability (the Notice) on or about April 17, 2014, to its stockholders of record and beneficial owners. The Notice provides instructions on how you may access this proxy statement and the Company's 2013 Annual Report on the Internet at www.proxyvote.com or request a printed copy at no charge. In addition, the Notice provides instructions on how you may request to receive, at no charge, all future proxy materials in printed form by mail or electronically by email. Your election to receive proxy materials by mail or email will remain in effect until you revoke it. Choosing to receive future proxy materials by email will save the Company the cost of printing and mailing documents to stockholders and will reduce the impact of its annual meetings on the environment.

What is the "Notice Only" Option?

Under the "notice only" option, a company must post all of its proxy materials on a publicly accessible website. Instead of delivering its proxy materials to stockholders, the company delivers a Notice. The Notice includes, among other matters:

•	information regarding the date and time of the meeting of stockholders as well as the items to be considered at the meeting;

•	information regarding the website where the proxy materials are posted; and

•	various means by which a stockholder can request paper or email copies of the proxy materials.

If a stockholder requests paper copies of the proxy materials, these materials must be sent to the stockholder within three business days. Additionally, paper copies must be sent via first class mail.

What will the stockholders vote on at the Annual Meeting?

We are submitting four matters for approval by our stockholders:

1.	To elect two Class I directors, each to hold office for a three-year term or until his successor is elected and qualified (see page 6);

2.	To ratify the appointment of Ernst & Young LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2014 (see page 17);

3.	To approve, on an advisory basis, the compensation of the Company's named executive officers as disclosed in this proxy statement (see page 19); and

4.	To re-approve the performance goals under the 2005 Equity Incentive Plan for compliance with Section 162(m) of the Internal Revenue Code of 1986, as amended (see page 20).

 How does our Board of Directors recommend that I vote?

Our Board of Directors recommends that you vote your shares "FOR" the nominees named herein for director, "FOR" the ratification of the appointment of Ernst & Young LLP, "FOR" the compensation of the Company's named executive officers and "FOR" the re-approval of the performance goals under the 2005 Equity Incentive Plan.

Who is entitled to vote at the annual meeting?

Only stockholders of record at the close of business on April 4, 2014, will be entitled to vote at the Annual Meeting. On this record date, there were 160,352,201 shares of common stock outstanding and entitled to vote.

Stockholder of Record: Shares Registered in Your Name

If on April 4, 2014, your shares were registered directly in your name with PDL's transfer agent, Computershare, then you are a stockholder of record. As a stockholder of record, you may vote in person at the meeting or vote by proxy. Whether or not you plan to attend the meeting, we urge you to vote by proxy over the telephone, on the Internet as instructed below or, if you request printed copies of the proxy materials by mail, to fill out and return your proxy card to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If on April 4, 2014, your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in "street name." The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. You are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the meeting unless you request and obtain a valid proxy from your broker or other agent.

What constitutes a quorum for the Annual Meeting?

The Company's Amended and Restated Bylaws (the Bylaws) provide that a majority of the outstanding shares of our common stock, whether present in person or by proxy, will constitute a quorum for the Annual Meeting. As of April 4, 2014, the record date, 160,352,201 shares of common stock were issued and outstanding and if a majority of these shares are present in person or by proxy at the Annual Meeting, a quorum would be present. Abstentions and broker non-votes are counted as present for determining whether a quorum is present.

How many votes are required for the approval of each item?

There are differing vote requirements for the four proposals:

1.

The nominees for election as Class I directors will be elected if a plurality of shares entitled to vote and present at the Annual Meeting in person or by proxy vote "FOR" each of their elections, even if that number does not represent a majority of the quorum. Broker non-votes will have no effect.

2.

The ratification of the appointment of Ernst & Young LLP as the independent registered public accounting firm of the Company for the fiscal year ended December 31, 2014, will be approved if a majority of the shares entitled to vote and present at the Annual Meeting in person or by proxy vote "FOR" approval. If you "Abstain" from voting, it will have the same effect as an "Against" vote. Broker non-votes will have no effect.

3.

The approval of the advisory vote on the compensation of our named executive officers as disclosed in this proxy statement will require the affirmative vote of a majority of the votes cast in person or by proxy at the Annual Meeting. If you "Abstain" from voting, it will have the same effect as an "Against" vote. Broker non-votes will have no effect.

4.

The re-approval of the performance goals under the 2005 Equity Incentive Plan for compliance with Section 162(m) of the Internal Revenue Code of 1986, as amended, will require the affirmative vote of a majority of the votes cast in person or by proxy at the Annual Meeting. If you "Abstain" from voting, it will have the same effect as an "Against" vote. Broker non-votes will have no effect.

 How are abstentions and broker non-votes treated?

Under the General Corporation Law of the State of Delaware, an abstaining vote and a broker non-vote are counted as present and are, therefore, included for purposes of determining whether a quorum of shares is present at the Annual Meeting. Broker non-votes are not included in the tabulation of the voting results on issues requiring approval of a majority of the shares present or represented by proxy and entitled to vote at the Annual Meeting and, therefore, do not have an effect on the four matters to be considered at the Annual Meeting. A broker non-vote occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have the discretionary voting instructions with respect to that item and has not received instructions from the beneficial owner. Under the rules that govern brokers who are voting with respect to shares held by them as nominee, brokers have the discretion to vote such shares only on routine matters. Routine matters include, among others, the ratification of auditors. For the purpose of determining whether the stockholders have approved matters other than the election of directors, abstentions are treated as shares present or represented and voting, so abstentions have the same effect as negative votes. Shares held by brokers who do not have discretionary authority to vote on a particular matter and have not received voting instructions from their customers are not counted or deemed to be present or represented for purposes of determining whether stockholders have approved that matter.

How do I vote?

There are differing voting procedures for the four proposals. The procedures for voting are fairly simple:

1.	You may either vote "FOR" each of the nominees to the Board or you may "Withhold" your vote for each of the nominees.

2.

You may either vote "FOR" or "Against" or abstain from voting on the ratification of the appointment of Ernst & Young LLP as the independent registered public accounting firm of the Company for the fiscal year ended December 31, 2014.

3.	You may either vote "FOR" or "Against" or abstain from voting on the advisory vote for the approval of the compensation of our named executive officers as disclosed in this proxy statement.

4.

You may either vote "FOR" or "Against" or abstain from voting on the re-approval of the performance goals under the 2005 Equity Incentive Plan for compliance with Section 162(m) of the Internal Revenue Code of 1986, as amended.

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote in person at the Annual Meeting, vote by proxy over the telephone, vote by proxy on the Internet or, if you request printed copies of the proxy materials by mail, by returning your marked, dated and executed proxy card in the postage-paid envelope provided. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the meeting and vote in person even if you have already voted by proxy.

•	To vote in person, come to the Annual Meeting and we will give you a ballot when you arrive.

•

To vote using the proxy card, simply complete, sign and date your proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.

•

To vote over the telephone, dial toll-free 1-800-690-6903 using a touch-tone telephone and follow the recorded instructions. You will be asked to provide the control number that has been provided with the Notice. Your vote must be received by 11:59 p.m., Eastern Time, on Tuesday, May 27, 2014, to be counted.

•

To vote on the Internet, go to www.proxyvote.com to complete an electronic proxy card. You will be asked to provide the control number that has been provided in the Notice. Your vote must be received by 11:59 p.m., Eastern Time, on Tuesday, May 27, 2014, to be counted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received voting instructions with these proxy materials from that organization rather than from PDL. You may vote by telephone or over the Internet or use the proxy card as instructed by your broker or bank. To vote in person at the Annual Meeting, you must obtain a valid proxy from your broker, bank or other agent. Follow the instructions from your broker or bank included with these proxy materials, or contact your broker or bank to request a proxy form.

We provide Internet proxy voting to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. Please be aware that you must bear any costs associated with your Internet access, such as usage charges from Internet access providers and telephone companies.

How many votes do I have?

On each matter to be voted, you have one vote for each share of common stock you own as of April 4, 2014.

What does it mean if I receive more than one Notice?

If you received more than one Notice, it means that you hold shares in more than one account. To ensure that all your shares are voted, you will need to vote all of your shares by following the instructions included on each Notice.

What if I return a proxy card but do not make specific choices?

If you return a signed and dated proxy card without marking any vote selections, your shares will be voted "FOR" the election of each nominee for director, "FOR" the ratification of Ernst & Young LLP as our independent registered public accounting firm, "FOR" the approval of the compensation of our named executive officers as disclosed in this proxy statement and "FOR" the re-approval of the performance goals under the 2005 Equity Incentive Plan for compliance with Section 162(m) of the Internal Revenue Code of 1986, as amended. If any other matter is properly presented at the meeting, your proxyholder (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.

Can I change my vote after submitting my proxy?

Yes. You can revoke your proxy at any time before the final vote at the Annual Meeting. If you are the record holder of your shares, you may revoke your proxy in any one of four ways:

•	You may submit another completed proxy card with a later date.

•	You may submit new voting instructions via telephone or Internet pursuant to the instructions on the Notice.

•	You may send a timely written notice that you are revoking your proxy to our Secretary, care of PDL BioPharma, Inc., 932 Southwood Boulevard, Incline Village, Nevada 89451.

•	You may attend the Annual Meeting and vote in person. Simply attending the meeting will not, by itself, revoke your proxy.

If your shares are held by your broker or bank as a nominee or agent, you should follow the instructions provided by your broker or bank.

How are votes counted?

Votes will be counted by the inspector of election appointed for the Annual Meeting. The inspector of election will separately count "FOR" and "Withhold" votes with respect to the election of directors and "FOR," "Against" and abstentions with respect to the ratification of auditors, the approval of the compensation of our named executive officers as disclosed in this proxy statement and the re-approval of the performance goals under the 2005 Equity Incentive Plan. Abstentions will be counted towards the vote total for the proposals other than the election of directors and will have the same effect as "Against" votes. Broker non-votes have no effect and will not be counted towards the vote total for any proposal.

Who will bear the cost of soliciting proxies for the Annual Meeting?

We will pay for the costs of the Annual Meeting, including any cost for mailing the Notices, mailing printed proxy materials upon request and the solicitation of proxies. We will also reimburse brokers, custodians, nominees and other fiduciaries for the reasonable out-of-pocket fees and expenses they incur to forward solicitation materials to our stockholders.

What is "householding"?

We have adopted "householding," a practice by which stockholders of record who have the same address and last name will receive only one copy of our annual report, proxy statement or Notice unless one or more of these stockholders notifies us that they wish to continue receiving separate individual copies. Householding saves printing and postage costs by reducing duplicate mailings to the same address and reduces our impact on the environment. If your household participates in the householding program, you will receive one Notice. If you previously notified us that you wished to continue receiving separate individual copies but now would like to participate in householding, please call or write us at the below phone number or address.

Beneficial stockholders, that is, stockholders whose shares are held by a broker or other nominee, may request information about householding from their banks, brokers or other holders of record.

What if I want to receive a separate copy of the Notice?

If you participate in householding and wish to receive a separate copy of our Notice, or if you wish to receive separate copies of future annual reports, proxy statements and notices of Internet availability, please call us at 775-832-8500 or write to the address below, and we will deliver the requested documents to you promptly upon your request.

PDL BioPharma, Inc.

Attention: Corporate Secretary (Householding)

932 Southwood Boulevard

Incline Village, Nevada 89451

You can also access our annual report and proxy statement on our website at www.pdl.com.

How do I contact the Board of Directors or a committee of the Board of Directors?

You may contact our Board of Directors or one or more members, by sending a communication in writing addressed to:

Board of Directors

[or individual director(s)]

Attention: Corporate Secretary

PDL BioPharma, Inc.

932 Southwood Boulevard

Incline Village, Nevada 89451

Our Secretary will maintain a log of such correspondence to our Board and promptly transmit such correspondence to the identified director(s), except where security concerns militate against further transmission or the communication relates to commercial matters not related to the sender's interest as a stockholder, as determined by our Secretary in consultation with our outside legal counsel.

How can I find out the results of the voting at the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting. Final voting results will be published in a Current Report on Form 8-K once available.

MATTERS FOR APPROVAL AT THE MEETING

PROPOSAL 1:

ELECTION OF DIRECTORS

Members of the Board of Directors

PDL's Board of Directors is divided into three classes with each class having a three-year term. The Bylaws provide that the number of directors to constitute the Board shall be fixed by a resolution adopted by the affirmative vote of a majority of the authorized directors. That number is currently fixed at five directors. The Bylaws also provide that any vacancy on the Board may be filled by a vote of the majority of the surviving or remaining directors then in office. A director elected by the Board to fill a vacancy in a class, including vacancies created by an increase in the number of directors, shall serve for the remainder of the full term of that class and until the director's successor is elected and qualified.

The Board presently has five members: Harold E. Selick, Ph.D., David W. Gryska, Jody S. Lindell, John P. McLaughlin and Paul W. Sandman, with Messrs. Gryska and Sandman serving as a Class I members with a term expiring at this Annual Meeting, Ms. Lindell and Mr. McLaughlin serving as Class II members with a term expiring at the 2015 annual meeting and Dr. Selick serving as a Class III member with a term expiring at the 2016 annual meeting.

Mr. Gryska, who was appointed to the Board in March 2014, and Mr. Sandman, who was appointed to the Board in October 2008, if reelected at the Annual Meeting, will serve until the sooner of the 2017 annual meeting of stockholders or until such director's death, resignation or removal. It is the Company's policy to invite directors and nominees for director to attend the Annual Meeting. All of the directors serving at the time of the meeting attended the 2013 annual meeting of stockholders.

Directors are elected by a plurality of the votes of the stockholders present in person or represented by proxy and entitled to vote on the election of directors. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the nominees named below. If a nominee becomes unavailable for election as a result of an unexpected occurrence, your shares will be voted for the election of a substitute nominee selected by our Nominating and Governance Committee at its discretion. The nominees have agreed to serve if elected and there is no reason to think that they will be unable to serve.

The following is a brief biography of the two nominees and each director whose term will continue after the 2014 Annual Meeting.

Nominees for Election for a Three-Year Term Expiring at the 2017 Annual Meeting

David W. Gryska, age 58, is an independent consultant. He served as Chief Operating Officer and a director of Myrexis, Inc., a biotechnology company, from May 2012 to December 2012. From December 2006 to October 2010, he served as Senior Vice President and Chief Financial Officer of Celgene Corporation, a biopharmaceutical company. From October 2004 to December 2006, he was a principal at Strategic Consulting Group, where he provided strategic consulting to early-stage biotechnology companies. Previously, Mr. Gryska served at Scios, Inc., a biopharmaceutical company, as Senior Vice President and Chief Financial Officer from 2000 to 2004, and as Vice President of Finance and Chief Financial Officer from 1998 to 2000. Scios was acquired by Johnson & Johnson in 2003. From 1993 to 1998, he served as Vice President, Finance and Chief Financial Officer at Cardiac Pathways, a medical device company later acquired by Boston Scientific Corporation. Prior to Cardiac Pathways, Mr. Gryska served as a partner at Ernst & Young. During his eleven years at Ernst & Young, he focused on technology industries, with an emphasis on biotechnology and healthcare companies. Mr. Gryska serves as a director of Seattle Genetics, Inc., Aerie Pharmaceuticals, Inc. and Argos Therapeutics, Inc., all publicly-traded biopharmaceutical companies. Mr. Gryska holds a B.A. in Accounting and Finance from Loyola University and an M.B.A. from Golden Gate University.

The Board values Mr. Gryska's biopharmaceutical operational experience as a senior executive of multiple biopharmaceutical companies and his knowledge of accounting principles and financial reporting rules and regulations and oversight of the financial reporting process. In addition, Mr. Gryska has considerable transactional experience that the Board deems important to the Company's ongoing business strategy of acquiring income generating assets.

Paul W. Sandman, age 66, was elected a director of the Company in October 2008. Mr. Sandman served at Boston Scientific Corporation in various management positions from May 1993 to February 2008, most recently as its Executive Vice President, Secretary and General Counsel. From 1981 to April 1993, he served at Wang Laboratories, Inc., most recently as Senior Vice President, General Counsel and Secretary. Mr. Sandman received his A.B. from Boston College and his J.D. from Harvard Law School.

As a former general counsel and executive officer of a major, publicly-traded medical technology company, Mr. Sandman possesses a strong understanding of the medical device industry, adds to the Board additional experience in corporate governance and has invaluable experience in intellectual property litigation, all of which are important in his role as a director and chairperson of the Litigation Committee of the Board.

THE BOARD RECOMMENDS A VOTE "FOR" EACH OF THE NOMINEES, AND

PROXIES SOLICITED BY THE BOARD WILL BE SO VOTED IN THE ABSENCE OF

INSTRUCTIONS TO THE CONTRARY.

Directors Continuing in Office until the 2015 Annual Meeting

Jody S. Lindell, age 62, was elected a director of the Company in March 2009. Ms. Lindell is President and Chief Executive Officer of S.G. Management, Inc., an asset management company she has headed since 2000. Prior to that, Ms. Lindell was a partner with KPMG LLP. Through September 2007, Ms. Lindell served as a director and on the Audit and Director's Loan Committees for First Republic Bank, a publicly-traded financial institution. First Republic Bank was acquired in 2007, underwent a management-led buyout in mid-2010 and again became publicly traded in December 2010. Ms. Lindell continues to serve as a director, Chair of the Audit Committee, a member of the Director's Loan Committee and a member of the Director's Trust Committee for First Republic Bank. Ms. Lindell has also served as a director of The Cooper Companies since March 2006 and is a member of its Audit and Organization and Compensation Committees. She is a Certified Public Accountant (inactive) and holds a B.A. from Stanford University and an M.B.A. from the Stanford Graduate School of Business.

Ms. Lindell had 25 years of experience with KMPG LLP, 16 of which were as an Audit Partner. Ms. Lindell's knowledge of accounting principles and financial reporting rules and regulations and oversight of the financial reporting process is valued by the Company in her role as a director, a member of our Audit Committee and an Audit Committee Financial Expert.

John P. McLaughlin, age 62, was elected a director of the Company in October 2008. Mr. McLaughlin has been our President and Chief Executive Officer since December 18, 2008, when the Company spun-off Facet Biotech Corporation. From November 6, 2008, until the spin-off, he served as a Senior Advisor to the Company. He was the Chief Executive Officer and a director of Anesiva, Inc., formerly known as Corgentech, Inc., a publicly-traded biopharmaceutical company, from January 2000 to June 2008. From December 1997 to September 1999, Mr. McLaughlin was President of Tularik Inc., a biopharmaceutical company. From September 1987 to December 1997, Mr. McLaughlin held a number of senior management positions at Genentech, Inc., a biopharmaceutical company, including Executive Vice President and General Counsel. From January 1985 to September 1987, Mr. McLaughlin was a partner at a Washington, D.C. law firm specializing in food and drug law. Prior to that, Mr. McLaughlin served as counsel to various subcommittees in the United States House of Representatives, where he drafted numerous measures that became FDA laws. Mr. McLaughlin co-founded and served as Chairman of the Board of Directors of Eyetech Pharmaceuticals, Inc., a publicly-traded biopharmaceutical company subsequently bought by OSI Pharmaceuticals, Inc., and co-founded and served as a director of Peak Surgical, Inc., a private medical device company, until it was acquired by Medtronic in 2011. Mr. McLaughlin serves as a director of Seattle Genetics, Inc., and AxoGen Inc., publicly-traded biopharmaceutical companies, and Avalanche Biotechnologies, Inc., a private biotechnology company. He received a B.A. from the University of Notre Dame and a J.D. from Catholic University of America.

Mr. McLaughlin possesses a strong understanding of the biotechnology industry and has experience in development and commercialization of antibodies, corporate licensing and in patent litigation that the Company values. In addition, Mr. McLaughlin provides strategic guidance to our management team and the Board.

Directors Continuing in Office until the 2016 Annual Meeting

Harold E. Selick, Ph.D., age 59, was elected a director in August 2009. From June 2002, Dr. Selick has served as Chief Executive Officer and a director of Threshold Pharmaceuticals, Inc., a publicly-traded biotechnology company. From June 2002 until July 2007, Dr. Selick was also a Venture Partner of Sofinnova Ventures, Inc., a venture capital firm. From January 1999 to April 2002, he was Chief Executive Officer of Camitro Corporation, a biotechnology company. From 1992 to 1999, he was at Affymax Research Institute, the drug discovery technology development center for Glaxo Wellcome plc, most recently as Vice President of Research. Prior to working at Affymax, Dr. Selick held scientific positions at Protein

Design Labs, Inc. (now PDL BioPharma, Inc.) and Anergen, Inc. As a staff scientist at Protein Design Labs, Inc., he co-invented technology underlying the creation of fully humanized antibody therapeutics and applied that to PDL's first product, Zenapax (daclizumab), which was developed and commercialized by Roche for the prevention of kidney transplant rejection. Dr. Selick serves as Chairman of the Board of Directors of Catalyst Biosciences and Protagonist Therapeutics, Inc., privately-held pharmaceutical companies. Dr. Selick received his B.A. and Ph.D. degrees from the University of Pennsylvania and was a Damon Runyon-Walter Winchell Cancer Fund Fellow and an American Cancer Society Senior Fellow at the University of California, San Francisco.

As co-inventor of technology that underlies the Queen et al. patents, Dr. Selick provides the Board with a scientific perspective and a unique appreciation of the Company's principal revenue generating asset. Dr. Selick also provides the Board with operational experience derived from his role as a chief executive officer of a publicly-traded biotechnology company.

Independence of Directors

As required under the NASDAQ Stock Market (NASDAQ) listing standards, a majority of the members of a listed company's board must qualify as "independent," as affirmatively determined by the board of directors. The Board consults with the Company's counsel to ensure that the Board's determinations are consistent with relevant securities and other laws and regulations regarding the definition of "independent," including those set forth in pertinent listing standards of NASDAQ, as in effect from time to time.

Consistent with these considerations, after review of all relevant transactions or relationships between each director, or any of his or her family members, and the Company, its senior management and its independent auditors, the Board has affirmatively determined that the following four directors are independent directors within the meaning of the applicable NASDAQ listing standards: Dr. Selick, Mr. Gryska, Ms. Lindell and Mr. Sandman. In making these determinations, the Board found that none of these directors or nominees for director had a material or other disqualifying relationship with the Company. Mr. McLaughlin, the Company's President and Chief Executive Officer, is not an independent director by virtue of his employment with the Company.

 Our Board, based on the recommendation of our Nominating and Governance Committee, also determined that each member of each of our Compensation Committee, Nominating and Governance Committee and Audit Committee was independent during 2013, and is currently independent, under NASDAQ's rules for listed companies.

Meetings of the Board of Directors

The Board met eleven (11) times during the last fiscal year. Each Board member attended 75% or more of the aggregate of the meetings of the Board and of the committees on which he or she served during the period for which he or she was a director or committee member.

As required under applicable NASDAQ listing standards, in fiscal year 2013, the Company's independent directors met six (6) times in regularly scheduled executive sessions at which only independent directors were present.

Information Relating to Committees of the Board

The Board currently has the following committees: Audit Committee, Compensation Committee, Litigation Committee and Nominating and Governance Committee.

Audit Committee

The Audit Committee of the Board of Directors was established by the Board in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934 to oversee the Company's corporate accounting and financial reporting processes and audits of our financial statements. For this purpose, the Audit Committee performs several functions, including:

•	overseeing the accounting and financial reporting processes and audits of our financial statements;

•	appointing an independent registered public accounting firm to audit our financial statements;

•

overseeing and monitoring (a) the integrity of our financial statements, (b) our compliance with legal and regulatory requirements as they relate to financial statements or accounting matters, (c) our independent registered public accounting firm's qualifications, independence and performance and (d) our internal accounting and financial controls;

•	preparing the report that SEC rules require to be included in our annual proxy statement;

•	reviewing all related person transactions for potential conflicts of interests or other improprieties;

•

discussing our policies with respect to certain risk assessments, including the risk of fraud, our major financial risk exposures and the steps management has taken to monitor and control such exposures;

•	reviewing our investment policy and evaluating our adherence to such policy with regard to investment of our assets;

•	providing the Board with the results of its monitoring and recommendations; and

•	providing to the Board additional information and materials as it deems necessary to make the Board aware of significant financial matters that require the attention of the Board.

In 2013, our Audit Committee was comprised of Ms. Lindell, Mr. Sandman and Dr. Selick. In April 2014, Mr. Gryska replaced Mr. Sandman on the Audit Committee. Ms. Lindell is the chairperson of the Audit Committee. Ms. Lindell has been determined by the Board to be an "audit committee financial expert" as defined by applicable SEC rules. The Audit Committee met ten (10) times during the fiscal year 2013. The Audit Committee has adopted a written charter that is available on the Company's website at www.pdl.com.

 The Board has reviewed the NASDAQ listing standards definition of independence for Audit Committee members and has determined that all members of our Audit Committee are independent (as independence is currently defined in Rule 5605(c)(2)(A) of the NASDAQ listing standards).

Report of the Audit Committee of the Board of Directors

The Audit Committee has prepared the following report on its activities with respect to our audited financial statements for the fiscal year ended December 31, 2013.

Our management is responsible for the preparation, presentation and integrity of our financial statements. Management is also responsible for maintaining appropriate accounting and financial reporting practices and policies as well as internal controls and procedures designed to provide reasonable assurance that the Company is in compliance with accounting standards and applicable laws and regulations.

The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU Section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T. Ernst & Young LLP has provided the Audit Committee with the written disclosures and letter required by PCAOB Ethics and Independence Rule 3526, Communication with Audit Committees concerning Independence, and the Audit Committee discussed with the independent registered public accounting firm that firm's independence.

The independent registered public accounting firm is responsible for planning and performing an independent audit of our financial statements in accordance with auditing standards of the Public Company Accounting Oversight Board (United States) and for auditing the effectiveness of our internal control over financial reporting. The independent registered public accounting firm is responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States. In this context, the Audit Committee has reviewed and discussed the audited financial statements for the year ended December 31, 2013, with management and the independent registered public accounting firm, Ernst & Young LLP.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements referred to above be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2013.

Jody S. Lindell (chairperson)

Paul W. Sandman

Harold E. Selick, Ph.D.

Compensation Committee

Our Compensation Committee is currently comprised of Ms. Lindell, Mr. Sandman and Dr. Selick. Dr. Selick serves as chairperson of the Compensation Committee. All members of the Company's Compensation Committee are independent (as independence is currently defined in Rule 5605(d)(2)(A) of the NASDAQ listing standards). The Compensation Committee met seven (7) times during the fiscal year 2013.

The Compensation Committee of the Board of Directors is responsible for, among other things:

•

reviewing and approving for our chief executive officer and other executive officers: (i) the annual base salary, (ii) the annual incentive bonus, including the specific goals and amount, (iii) equity compensation, (iv) employment agreements, severance arrangements and change in control agreements/provisions and (v) any other benefits, compensation, compensation policies or arrangements;

•	reviewing the effect of the Company's compensation policies on risk management;

•	reviewing and approving or making recommendations to the Board regarding the compensation policy for such other senior management as directed by the Board;

•	reviewing and approving or making recommendations to the Board regarding general compensation goals and guidelines for employees and the criteria by which bonuses to employees are determined;

•

reviewing with management our Compensation Discussion & Analysis and recommending that it be included in our annual proxy statement. Our Compensation Discussion & Analysis discusses the compensation awarded to, earned by or paid to our named executive officers, including: (i) the objectives of the Company's compensation programs, (ii) what each program is designed to reward, (iii) each element of compensation, (iv) why the Compensation Committee chooses to pay each element, (v) how the Compensation Committee determines the amount for each element and (vi) how each element and the Compensation Committee's decisions related thereto fit into the Company's overall compensation objectives and affect decisions regarding other elements; and

•

acting as administrator of our compensation plans, including approving amendments to the plans (including approving changes in the number of shares reserved for issuance thereunder) and approving the grant or amendment of equity awards issued pursuant thereto.

While the Compensation Committee maintains the authority to delegate its exclusive power to determine matters of executive compensation and benefits, the Compensation Committee has not done so. The Compensation Committee has adopted a written charter that is available on the Company's website at www.pdl.com.

Our Compensation Committee retains its own independent compensation consultant. The Compensation Committee retained Setren, Smallberg & Associates (Setren) through December 2012 and Barney and Barney LLC (Barney) from April 2013 onward to advise on various matters related to compensation of executive officers and directors and general compensation programs and matters. This proxy discusses in various locations which consultant advised the Compensation Committee on the relevant compensation decisions.

Our Compensation Committee generally engages Barney to provide:

•	comparative market data on the executive and director compensation practices and programs of competitive companies;

•	guidance on industry best practices and emerging trends and developments in executive and director compensation; and

•

advice on determining the total compensation of each of our executive officers and the material elements of total compensation, including: (i) annual base salaries, (ii) target cash bonus amounts and (iii) long-term incentives, including restricted stock awards.

Our Compensation Committee has reviewed an assessment of Barney's independence and any potential conflicts of interest raised by Barney's work for the Compensation Committee by considering the following six factors: (i) the provision of other services to us by Barney; (ii) the amount of fees received from us by Barney, as a percentage of the total revenue of

Barney; (iii) the policies and procedures of Barney that are designed to prevent conflicts of interest; (iv) any business or personal relationship of Barney with a member of the Compensation Committee; (v) any Company stock owned by Barney; and (vi) any business or personal relationship of Barney with any of our executive officers; and it has concluded that Barney is independent and that there are no such conflicts of interest.

Compensation Committee Interlocks and Insider Participation

None of the members of our Compensation Committee was an officer or an employee of the Company at any time during 2013. None of our executive officers serves as a member of the board of directors or compensation committee of any other entity that has one or more executive officers serving as a member of our Board or Compensation Committee. Our chief executive officer assists the Compensation Committee by presenting proposals and recommendations to the Compensation Committee, information on Company and individual performance of the named executive officers and management's perspective and recommendations on compensation matters. Our chief executive officer recuses himself from that portion of the Compensation Committee meetings involving deliberation and decision making of his own compensation.

Litigation Committee

Our Litigation Committee is currently comprised of Mr. McLaughlin, Mr. Sandman and Dr. Selick. Mr. Sandman is the chairperson of the Litigation Committee. The Litigation Committee met five (5) times during 2013.

The Litigation Committee of the Board of Directors is responsible for, among other things:

•	consulting with management and outside counsel to discuss the initiation of any dispute by us prior to its commencement or the settlement of any dispute prior to its resolution;

•	consulting with management and outside counsel following the initiation of a dispute by a third party or an overture by a third party to settle a dispute;

•	consulting with management and outside counsel regarding the strategy for the management, prosecution and resolution of all disputes;

•	receiving updates on the status of all disputes; and

•	assisting the Board in fulfilling its oversight responsibilities with respect to such disputes.

The Litigation Committee has adopted a written charter that is available on the Company's website at www.pdl.com.

Nominating and Governance Committee

In 2013, our Nominating and Governance Committee was comprised of Ms. Lindell, Mr. Sandman and Dr. Selick. In April 2014, Mr. Gryska was added to the Nominating and Governance Committee. Dr. Selick is the chairperson of the Nominating and Governance Committee. The Nominating and Governance Committee met three (3) times during 2013.

The Nominating and Governance Committee is responsible for, among other things:

•	identifying individuals qualified to become Board members;

•	selecting, and recommending to our Board, director nominees for each election of directors;

•	developing, and recommending to our Board, criteria for selecting qualified director candidates;

•	considering committee member qualifications, appointment and removal;

•	considering and articulating the qualities, experiences, skills and attributes that qualify each director to be a member of our Board;

•

assessing the optimum size of our Board and its committees and the needs of our Board for various skills, background and business experience in determining whether it is advisable to consider additional candidates for nomination;

•	assessing the Nominating and Governance Committee's effectiveness in diversifying the Board;

•	evaluating the effectiveness of the Board's management structure and articulating why the Board's current or proposed leadership structure is effective;

•	recommending corporate governance principles, codes of conduct and compliance mechanisms applicable to us; and

•	providing oversight in the evaluation of our Board and each committee of our Board.

Our Nominating and Governance Committee has adopted a written charter that is available on the Company's website at www.pdl.com.

Evaluation of Director Nominations

In fulfilling its responsibilities to select and recommend to our Board director nominees for each election of directors, our Nominating and Governance Committee considers the following factors:

•	the appropriate size of our Board and its committees;

•	the perceived needs of our Board for particular skills, diversity, background and business experience;

•	the skills, background, reputation and business experience of nominees compared to the skills, background, reputation and business experience already possessed by other Board members;

•	nominees' independence from management;

•	applicable regulatory and listing requirements, including independence requirements and legal considerations, such as antitrust compliance;

•	the benefits of a constructive working relationship among directors; and

•	the desire to balance the considerable benefit of continuity with the periodic injection of a fresh perspective provided by new members.

Our Nominating and Governance Committee's goal is to assemble a board of directors that brings to the Company a variety of perspectives and skills derived from high quality business and professional experience. Directors should possess the highest personal and professional ethics, integrity and values, and be committed to representing the best interests of our stockholders. They must also have an inquisitive and objective perspective and mature judgment. Director candidates, in the judgment of our Nominating and Governance Committee, must also have sufficient time available to perform all Board and committee responsibilities. Board members are expected to prepare for, attend and participate in all Board and applicable committee meetings.

The Nominating and Governance Committee has defined "diversity" for purposes of evaluating director candidates. Under the Nominating and Governance Committee's selection criteria, diversity means experience, professional skill, geographic representation and educational and professional background necessary to assist the Board in the discharge of its responsibilities. The Nominating and Governance Committee looks at the composition of the whole Board when considering diversity and seeks nominees whose experience, professions, skills, geographic representation and backgrounds complement and create diversity among the directors. The Nominating and Governance Committee does not assign specific weights to any criteria and no particular criterion is necessarily applicable to all prospective nominees.

The same standards apply to any nominee, regardless of whether recommended internally or by stockholders.

Other than the foregoing, there are no stated minimum criteria for director nominees, although our Nominating and Governance Committee may also consider such other factors as it may deem to be in the best interests of the Company and our stockholders. Our Nominating and Governance Committee annually evaluates all Board members and the Board as a whole. It also evaluates those directors whose terms expire that year and who are willing to continue in service against the criteria set forth above in determining whether to recommend those directors for reelection. The Nominating and Governance Committee has determined that the Board and its members meet such criteria in 2014.

Candidates for Nomination

Candidates for nomination as director come to the attention of our Nominating and Governance Committee from time to time through incumbent directors, management, stockholders or third parties. These candidates may be considered at meetings of our Nominating and Governance Committee at any point during the year. Such candidates are evaluated against the criteria set forth above. If our Nominating and Governance Committee determines at any time that it is desirable for our Board to consider additional candidates for nomination, the Committee may poll directors and management for suggestions or conduct research to identify possible candidates and may, if our Nominating and Governance Committee thinks it is appropriate, engage a third-party search firm to assist in identifying qualified candidates.

Our Nominating and Governance Committee has adopted a policy to evaluate any recommendation for director nominee proposed by a stockholder, and our Bylaws also permit stockholders to nominate directors for consideration at an annual meeting, subject to certain conditions. Any recommendation for a director nomination must be submitted in writing to:

PDL BioPharma, Inc.

Attention: Corporate Secretary

932 Southwood Boulevard

Incline Village, Nevada 89451

 Our Bylaws require that any director nomination made by a stockholder for consideration at an Annual Meeting must be received in writing not less than ninety (90) calendar days nor more than one hundred twenty (120) calendar days in advance of the date of the one-year anniversary of the Company's (or the Company's predecessor's) previous year's annual meeting of stockholders.

Each written notice containing a stockholder nomination of a director at an annual meeting must include as to the stockholder submitting the nomination:

•

the name and address, as they appear on the Company's books, of such stockholder and the name and address of the beneficial owner, if any, on whose behalf a proposal of nomination to election of directors is made;

•	the class, series and number of shares of capital stock of the Company that are owned beneficially and of record by such stockholder and such beneficial owner;

•

a representation that such stockholder will notify the Company in writing of the class and number of such shares owned beneficially and of record by such stockholder and such beneficial owner as of the record date for the meeting (or action, as applicable) promptly following the later of the record date or the date notice of the record date is first publicly disclosed;

•

any option, warrant, convertible security, stock appreciation right, derivative, swap or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Company or with a value derived in whole or in part from the value or volatility of any class or series of shares of the Company, whether or not such instrument or right shall convey any voting rights in such shares or shall be subject to settlement in the underlying class or series of capital stock of the Company or otherwise (a Derivative Instrument), directly or indirectly owned beneficially by such stockholder or beneficial owner and any other direct or indirect opportunity of such stockholder or beneficial owner to profit or share in any profit derived from any increase or decrease in the value of shares of the Company and a representation that such stockholder will notify the Company in writing of any such Derivative Instrument or other direct or indirect opportunity to profit or share in any profit in effect as of the record date for the meeting (or action, as applicable) promptly following the later of the record date or the date notice of the record date is first publicly disclosed;

•	any proxy, contract, arrangement, understanding or relationship pursuant to which such stockholder or beneficial owner has a right to vote any shares of any security of the Company;

•	any rights to dividends on the shares of the Company owned beneficially by such stockholder or beneficial owner that are separated or separable from the underlying shares of the Company;

•

any proportionate interest in shares of capital stock of the Company or Derivative Instruments or other direct or indirect opportunity to profit or share in any profit held, directly or indirectly, by a general or limited partnership in which such stockholder or beneficial owner is a general partner or, directly or indirectly, beneficially owns an interest in a general partner;

•

any performance related fees (other than an asset based fee) that such stockholder or beneficial owner is entitled to base on any increase or decrease in the price or value of shares of any class or series of the Company, or any Derivative Instruments or other direct or indirect opportunity to profit or share in any profit, if any;

•

a description of any agreement, arrangement or understanding with respect to the proposal of nomination between or among such stockholder and such beneficial owner, any of their respective affiliates or associates, and any others acting in concert with any of the foregoing, and a representation that such stockholder will notify the Company in writing of any such agreements, arrangements or understandings in effect as of the record date for the meeting (or action, as applicable) promptly following the later of the record date or the date notice of the record date is first publicly disclosed;

•

a description of any material interest of such stockholder and such beneficial owner, if any, on whose behalf the nomination is made and of any material benefit that such stockholder and such beneficial owner, if any, on whose behalf the nomination is made expects or intends to derive from such business or action, as applicable;

•

a representation that such stockholder is a holder of record of stock of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such nomination or a representation that such stockholder is a holder of record of stock of the Company entitled to consent to corporate action in writing without a meeting, as applicable;

•

a representation whether such stockholder or such beneficial owner, if any, intends or is part of a group which intends (i) to deliver a proxy statement and/or form of proxy (or consent, as applicable) to holders of at least the percentage of the Company's outstanding capital stock required to elect the nominee and/or (ii) otherwise to solicit proxies (or consents, as applicable) from stockholders in support of such nomination; and

•

any other information that is required to be provided by such stockholder pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the Exchange Act), and the rules and regulations promulgated thereunder (or any successor provision of the Exchange Act or the rules or regulations promulgated thereunder), in such stockholder's capacity as a proponent of a stockholder nomination.

Each written notice containing a stockholder nomination of a director at an annual meeting must include for each person whom the stockholder proposes to nominate for election or reelection as a director:

•	the name, age, business address and residence address of the person,

•	the principal occupation or employment of the person,

•	the class, series and number of shares of capital stock of the Company that are owned beneficially and of record by the person,

•	a statement as to the person's citizenship,

•	the completed and signed representation and agreement described in the Bylaws,

•

a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among such stockholder and beneficial owner, if any, and their respective affiliates and associates, or others acting in concert therewith, on the one hand, and the person, and his or her respective affiliates and associates, or others acting in concert therewith, on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Item 404 promulgated under Regulation S-K if the stockholder making the nomination and any beneficial owner on whose behalf the nomination is made, if any, or any affiliate or associate thereof or person acting in concert therewith, were the "registrant" for purposes of such rule and the person were a director or executive officer of such registrant,

•	any other information relating to the person that is required to be disclosed in solicitations for proxies for election of directors pursuant to Section 14 of the Exchange Act, and

•	such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected.

All director nominees must also complete a customary form of director's questionnaire as part of the nomination process. The evaluation process may also include interviews and additional background and reference checks for non-incumbent nominees, at the discretion of our Nominating and Governance Committee.

 Code of Ethics

The Company has adopted a Code of Business Conduct (the Conduct Code) that applies to all officers, directors and employees. The Conduct Code is available on our website at www.pdl.com. If we ever were to amend any provision of the Conduct Code, we intend to satisfy our disclosure obligations with respect to any such amendment by posting such information on our Internet website set forth above rather than by filing a Current Report on Form 8-K.  Any waiver of the Conduct Code will be disclosed by filing a Current Report on Form 8-K.

Board Leadership Structure

The Board does not have a policy regarding the separation of the roles of chief executive officer and chairperson of the Board as the Board has determined that it is in the best interests of the Company to make that determination from time to time based on the position and direction of the Company and the membership of the Board. Since March 2009, the Board has been led by a Lead Director instead of a Chairperson. Under our corporate governance principles, the Lead Director of the Board is responsible for coordinating the Board's activities, including the scheduling of meetings of the full Board, scheduling executive sessions of the non-employee directors and setting relevant items on the agenda (in consultation with the chief executive officer as necessary or appropriate). The Lead Director must be an independent member of the Board. The Board thinks that this leadership structure, consisting of an independent member of the Board as the Lead Director, has enhanced the Board's oversight of, and independence from, Company management and our overall corporate governance. Dr. Selick, an independent member of the Board, currently serves as our Lead Director.

Risk Oversight by the Board

Companies face a variety of risks, including credit risk, market risk, liquidity risk and operational risk. The Board thinks that an effective risk management system will: (i) timely identify the material risks that the Company faces, (ii) communicate necessary information with respect to material risks to senior executives and, as appropriate, to the Board or relevant Board committee, (iii) implement appropriate and responsive risk management strategies consistent with the Company's risk profile and (iv) integrate risk management into Company decision-making.

The Board has designated the Audit Committee to take the lead in overseeing risk management. The Company's management prepares periodic reports to the Audit Committee and the Board discussing in detail the known and anticipated risks to the Company and the Company's approach to mitigating such risks. Based on such reports, the Audit Committee makes periodic reports to the Board as well as the Audit Committee's own analysis and conclusions regarding the adequacy of the Company's risk management processes.

In addition to the formal compliance program, the Board and management promote a corporate culture that incorporates risk management into the Company's corporate strategy and day-to-day business operations.

Risk Assessment of Compensation Policies

In April 2014, the Board, with the assistance of Barney, conducted a risk assessment of the Company's compensation policies and practices. The Company's compensation policies and practices were evaluated to ensure that they do not foster risk taking above the level of risk associated with the Company's business model. For this purpose, the Compensation Committee worked closely with Barney to ensure that pay levels and performance metrics were reasonable from an external competitive perspective and affordable and reasonable within the context of the Company's current and projected long-term financial performance. The Compensation Committee assessed the Company's mix of pay (cash versus equity and short- versus long-term) from a competitive and strategic perspective, and found it reasonable and supportive of the business strategy.

Based on the Compensation Committee's work and the assessment conducted with the assistance of Barney, the Board concluded that its compensation program does not promote excessive risk taking. In this regard, the Company notes that:

•

the Company has consistently high ratings on reasonableness of pay levels, CEO pay-for-performance linkage and risk profile as assessed by third-party corporate governance reviews of the Company's public filings;

•	the Company uses an independent compensation consultant that assesses the pay competitiveness of each component of the Company's pay package;

•	the Company uses very explicit and discrete goals in its design of incentive plans and such plans are reasonable in relation to the Company's size and financial position;

•	the Company uses reasonable maximum caps in its incentive plan design; and

•	the Company weights cash in favor of equity, which encourages sensible income generating asset acquisitions.

PROPOSAL 2:

RATIFICATION OF SELECTION OF ERNST & YOUNG LLP AS THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board has selected Ernst & Young LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2014, and the Board has directed that management submit the selection of its independent registered public accounting firm for ratification by the stockholders at the Annual Meeting. Ernst & Young LLP has audited the Company's financial statements since 1986. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Neither the Bylaws nor other governing documents or law require stockholder ratification of the selection of Ernst & Young LLP as the Company's independent registered public accounting firm. However, the Audit Committee of the Board is submitting the selection of Ernst & Young LLP to the stockholders for ratification as a matter of good governance practice. If the stockholders fail to ratify the selection, the Audit Committee of the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee of the Board of Directors in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting will be required to ratify the selection of Ernst & Young LLP. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

Principal Independent Registered Public Accounting Firm Fees and Services

The aggregate fees billed to the Company for the fiscal years ended December 31, 2013 and 2012, by Ernst & Young LLP, the Company's independent registered public accounting firm are set forth in the table below:

($ in thousands)	2013	% of Total	2012	% of Total
Fee Category
Audit Fees(1)	$913	95.2%	$316	85.9%
Audit-related Fees(2)	45	4.7%	50	13.6%
Tax Fees(3)	—	—%	—	—%
All Other Fees(4)	1	0.1%	2	0.5%
Total Fees	$959	100.0%	$368	100.0%

(1)

Audit fees consist of fees billed for professional services rendered for the audit of our consolidated financial statements, attestation services surrounding the effectiveness of our internal control environment and review of the interim condensed consolidated financial statements included in quarterly reports and services that are normally provided by Ernst & Young LLP in connection with statutory and regulatory filings or engagements and attestation services, except those not required by statute or regulation.

(2)

Audit-related fees consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported under "Audit Fees." In 2013, these services included accounting consultations for income generating assets, and for 2012, these services included accounting consultations for income generating assets, debt modifications, and cash flow agreements.

(3)	Tax fees consist of fees for tax compliance, tax advice and tax planning. No such services were incurred in 2013 or 2012.

(4)	All other fees include any fees billed that are not audit, audit related or tax fees. In 2013 and 2012, these fees included a license to an accounting research database.

Our Audit Committee pre-approves all audit and permissible non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. Our Audit Committee has a policy for the pre-approval of services provided by the independent registered public accounting firm. Under the policy, any pre-approval is detailed as to the particular service or category of services and includes an estimate of the related fees. Our Audit Committee may delegate pre-approval authority to one or more of its members. Such a member must report any decisions to our Audit Committee at the next scheduled meeting. During fiscal years 2013 and 2012, our Audit Committee approved all of the Audit Fees, Audit-Related Fees and All Other Fees.

THE BOARD RECOMMENDS A VOTE "FOR" PROPOSAL 2.

PROPOSAL 3:

ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

Under the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, or the Dodd-Frank Act, and Section 14A of the Securities Exchange Act of 1934, as amended, or the Exchange Act, our stockholders are entitled to vote to approve, on an advisory (nonbinding) basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with the SEC's rules.

As described in detail later in this proxy statement under the heading "Compensation Discussion & Analysis," our executive compensation programs are designed to retain and incentivize the high quality executives whose efforts are key to our long-term success. Under these programs, our named executive officers are rewarded on the basis of individual and corporate performance measured against established corporate and strategic goals. Please read the section of this proxy statement under the heading "Compensation Discussion & Analysis" for additional details about our executive compensation programs, including information about the fiscal year 2013 compensation of our named executive officers.

The Compensation Committee of our Board continually reviews the compensation programs for our named executive officers to ensure they achieve the desired goals of aligning our executive compensation structure with our stockholders' interests and current market practices.

We are asking our stockholders to indicate their support for our named executive officer compensation as described in this proxy statement. This proposal, commonly known as a "say-on-pay" proposal, gives our stockholders the opportunity to express their views on our named executive officers' compensation. Accordingly, we are asking our stockholders to cast a non-binding advisory vote "FOR" the following resolution at the Annual Meeting:

RESOLVED, that the compensation of the named executive officers, as disclosed in the Company's Proxy Statement for the 2014 Annual Meeting of Stockholders pursuant to Item 402 of Regulation S-K, including the Compensation Discussion & Analysis, compensation tables and narrative disclosure is hereby APPROVED.

The say-on-pay vote is advisory, and therefore not binding on the Company, the Compensation Committee or our Board. Nevertheless, our Board and our Compensation Committee value the opinions of our stockholders, whether expressed through this vote or otherwise, and, accordingly, the Board and Compensation Committee intend to consider the results of this vote in making determinations in the future regarding executive compensation arrangements.

After consideration of the vote of stockholders at our 2011 annual meeting and other factors, the Board has decided to hold advisory votes on the approval of executive compensation annually until the next advisory vote on frequency occurs. Accordingly, unless the Board modifies its policy on the frequency of future votes, the next advisory vote to approve executive compensation will be held at the 2015 annual meeting of stockholders.

Stockholder approval of this Proposal 3 will require the affirmative vote of a majority of the votes cast in person or by proxy at the Annual Meeting.

THE BOARD RECOMMENDS A VOTE "FOR" PROPOSAL 3.

PROPOSAL 4:

RE-APPROVAL OF THE PERFORMANCE GOALS UNDER THE 2005 EQUITY INCENTIVE PLAN FOR COMPLIANCE WITH SECTION 162(M)

The PDL BioPharma, Inc. 2005 Equity Incentive Plan, as amended and restated to date (2005 Plan) was originally effective on June 8, 2005, the date of its approval by the stockholders of the Company. The 2005 Plan was subsequently amended and restated effective June 4, 2009, upon approval by the stockholders of the Company.

 In order to allow for certain awards under the 2005 Plan to qualify as tax-deductible "performance-based compensation" within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended to date (Code), which is referred to in this proxy statement as Section 162(m), we are asking stockholders to re-approve the material terms of the performance goals under the 2005 Plan. Stockholders are not being asked to approve any amendment to the Plan or to approve the Plan itself in this Proposal 4 but are only asked to re-approve the material terms for compliance with Section 162(m) of the Code. Approval of this Proposal 4 will not increase the aggregate number of shares authorized for issuance under the 2005 Plan, and, accordingly, will not result in any additional dilution to stockholders.

Our Board believes that it is in the best interests of the Company and its stockholders to continue providing an equity incentive plan under which equity-based compensation awards made to executive officers can be deducted by the Company for federal income tax purposes. The 2005 Plan has been structured in a manner such that awards granted under it may satisfy the requirements for "performance-based compensation" within the meaning of Section 162(m). Under Section 162(m), the federal income tax deductibility of compensation paid to our Chief Executive Officer and certain executive officers may be limited to the extent that such compensation exceeds $1,000,000 in any fiscal year. However, compensation that satisfies the requirements for "performance-based compensation" as defined in Section 162(m) is not subject to this limit and, therefore, is generally deductible in full by the Company. One of the requirements of "performance-based compensation" for purposes of Section 162(m) is that the material terms of the performance goals under which compensation may be paid be disclosed to and approved by our stockholders every five years.

For purposes of Section 162(m), the material terms include (i) the employees eligible to receive compensation, (ii) a description of the business criteria on which the performance goals are based and (iii) the maximum amount of compensation that can be paid to an employee under the performance goals. Each of these aspects is discussed below.

Stockholders are requested in this Proposal No. 4 to approve the performance goals under the 2005 Plan for compliance with Section 162(m). The affirmative vote of the holders of a majority of the votes cast in person or by proxy at the Annual Meeting will be required to re-approve the performance goals under the 2005 Plan. Abstentions will have the same effect as negative votes. Broker non-votes are not counted for any purpose in determining whether this matter has been approved.

Summary of the 2005 Plan

The following summary of the 2005 Plan is qualified in its entirety by the specific language of the 2005 Plan, a copy of which is filed with this Proxy Statement as Exhibit A.

General

The purpose of the 2005 Plan is to advance our interests by providing an incentive to attract, retain and reward persons performing services for the Company and by motivating such persons to contribute to the growth and profitability of the Company. These incentives may be provided through the grant of stock options, stock appreciation rights, restricted stock purchase rights, restricted stock bonuses, restricted stock units, performance shares, performance units, and other stock-based and cash-based awards.

Authorized Shares

Subject to adjustment as described under "Adjustments" below, an aggregate of 5,200,000 shares of our common stock have been authorized for issuance under the 2005 Plan. Shares issued under the 2005 Plan may be authorized but unissued shares of our common stock.

Certain Award Limits

In addition to the limit described above on the total number of shares of our common stock authorized for issuance under the 2005 Plan, the 2005 Plan limits the number of shares that may be issued under certain types of awards to any single individual, subject to adjustment as described under "Adjustments" below. No more than 9% of the maximum aggregate number of shares authorized under the 2005 Plan may be granted to any individual in any fiscal year, except in the case of awards granted during the first year of a participant's employment. To enable compensation in connection with certain types of awards to qualify as "performance-based" within the meaning of Section 162(m), the 2005 Plan establishes a limit on the maximum aggregate number of shares or dollar value for which any such award may be granted to an employee in any fiscal year. The limits for awards intended to qualify as performance-based within the meaning of Section 162(m) are as follows:

•	Stock options and stock appreciation rights: No more than 1,600,000 shares.

•	Restricted stock and restricted stock unit awards: No more than 750,000 shares.

•	Performance share and performance unit awards: No more than 100,000 shares and no more than $2,000,000, respectively, for each full fiscal year contained in the performance period of the award.

•	Other stock-based and cash-based awards: No more than 100,000 shares and no more than $2,000,000, respectively, for each full fiscal year contained in the performance period of the award.

Further, no more than 5,200,000 shares may be issued upon the exercise of incentive stock options granted under the 2005 Plan. No more than 50% of the maximum aggregate number of shares authorized under the 2005 Plan may be issued to participants pursuant to "full value" awards (i.e., awards that do not require participants to purchase their shares, such as the grant of restricted stock). Finally, the 2005 Plan establishes minimum vesting conditions applicable to full value awards. No more than 10% of the maximum aggregate number of shares authorized under the 2005 Plan may be issued to participants pursuant to full value awards that provide for vesting more rapidly than in annual pro rata installments over a period of three years if vesting is based on continued service alone or that have performance periods of less than 12 months if vesting is based on the attainment of performance goals, except in the case of the participant's death, disability, retirement, involuntary termination or a change in control of the Company.

Share Counting

If any award granted under the 2005 Plan expires or otherwise terminates for any reason without having been exercised or settled in full, or if shares subject to forfeiture or repurchase are forfeited or repurchased by us for not more than the participant's purchase price, any such shares reacquired or subject to a terminated award will not again become available for issuance under the 2005 Plan. Furthermore, the 2005 Plan provides that shares withheld or reacquired by us in satisfaction of a tax withholding obligation will not again become available under the 2005 Plan. The number of shares available under the 2005 Plan will be reduced upon the exercise of a stock appreciation right by the gross number of shares for which the award is exercised. If shares are tendered in payment of the exercise price of an option, or the option is exercised by means of a net-exercise procedure, the number of shares available under the 2005 Plan will be reduced by the gross number of shares for which the option is exercised.

Adjustments

Appropriate adjustments will be made to the number of shares authorized under the 2005 Plan, to the numerical limits on certain types of awards described above, and to outstanding awards in the event of any change in our common stock through merger, consolidation, reorganization, reincorporation, recapitalization, reclassification, stock dividend, stock split, reverse stock split, split-up, split-off, spin-off, combination of shares, exchange of shares or similar change in our capital structure, or if we make a distribution to our stockholders in a form other than common stock (excluding normal cash dividends) that has a material effect on the fair market value of our common stock. In such circumstances, our Compensation Committee also has the discretion under the 2005 Plan to adjust the terms of outstanding awards as it deems appropriate. Without affecting the number of shares available for grant under the 2005 Plan, our Compensation Committee may authorize the issuance or assumption of benefits under the 2005 Plan in connection with any merger, consolidation or similar transaction on such terms and conditions as it deems appropriate.

Administration

The 2005 Plan is administered by our Compensation Committee and our Board. For purposes of this summary, the "Committee" will refer to the Compensation Committee or our Board. Subject to the provisions of the 2005 Plan, the Committee will determine in its discretion the persons to whom and the times at which awards are granted, the types and sizes of such awards, and all of their terms and conditions. The Committee may, subject to certain limitations on the exercise of its discretion required by the 2005 Plan, amend, cancel or renew any award, waive any restrictions or conditions applicable to any award, and accelerate, continue, extend or defer the vesting of any award. The 2005 Plan provides, subject to certain limitations, for indemnification by us of any director, officer or employee against all reasonable expenses, including attorneys' fees, incurred in connection with any legal action arising from such person's action or failure to act in administering the 2005 Plan. All awards granted under the 2005 Plan will be evidenced by a written or electronic agreement between us and the participant specifying the terms and conditions of the award, consistent with the requirements of the 2005 Plan. The Committee will interpret the 2005 Plan and awards granted under the 2005 Plan, and all determinations of the Committee will be final, binding and conclusive on all persons having an interest in the 2005 Plan or any award.

Prohibition of Option and SAR Repricing

The 2005 Plan expressly provides that, without the approval of a majority of the votes cast in person or by proxy at a meeting of our stockholders, the Committee may not provide for either the cancellation of outstanding options or stock appreciation rights in exchange for the grant of new options or stock appreciation rights at a lower exercise price or the amendment of outstanding options or stock appreciation rights to reduce the exercise price.

Eligibility

We may grant awards to our outside directors, employees and consultants or the employees and consultants of any present or future parent or subsidiary corporation of the Company or other affiliated entity. We may grant incentive stock options only to employees who, as of the time of grant, are employees of the Company or any parent or subsidiary corporation of the Company. Since the inception of the 2005 Plan, we have not granted any incentive stock options under the plan. As of April 4, 2014, approximately 9 employees, including all of our executive officers, 4 directors and 4 consultants were eligible for awards under the 2005 Plan.

Stock Options

The Committee may grant nonstatutory stock options, incentive stock options within the meaning of Section 422 of the Code, or any combination of these. The exercise price of each option may not be less than the fair market value of a share of our common stock on the date of grant. However, any incentive stock option granted to a person who at the time of grant owns stock possessing more than 10% of the total combined voting power of all classes of our stock or any parent or subsidiary corporation of the Company (a ten percent stockholder) must have an exercise price equal to at least 110% of the fair market value of a share of common stock on the date of grant. On April 4, 2014, the closing price of our common stock on the NASDAQ Stock Market was $8.06 per share.

The 2005 Plan provides that the option exercise price may generally be paid in cash or its equivalent; by means of a broker-assisted cashless exercise; by tender to us of shares of common stock owned by the participant having a fair market value not less than the exercise price; by means of a net-exercise procedure; by such other lawful consideration as approved by the Committee; or by any combination of these.

Options will become vested and exercisable at such times or upon such events and subject to such terms, conditions, performance criteria or restrictions as specified by the Committee. The maximum term of any option granted under the 2005 Plan is seven years, provided that an incentive stock option granted to a ten percent stockholder must have a term not exceeding five years. Unless otherwise permitted by the Committee, an option generally will remain exercisable for three months following the participant's termination of service, provided that if service terminates as a result of the participant's death or disability, the option generally will remain exercisable for 12 months, but in any event the option must be exercised no later than its expiration date.

Incentive stock options are not transferable by the participant other than by will or by the laws of descent and distribution, and are exercisable during the participant's lifetime only by the participant. However, a nonstatutory stock option may be assigned or transferred to certain family members to the extent permitted by the Committee in its discretion.

Stock Appreciation Rights

The Committee may grant stock appreciation rights either in tandem with a related option (a tandem SAR) or independently of any option (a freestanding SAR). A tandem SAR requires the option holder to elect between the exercise of the underlying option for shares of common stock or the surrender of the option and the exercise of the related stock appreciation right. A tandem SAR is exercisable only at the time and only to the extent that the related stock option is exercisable, while a freestanding SAR is exercisable at such times or upon such events and subject to such terms, conditions, performance criteria or restrictions as specified by the Committee. The exercise price of a tandem SAR will be the same as the exercise price of the related option, and the exercise price of a freestanding SAR may not be less than the fair market value of a share of our common stock on the date of grant.

Upon the exercise of any stock appreciation right, the participant is entitled to receive an amount equal to the excess of the fair market value of the underlying shares of common stock as to which the right is exercised over the aggregate exercise price for such shares. Payment of this amount upon the exercise of a tandem SAR may be made only in shares of common stock whose fair market value on the exercise date equals the payment amount. At the Committee's discretion, payment of this amount upon the exercise of a freestanding SAR may be made in cash or shares of common stock and may be paid in a lump sum or on a deferred basis in accordance with the terms of the participant's award agreement. The maximum term of any stock appreciation right granted under the 2005 Plan is seven years.

Stock appreciation rights are generally nontransferable by the participant other than by will or by the laws of descent and distribution, and are generally exercisable during the participant's lifetime only by the participant. If permitted by the Committee, a tandem SAR related to a nonstatutory stock option and a freestanding SAR may be assigned or transferred to certain family members to the extent permitted by the Committee in its discretion. Other terms of stock appreciation rights are generally similar to the terms of comparable stock options.

Restricted Stock Awards

The Committee may grant restricted stock awards under the 2005 Plan either in the form of a restricted stock purchase right, giving a participant an immediate right to purchase common stock, or in the form of a restricted stock bonus, for which the participant furnishes consideration in the form of services to us. The Committee determines the purchase price payable under restricted stock purchase awards, which may be less than the then current fair market value of our common stock. Outside directors are eligible to receive only restricted stock bonus awards. Subject to the minimum vesting requirements described above under "Certain Award Limits," restricted stock awards may be subject to vesting conditions based on such service or performance criteria as the Committee specifies, including the attainment of one or more performance goals similar to those described below in connection with performance awards. Shares acquired pursuant to a restricted stock award may not be transferred by the participant until vested. Unless otherwise provided by the Committee, a participant will forfeit any shares of restricted stock as to which the restrictions have not lapsed prior to the participant's termination of service. Unless otherwise determined by the Committee, participants holding restricted stock will have the right to vote the shares and to receive any dividends paid, except that (i) dividends or other distributions paid in shares will be subject to the same restrictions as the original award and (ii) with respect to outside directors only, dividends and other distributions paid in cash will be subject to the same vesting conditions as the original award (or, if earlier, will be paid on March 15th following the year in which the dividend or other distribution was paid to stockholders generally).

Restricted Stock Units

The Committee may grant restricted stock units under the 2005 Plan, which represent rights to receive shares of our common stock at a future date determined in accordance with the participant's award agreement. No monetary payment is required for receipt of restricted stock units or the shares issued in settlement of the award, the consideration for which is furnished in the form of the participant's services to us. The Committee may grant restricted stock unit awards subject to the attainment of one or more performance goals similar to those described below in connection with performance awards, or may make the awards subject to vesting conditions similar to those applicable to restricted stock awards and subject to the minimum vesting requirements described above under "Certain Award Limits." Unless otherwise provided by the Committee, a participant will forfeit any restricted stock units which have not vested prior to the participant's termination of service. Participants have no voting rights or rights to receive cash dividends with respect to restricted stock unit awards until shares of common stock are issued in settlement of such awards. However, the Committee may grant restricted stock units that entitle their holders to dividend equivalent rights, which are rights to receive additional restricted stock units for a number of shares whose value is equal to any cash dividends we pay. Such dividend equivalents, if any, will be paid by crediting the participant with additional restricted stock units and will be settled in the same manner and at the same time as the restricted stock units originally subject to the award.

Performance Awards

The Committee may grant performance awards subject to such conditions and the attainment of such performance goals over such periods as the Committee determines in writing and sets forth in a written agreement between us and the participant, subject to the minimum vesting requirements described above under "Certain Award Limits." These awards may be designated as performance shares or performance units. Performance shares and performance units are unfunded bookkeeping entries generally having initial values, respectively, equal to the fair market value determined on the grant date of a share of common stock and a monetary value established by the Committee at the time of grant. Performance awards will specify a predetermined amount of performance shares or performance units that may be earned by the participant to the extent that one or more predetermined performance goals are attained within a predetermined performance period. To the extent earned, performance awards may be settled in cash, shares of common stock (including shares of restricted stock) or any combination thereof.

If our stockholders reapprove the performance goals for the 2005 Plan as set forth below, the Company will continue to follow the following procedures with respect to compensation intended to qualify for the performance-based compensation exception under Code Section 162(m).

Prior to the beginning of the applicable performance period or such later date as permitted under Section 162(m) of the Code, the Committee will establish one or more performance goals applicable to the award. Performance goals will be based on the attainment of specified target levels with respect to one or more measures of our business or financial performance and/or that of any affiliate of the Company, as may be selected by the Committee. The Committee, in its discretion, may base performance goals on one or more of the following measures:

•	revenue;

•	sales;

•	expenses;

•	operating income;

•	gross margin;

•	operating margin;

•	earnings before stock-based compensation expense, interest, taxes, depreciation and/or amortization;

•	pre-tax profit;

•	net operating income;

•	net income;

•	economic value added;

•	free cash flow;

•	operating cash flow;

•	stock price;

•	earnings per share;

•	return on stockholder equity;

•	return on capital;

•	return on assets;

•	return on investment;

•	employee satisfaction;

•	employee retention;

•	balance of cash, cash equivalents and marketable securities;

•	market share;

•	product regulatory approvals;

•	projects in development;

•	regulatory filings;

•	research and development expenses; or

•	completion of a joint venture or other corporate transaction.

The target levels with respect to these performance measures may be expressed on an absolute basis or relative to a standard specified by the Committee. The degree of attainment of performance measures will be calculated in accordance with generally accepted accounting principles, but prior to the accrual or payment of any performance award for the same performance period, and, according to criteria established by the Committee, excluding the effect (whether positive or negative) of changes in accounting standards or any extraordinary, unusual or nonrecurring item occurring after the establishment of the performance goals applicable to a performance award.

Following completion of the applicable performance period, the Committee will certify in writing the extent to which the applicable performance goals have been attained and the resulting value to be paid to the participant. The Committee retains the discretion to eliminate or reduce, but not increase, the amount that would otherwise be payable on the basis of the performance goals attained to a participant who is a "covered employee" within the meaning of Section 162(m) of the Code. However, no such reduction may increase the amount paid to any other participant. The Committee may make positive or negative adjustments to performance award payments to participants other than covered employees to reflect the participant's individual job performance or other factors determined by the Committee. In its discretion, the Committee may provide a participant awarded performance shares (but not performance units) with dividend equivalent rights with respect to cash dividends paid on our common stock. The Committee may provide for performance award payments in lump sums or installments pursuant to a schedule elected by the participant.

Unless otherwise provided by the Committee, if a participant's service terminates due to the participant's death or disability prior to completion of the applicable performance period, the final award value will be determined at the end of the performance period on the basis of the performance goals attained during the entire performance period but will be prorated for the number of months of the participant's service during the performance period. If a participant's service terminates prior to completion of the applicable performance period for any other reason, the 2005 Plan provides that, unless otherwise determined by the Committee, the performance award will be forfeited. No performance award may be sold or transferred other than by will or the laws of descent and distribution prior to the end of the applicable performance period.

Cash-Based Awards and Other Stock-Based Awards

The Committee may grant cash-based awards or other stock-based awards in such amounts and subject to such terms and conditions as the Committee determines. Cash-based awards will specify a monetary payment or range of payments, while other stock-based awards will specify a number of shares or units based on shares or other equity-related awards. Subject to the minimum vesting requirements described above under "Certain Award Limits," such awards may be subject to vesting conditions based on continued performance of services or to the attainment of one or more performance goals similar to those described above in connection with performance awards. Settlement of cash-based awards or other stock-based awards may be in cash or shares of common stock, as determined by the Committee. A participant will have no voting rights with respect to any such award unless and until shares are issued pursuant to the award. The Committee may grant dividend equivalent rights with respect to other stock-based awards. The effect on such awards of the participant's termination of service will be determined by the Committee and set forth in the participant's award agreement.

Change in Control

If a change in control occurs, the surviving, continuing, successor or purchasing entity or its parent may, without the consent of any participant, either assume or continue outstanding awards or substitute substantially equivalent awards for its stock. Any awards which are not assumed or continued in connection with a change in control or exercised or settled prior to the change in control will terminate effective as of the time of the change in control. The Committee may provide for the acceleration of vesting of any or all outstanding awards upon such terms and to such extent as it determines. The 2005 Plan also authorizes the Committee, in its discretion and without the consent of any participant, to cancel each or any outstanding stock-based award upon a change in control in exchange for a payment to the participant with respect to each vested share (and each unvested share if so determined by the Committee) subject to the canceled award of an amount equal to the excess of the consideration to be paid per share of common stock in the change in control transaction over the exercise or purchase price per share, if any, under the award.

Awards Subject to Section 409A of the Code

Certain awards granted under the 2005 Plan may be deemed to constitute "deferred compensation" within the meaning of Section 409A of the Code, providing rules regarding the taxation of nonqualified deferred compensation plans, and such regulations or other administrative guidance that have been or may in the future be issued pursuant to Section 409A. Any such awards will be required to comply with the requirements of Section 409A. Notwithstanding any provision of the 2005 Plan to the contrary, the Committee is authorized, in its sole discretion and without the consent of any participant, to amend the 2005 Plan or any award agreement as it deems necessary or advisable to comply with Section 409A.

Termination or Amendment

The 2005 Plan will continue in effect until its termination by the Committee, provided that all awards shall be granted within ten years from the effective date of its adoption upon initial approval by our stockholders, which occurred on June 8, 2005. The Committee may terminate or amend the 2005 Plan at any time, provided that no amendment may be made without stockholder approval that would increase the maximum aggregate number of shares of stock authorized for issuance under the 2005 Plan, would change the class of persons eligible to receive incentive stock options or would require stockholder approval under any applicable law, regulation or rule. No termination or amendment may affect any outstanding award unless expressly provided by the Committee, and, in any event, may not adversely affect an outstanding award without the consent of the participant unless necessary to comply with any applicable law, including, but not limited to, Section 409A of the Code.

Summary of U.S. Federal Income Tax Consequences

The following summary is intended only as a general guide to the U.S. federal income tax consequences of participation in the 2005 Plan and does not attempt to describe all possible federal or other tax consequences of such participation or tax consequences based on particular circumstances.

Incentive Stock Options

A participant recognizes no taxable income for regular income tax purposes upon the receipt or exercise of an incentive stock option. Participants who neither dispose of their shares within two years following the date the option was granted nor within one year following the exercise of the option will normally recognize a capital gain or loss equal to the difference, if any, between the sale price and the purchase price of the shares. In such event, we will not be entitled to any corresponding deduction for federal income tax purposes. In the event of the participant's disposition of shares before both of these holding periods have been satisfied (a "disqualifying disposition"), the participant will recognize ordinary income equal to the spread between the option exercise price and the fair market value of the shares on the date of exercise, but in most cases not to exceed the gain realized on the sale, if lower. Any gain in excess of that amount will be a capital gain. If a loss is recognized, there will be no ordinary income, and such loss will be a capital loss. Any ordinary income recognized by the participant upon the disqualifying disposition of the shares generally should be deductible by us for federal income tax purposes, except to the extent such deduction is limited by applicable provisions of the Code.

In general, the difference between the option exercise price and the fair market value of the shares on the date when an incentive stock option is exercised is treated as an adjustment in computing income that may be subject to the alternative minimum tax, which is paid if such tax exceeds the regular tax for the year. Special rules may apply with respect to certain subsequent sales of the shares in a disqualifying disposition, certain basis adjustments for purposes of computing the alternative minimum taxable income on a subsequent sale of the shares and certain tax credits which may arise with respect to participants subject to the alternative minimum tax.

Nonstatutory Stock Options

Options not designated or qualifying as incentive stock options are nonstatutory stock options and have no special tax status. A participant generally recognizes no taxable income upon receipt of such an option. Upon exercising a nonstatutory stock option, the participant normally recognizes ordinary income equal to the difference between the exercise price paid and the fair market value of the shares on the date when the option is exercised. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. Upon the sale of stock acquired by the exercise of a nonstatutory stock option, any gain or loss, based on the difference between the sale price and the fair market value of the shares on the exercise date, will be taxed as capital gain or loss. We generally should be entitled to a tax deduction equal to the amount of ordinary income recognized by the participant as a result of the exercise of a nonstatutory stock option, except to the extent such deduction is limited by applicable provisions of the Code.

Stock Appreciation Rights

A participant recognizes no taxable income upon the receipt of a stock appreciation right. Upon the exercise of a stock appreciation right, the participant generally will recognize ordinary income in an amount equal to the excess of the fair market value of the underlying shares of common stock on the exercise date over the exercise price. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. We generally should be entitled to a deduction equal to the amount of ordinary income recognized by the participant in connection with the exercise of the stock appreciation right, except to the extent such deduction is limited by applicable provisions of the Code.

Restricted Stock Awards

A participant acquiring restricted stock generally will recognize ordinary income equal to the excess of the fair market value of the shares on the "determination date" over the price paid, if any, for such shares. The "determination date" is the date on which the participant acquires the shares, unless the shares are subject to a substantial risk of forfeiture and are not transferable, in which case the determination date is the earlier of (1) the date on which the shares become transferable or (2) the date on which the shares are no longer subject to a substantial risk of forfeiture. If the determination date is after the date on which the participant acquires the shares, the participant may elect, pursuant to Section 83(b) of the Code, to have the date of acquisition be the determination date by filing an election with the Internal Revenue Service no later than 30 days after the date on which the shares are acquired. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. Upon the sale of shares acquired pursuant to a restricted stock award, any gain or loss, based on the difference between the sale price and the fair market value on the determination date, will be taxed as capital gain or loss. We generally should be entitled to a deduction equal to the amount of ordinary income recognized by the participant on the determination date, except to the extent such deduction is limited by applicable provisions of the Code.

Performance Awards, Restricted Stock Unit Awards, Cash-Based Awards and Other Stock-Based Awards

A participant generally will recognize no income upon the receipt of a performance share, performance unit, restricted stock unit, cash-based or other stock-based award. Upon the settlement of such awards, participants normally will recognize ordinary income in the year of settlement in an amount equal to the cash received and the fair market value of any unrestricted shares of stock received. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. If the participant receives shares of restricted stock, the participant generally will be taxed in the same manner as described above under "Restricted Stock Awards." Upon the sale of any shares received, any gain or loss, based on the difference between the sale price and the fair market value on the determination date (as defined above under Restricted Stock Awards), will be taxed as capital gain or loss. We generally should be entitled to a deduction equal to the amount of ordinary income recognized by the participant on the determination date, except to the extent such deduction is limited by applicable provisions of the Code.

New Plan Benefits

The benefits that will be awarded or paid under the 2005 Plan are not currently determinable. Awards granted under the 2005 Plan are within the discretion of the Committee, and the Committee has not determined future awards or who might receive them.

Existing Plan Benefits

The aggregate numbers of shares of common stock subject to outstanding options to certain persons under the 2005 Plan as of April 4, 2014, are as follows:

Person/Group	Number of Option Shares
John P. McLaughlin	15,085
Christopher Stone	—
Peter Garcia	—
Danny Hart	—
David Montez	—
Caroline Krumel	—
All current executive officers, as a group	15,085
All current directors who are not executive officers, as a group	42,500
All employees, excluding executive officers, as a group	—

As of April 4, 2014, no options have been granted under the 2005 Plan to any other nominee for election as a director, or any associate of any such director, nominee or executive officer, and no other person has been granted 5% or more of the total amount of outstanding options granted under the 2005 Plan.

THE BOARD RECOMMENDS A VOTE "FOR" PROPOSAL 4.

Equity Compensation Plan Information

As of December 31, 2013, we maintained one active stock-based compensation plan under which we could grant stock-based awards to officers and other employees, directors and consultants. Under our 2005 Plan, we are authorized to issue a variety of incentive awards, including stock options, stock appreciation rights, restricted stock awards, restricted stock unit awards, performance share and performance unit awards, deferred compensation awards and other stock-based or cash-based awards.

Prior to 2009, we had five stock-based incentive plans and one employee stock purchase plan under which we could grant stock based awards to officers and other employees, directors and consultants. These plans consisted of the 1993 Employee Stock Purchase Plan, 1991 Stock Option Plan, 1999 Stock Option Plan, 2002 Outside Directors Stock Option Plan and 2005 Plan, all of which were approved by our stockholders, and the 1999 Nonstatutory Stock Option Plan, which was not approved by our stockholders.

In February 2009, our Compensation Committee terminated the 2002 Outside Directors Stock Option Plan, subject to any outstanding options. In June 2009, our Compensation Committee terminated the 1993 Employee Stock Purchase Plan. In September 2009, our Compensation Committee terminated the 1991 Stock Option Plan. Also in September 2009, our Compensation Committee terminated the 1999 Stock Option Plan and the 1999 Nonstatutory Stock Option Plan, subject to any outstanding options. In June 2009, our stockholders approved amendments to the Company's 2005 Plan to expand persons eligible to participate in the plan to include our outside directors.

The following table sets forth information regarding all of our existing equity compensation plans under which we were authorized to issue shares of our common stock or which we have options outstanding as of December 31, 2013:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excludes securities reflect in column (a)) (c)
Equity compensation plans approved by security holders	67,476	$7.04	4,477,665	(2)
Equity compensation plans not approved by security holders(1)	105,000	$22.60	—
Total	172,476	$16.52	4,477,665

(1)

Consists of options that are outstanding, and shares available for future issuance under the 1999 Nonstatutory Stock Option Plan. See Note 15 to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2013, for a description of our 1999 Nonstatutory Stock Option Plan.

(2)	The shares remaining available for future issuance are all under the 2005 Plan.

COMPENSATION OF OUR DIRECTORS

In January 2012, in consultation with the Compensation Committee's compensation consultant, our Board established its compensation policy for outside directors. The cash and equity compensation payable to our outside directors in 2013 is described in this section. Members of our Board who are also employees of the Company are not entitled to any compensation with respect to their service as Board members.

Cash Compensation

In 2013, each outside director received a retainer of $100,000 per year, except for our Lead Director who received a retainer of $115,000 per year, for his or her service on our Board. Each outside director also received annual cash retainers for service on Board committees, as follows:

•	Each member of the Audit Committee received a retainer of $17,500 per year, except for the Chairperson of the Audit Committee who received a retainer of $30,000 per year, for his or her service on the Audit Committee.

•	Each member of the Compensation Committee received a retainer of $15,000 per year, except for the Chairperson of the Compensation Committee who received a retainer of $22,500 per year, for his or her service on the Compensation Committee.

•	Each member of the Litigation Committee received a retainer of $10,000 per year, except for the Chairperson of the Litigation Committee who received a retainer of $20,000 per year, for his or her service on the Litigation Committee.

•	Each member of the Nominating and Governance Committee received a retainer of $2,500 per year, except for the Chairperson of the Nominating and Governance Committee who received a retainer of $5,000 per year, for his or her service on the Nominating and Governance Committee.

All cash compensation paid to outside directors for their service on our Board and its committees is paid on a quarterly basis in arrears.

We also reimburse our directors for their reasonable travel expenses for Board and committee meetings. Our Board annually sponsors a multi-day off-site meeting to which our Board members may bring their spouses. When we hold such a meeting, we reimburse our Board members for their spouses' reasonable travel expenses for such off-site meeting.

Equity Compensation

We provide our outside directors with grants of restricted stock as a portion of their total compensation to ensure that our outside directors own common stock in the Company and their interests are aligned with our stockholders. As approved by our stockholders at the Company's 2009 Annual Meeting, each of our outside directors receives an annual grant of restricted stock under our 2005 Plan with a grant date value equal to $50,000, based on the closing price of our common stock on the date of grant. Such grants are made to each current outside director annually at the date of our annual general meeting of stockholders and to each new outside director upon his or her initial election to the Board. Each grant of restricted stock vests on the first anniversary of the grant date so long as the director continues to serve on our Board during the vesting period. During the vesting period, our outside directors have the right to vote their restricted stock and to receive any dividends or distributions paid on their restricted stock, except that dividends or distributions are accumulated and paid on the earlier of the vesting of the underlying stock in accordance with the vesting conditions of the original award or March 15th of the year following the payment of such dividend or distribution to all stockholders.

2013 Compensation of Directors

In 2013, our outside directors who served during 2013 on our Board earned the compensation set forth in the table below:

Director	Fees Earned	Stock Awards(1)	Total
David W. Gryska(2)	$—	$—	$—
Jody S. Lindell	$147,500	$50,000	$197,500
Paul W. Sandman	$155,000	$50,000	$205,000
Harold E. Selick, Ph.D.	$170,000	$50,000	$220,000

(1)

Amounts in this column represent the grant date fair value of the restricted stock granted to our outside directors, as determined in accordance with FASB ASC Topic 718. As of December 31, 2013, each of our outside directors had 5,974 unvested restricted stock awards.

(2)	Mr. Gryska joined the Board in March 2014.

Shares subject to options held by our outside directors as of December 31, 2013, are set forth in the table below:

	Shares Subject to Options Held as of December 31, 2013
Director	Vested	Unvested	Total
Paul W. Sandman	42,500	—	42,500

Stock Ownership Guidelines

Our Board has determined that ownership of our common stock by our officers and directors promotes a focus on long-term growth and aligns the interests of our officers and directors with those of our stockholders. As a result, our Board adopted stock ownership guidelines stating that our outside directors, our chief executive officer and our other five most-highly-compensated officers (based on annual base salary), should maintain certain minimum ownership levels of our common stock.

Our stock ownership guidelines encourage that each outside director should own shares of common stock with a value of at least one time the annual cash retainer we pay to the outside director not later than seven years after the date the person initially becomes an outside director. With the exception of Mr. Gryska who joined the Board in March 2014, all of our outside directors are in compliance with this requirement. We believe that Mr. Gryska will be in compliance with this requirement not later than seven years after the date he became an outside director.

The Board is permitted, in its discretion, to waive the application of our stock ownership guidelines to any covered individual if it determines that, as a result of the individual's personal circumstances, application of the ownership guidelines would result in a hardship.

EXECUTIVE OFFICERS

Certain information with respect to our current executive officers is set forth below. Under our Bylaws, each executive officer is appointed annually by our Board of Directors, and each holds office until such officer resigns, is removed, is otherwise disqualified to serve or such officer's successor is elected and qualified. There are no family relationships among any of our directors or executive officers.

Name	Age	Position
John P. McLaughlin	62	President and Chief Executive Officer
Christopher Stone	49	Vice President, General Counsel and Secretary
Peter Garcia	52	Vice President and Chief Financial Officer
Danny Hart	38	Deputy General Counsel and Assistant Secretary
David Montez	40	Controller and Chief Accounting Officer

John P. McLaughlin, please see discussion under "Proposal 1: Election of Directors – Members of the Board of Directors" for information about Mr. McLaughlin.

Christopher Stone joined the Company in February 2009 as our Vice President, General Counsel and Secretary. He brings more than 20 years of legal experience to the role. Before joining PDL, Mr. Stone served as Vice President of Legal Affairs and Corporate Secretary at LS9, an advanced biofuels development company, where his work included a focus on intellectual property protection and licensing. Prior to that time, he was Vice President of Intellectual Assets USA at Danisco A/S, a global producer of food ingredients, enzymes and bio-based solutions. From 1994 to 2005, Mr. Stone was with Genencor International, a biotechnology company that was acquired by Danisco in 2005, most recently as Vice President of Intellectual Property and General Patent Counsel. At Genencor, he handled all intellectual property matters, including developing and implementing an overall strategy for its domestic and international patent estate of approximately 3,700 patents and patent applications, and managed multiple litigation and interference proceedings and numerous European patent oppositions. Mr. Stone received a J.D. from the National Law Center at George Washington University and a B.S. in Biochemistry from the University of Massachusetts. He is an active member of the District of Columbia Bar, Nevada Bar (company counsel) and California Bar, and was admitted to practice before the United States Patent & Trademark Office in 1992.

Peter Garcia joined the Company in May 2013 as our Vice President and Chief Financial Officer. He also served as our Acting Chief Accounting Officer from May 2013 until July 2013. Before joining PDL, Mr. Garcia served as CFO of BioTime, Inc., which he joined in 2011. Between the years of 1996 and 2011, Mr. Garcia was CFO of six biotech and high-tech companies, including Marina Biotech, Nanosys, Nuvelo, Novacept, IntraBiotics Pharmaceuticals and Dendreon Corporation. While at these companies, he raised over $550 million, led multiple merger and acquisition transactions, and managed multiple functions including finance, accounting, treasury, investor relations, corporate communications, IT and facilities. From 1990 to 1996, he was a finance executive with Amgen. Mr. Garcia holds a B.A. in economics and sociology with honors from Stanford University and an MBA with an emphasis in finance and accounting from UCLA.

Danny Hart, our Deputy General Counsel and Assistant Secretary, joined the Company in January 2010 as the Company's Corporate Counsel. Since joining the Company, Mr. Hart was promoted to Associate Corporate Counsel and Assistant Secretary in April 2011 and then to his current position of Deputy General Counsel and Assistant Secretary in January 2012. From 2006 until he joined the Company, Mr. Hart worked as an associate with Hogan & Hartson LLP (now Hogan Lovells US LLP), a leading international law firm, where his practice focused on securities, corporate governance and mergers and acquisitions. Before joining Hogan & Hartson, Mr. Hart began his legal career at Skadden, Arps, Slate, Meagher & Flom LLP, a leading international law firm, where he focused on corporate restructurings. Mr. Hart received a J.D. from Vanderbilt University Law School and a B.A. from the University of Washington in Seattle. He is licensed to practice as company counsel in Nevada and holds an active license to practice law in the State of Delaware and an inactive license in the State of Colorado.

David Montez joined the Company in July 2013 as our Controller and Chief Accounting Officer. He brings more than a decade of accounting experience to the role. Before joining PDL, Mr. Montez served as the Director of Finance and Corporate Controller at GlassPoint Solar, Inc., the leader in solar enhanced oil recovery, where he managed multiple functions including global finance, accounting, IT and human resources. From 2005 to 2011, Mr. Montez was an Audit Senior Manager with Moss Adams. Mr. Montez has also served as Revenue Controller for Harmonic Inc. and began his accounting career at PricewaterhouseCoopers, LLP. Mr. Montez received a B.A. from the University of Utah and is a certified public accountant.

COMPENSATION DISCUSSION & ANALYSIS

Overview

This Compensation Discussion & Analysis describes our compensation program as it relates to our named executive officers set forth below in the Summary Compensation Table. In this Compensation Discussion & Analysis, we first present an executive summary of our compensation program for our named executive officers. Next, we discuss the philosophy and objectives of our executive compensation program in greater detail and we review the process the Compensation Committee follows in deciding how to compensate our named executive officers. We then present a brief overview of the specific elements of our compensation program and we present a detailed discussion and analysis of the Compensation Committee's specific decisions about the compensation of our named executive officers for fiscal year 2013.

This Compensation Discussion & Analysis contains forward-looking statements that are based on our current plans, considerations, expectations and determinations regarding future compensation programs. The actual compensation programs that we adopt in the future may differ materially from currently planned programs as summarized in this discussion.

Executive Summary

Fiscal 2013 Performance

In 2013, we reported total revenue of $442.9 million, an 18.3% increase over 2012 revenue and an approximate 22.3% increase over the Company's revenue in 2011. We are a unique public company consisting of fewer than ten employees and maintain the highest revenue-per-employee in our industry with limited expenses related to operating as a public company. We are entirely focused on increasing the return to our stockholders over the life of our current assets, and, if possible, acquiring assets and completing transactions that extend our ability to pay dividends beyond the expiration of the Queen et al. patents. The following paragraphs highlight three areas of our business where we took action in 2013 to increase the rate of return to our stockholders and extend our ability to pay dividends.

Income Generating Asset Acquisitions

This year, the Company continued to pursue its strategic initiative to extend the distribution of dividend payments to its stockholders for a longer period of time by completing income generating asset transactions. In 2013, the Company completed six notable transactions, utilizing over $360 million of the Company's available cash and cash equivalents and bringing the Company's two-year transaction total to nearly $500 million.

The Company has transitioned to actively managing its portfolio of income generating assets while evaluating new transactions. At the conclusion of 2013, the portfolio of assets under management (excluding the Queen et al. patents) is in excess of $400 million. The Company's assets under management grew by over 361% from the end of 2012 to the end of 2013.

While the Company's intent is to focus on and build returns in later years after expiration of the Queen et al. patents, in 2013 the Company generated approximately $30.1 million in income and revenue that was attributable to the income generating acquisitions and recognized a year-over-year growth of over 378% from the Company's non-Queen et al. income and revenue.

Protection of Queen et al. Patent Revenues

Throughout 2013, the Company continued its proactive litigation strategy in an effort to protect its most valuable asset, the Queen et al. patents. As validated by the Company's settlement with Genentech, Inc. (Genentech) and F. Hoffman- La Roche Ltd. (Roche) in early 2014, the Company's litigation efforts throughout 2013 were meaningful and advanced our stockholder's interests by increasing the rate of return to our stockholders and extending our ability to pay dividends.

Under the terms of the settlement agreement, PDL successfully increased the worldwide royalty rate to a fixed royalty rate of 2.125% from the effective date of the settlement agreement. Before the settlement agreement, the blended royalty rate on worldwide sales in 2013 was approximately 1.9%. Further, PDL received an up front payment from Genentech that corresponds to the value that would have been received had the fixed royalty rate been in place as of August 15, 2013. Critically, the settlement agreement ensures that PDL will continue to receive royalty payments from its Queen et al. patents by precluding Genentech and Roche from ever again challenging the validity of any of PDL's patent rights, including its supplementary protection certificates in Europe, from ever again contesting whether PDL's patents cover Avastin®, Herceptin®, Lucentis®, Xolair®, Perjeta®, Kadcyla® and Gadzyva® and from ever again contesting Genentech and Roche's obligation to pay royalties based on patent invalidity, scope or enforceability or due to the invalidity or unenforceability of our license agreements. The settlement agreement further clarifies the obligations of the parties with respect to the conduct of any audits initiated by PDL of the books and records of Genentech, which will ensure a more timely and efficient process as well as a full and fair audit procedure. Finally, the agreement clarifies that the sales amounts from which the royalty is calculated does not include certain taxes and discounts.

The net result of PDL's litigation efforts in 2013 is a settlement agreement that creates certainty of royalty payment by Genentech, ensures that royalties received from the Queen et al. patents will in all likelihood exceed those that would have been received under the previously governing license agreements, clarifies the length of the royalty payments and greatly minimizes the chance of future disputes between the parties.

Dividends and Total Stockholder Return

In 2013, the Company continued to pay its notably high yield quarterly dividend of $0.15 per share, totaling $0.60 per share for the year.

In addition to creating additional sources of revenue and income to the Company, we achieved a total stockholder return (TSR) of 23.8% in 2013, which compares with 13.6% over three years and 10.6% over five years. Relative to the list of companies our Compensation Committee, in consultation with its independent compensation consultant, prepared as comparable companies with which it could evaluate the compensation of our named executive officers, PDL's one-year, three-year and five-year TSRs were better than 71.4%, 42.9% and 50.0%, respectively, of the comparator companies (that are still in existence) selected by the Compensation Committee for 2013 compensation decisions. When our TSR is compared to the "peer companies" selected by Institutional Shareholder Services (ISS) (that are still in existence), we outperformed 80.0% in 2013, 35.0% over three years and 40.0% over five years.

Fiscal 2013 Executive Compensation

Our Compensation Committee is focused on tying cash compensation to Company performance and putting cash compensation "at risk." "At-risk" cash payments to our CEO increased to 56.5% in 2013 from 17.0% in 2010 (2011 is absent as a long-term incentive plan did not vest and therefore is not included), as illustrated in the chart below:

For fiscal year 2013, our Compensation Committee reviewed the base salary of each of our named executive officers and performance of the Company as well as an analysis and summary of competitive market practice prepared by Setren, the Compensation Committee's independent compensation consultant at the time. Based on this review, the Compensation Committee decided to raise certain of the named executive officers' salaries so that their base salaries are near or at the 50th percentile of the Compensation Committee's comparator companies and to give cost-of-living adjustments to the remaining named executive officers.

With respect to the annual cash bonus, the Compensation Committee established the 2013 Annual Bonus Plan for fiscal year 2013. This annual cash bonus is intended to incentivize and reward our named executive officers for accomplishing corporate (75% weighting) and individual (25% weighting) goals, except for our chief executive officer whose bonus is determined solely on the performance of the Company against its corporate goals. The annual cash bonus is compensation that is entirely at risk in the case of underperformance, and while target bonus amounts are set by the Compensation Committee in consultation with Setren, the Compensation Committee determines the ultimate amount of the cash bonus, which can range between zero and a maximum bonus level, not to exceed 150% of the annual target bonus, based on accomplishment of corporate and individual goals.

In December 2013, the Compensation Committee evaluated the Company's performance against the 2013 corporate performance goals (as well as the performance of each of the named executive officers, other than the chief executive officer, against their individual goals). The Compensation Committee determined that, while corporate performance exceeded 150% of the 2013 corporate goals established for the Company's 2013 Annual Bonus Plan, the payments under the plan would be limited by the established plan cap of 150%.

The amount of base salary and cash bonus earned by each named executive officer for fiscal year 2013 is set forth in the Summary Compensation Table on page 48.

In January 2013, the Compensation Committee established the 2013/2014 Long-Term Incentive Plan, or the 2013/14 LTIP, for our named executive officers. The 2013/14 LTIP is comprised of two components: (i) the right to receive a cash payment and (ii) a number of unvested restricted shares of our common stock with a specific grant value. The purpose of the 2013/14 LTIP is to enhance stockholder return over the long term, through promotion of long-term corporate goals and retention of the Company's management team. The 2013/14 LTIP vests in December 2014. Our Compensation Committee recognizes that the attainment of long-term goals typically takes more than one year to accomplish and therefore our annual cash bonus plan inadequately incentivizes those goals.

Our Compensation Committee is focused on linking a significant percentage of compensation to performance and putting a majority of its named executive officers' compensation at risk.  Accordingly, the long-term incentive plan adopted by our Compensation Committee in January 2013 states that all of the compensation that could be earned under the plan is at risk and tied to the achievement of performance criteria.

In December 2013, the 2012/13 LTIP vested and paid to the named executive officers eligible for payment under the plan. The amount earned under the 2012/13 LTIP is discussed under the section "Long-Term Incentive" beginning on page 42.

Selected Compensation Governance Highlights

Our executive compensation program includes the following compensation governance features and controls, among others:

•	Our Compensation Committee is comprised solely of independent directors.

•	Our named executive officers receive no supplemental executive retirement benefits or perquisites.

•	We do not gross-up tax payments for our named executive officers.

•

Our chief executive officer's annual cash bonus is 100% attributable to the achievement of corporate goals set by the Compensation Committee and ratified by the Board and is fully at risk of non-payment in the event of unsatisfactory performance, thereby putting 50% of our chief executive officer's annual cash compensation (comprised of base salary and an annual cash bonus opportunity) at risk and tied to the Company's annual performance.

•	Our long-term incentive plans have been designed to retain our valuable management, align the interest of management with our stockholders and incentivize long-term performance.

•	We maintain stock ownership guidelines for our directors and executive officers.

•

We use grants of restricted stock in connection with the Company's long-term incentive plans rather than stock options because, in the opinion of our Compensation Committee, use of actual shares, which receive dividends, rather than options, which do not receive dividends, causes our named executive officers and our employees to be more careful with risk and directly aligns their interests with the interests of our stockholders, who are overwhelmingly interested in our payment of dividends.

•

We strictly prohibit our executive officers from "short sales," hedging and monetization transactions (such as zero-cost collars and forward sale contracts), holding PDL securities in margin accounts and pledging PDL securities as collateral for loans.

•

We have adopted a clawback policy to prevent executives involved in certain wrongful conduct from unjustly benefiting from that conduct, and to remove the financial incentives to engage in that conduct.

Compensation decisions and other details are discussed in greater detail in the remainder of this Compensation Discussion & Analysis.

Executive Compensation Program Philosophy and Objectives

The Company has a unique business model in the biopharmaceutical industry because we conduct no clinical research, development or commercialization activities, but rather earn substantially all our revenues from royalties and other income generating assets. In order to efficiently conduct our operations, we rely on a small staff of fewer than ten persons, with our principal place of business being in the State of Nevada. To achieve our corporate goals, we need a highly talented and seasoned team of business professionals. We compete with many other companies in seeking to attract and retain a skilled management team and suffer from the disadvantages of being located in a remote location with limited access to top executive talent and having a potentially short corporate existence due to the loss of significant royalty revenues after expiry of the Company's patents in 2014.

The Compensation Committee has structured our executive compensation program to take into account our unique business model, location and potentially short corporate existence. Accordingly, the Compensation Committee utilizes four types of compensation to attract and retain a talented management team: base salary, annual cash bonus, long-term incentive compensation and employee benefits.

The goals of our executive compensation established by the Compensation Committee are fourfold:

•	Structure our compensation plans to effectively motivate our executive leadership to achieve the stated goals of the Company and to perform in a manner that maximizes stockholder value.

•

Offer executive compensation programs that are competitive in the marketplace to enable us to recruit high-quality candidates for senior leadership positions and to retain these executives through appropriate base compensation, equity and cash awards and incentives.

•

Strike a balance of short-term and long-term incentives tied to our named executive officers' individual performance and their contribution to our annual and long-term company-wide goals and objectives.

•	Align the interests of our named executive officers and stockholders through the use of equity incentives, performance metrics and ownership requirements of PDL stock.

Our business mission is to enhance stockholder value by: (i) managing our intellectual property to maximize the value of our patent portfolio and related assets and (ii) acquiring new income generating assets. Because these goals are accomplished over a varied period of time, the Compensation Committee has established a compensation program that utilizes a mix of annual and long-term incentives to assure that management and employees are focused on attainment of the Company's corporate goals, whether these goals are short- or long-term. Our Compensation Committee has not employed any specific policies for allocating compensation between annual and long-term compensation, between cash and non-cash compensation or among different forms of non-cash compensation; although it has determined that its current compensation structure adequately accomplishes the Company's objectives.

The Compensation Committee structures our executive compensation program in a manner that it thinks does not promote inappropriate risk taking by our executives, but rather encourages them to take a balanced approach, focused on achieving our corporate goals and enhancing stockholder return. For example, the Company does not currently award stock options; the Compensation Committee instead utilizes restricted stock awards that capture dividend payments and promote a sense of ownership among management and the Company's employees. Further, our named executive officers are subject to stock ownership guidelines, requiring them to own a defined multiple of their base salary.  A more complete discussion regarding the risk assessment process can be found at "Risk Assessment of Compensation Policies" above.

Executive Compensation Process

When making executive compensation program decisions, our Compensation Committee reviews: (i) the Company's competitive market compensation data; (ii) the Company's performance against the Company's corporate goals and objectives; (iii) the Company's performance relative to its comparator companies; (iv) individual officer qualifications and performance based on specified performance metrics; and (v) the unique circumstances of the Company. To accomplish these reviews, the Compensation Committee engaged Setren, a life sciences compensation consultant, to provide advice on competitive market practice and recommendations for structuring our named executive officers' compensation for fiscal year 2013, and the Company engaged ISS to provide market performance and performance metric data for fiscal year 2012 for the Compensation Committee's fiscal year 2013 compensation decisions.

Comparator Companies

Due to the Company's unique business model and circumstances, our Compensation Committee has found it difficult to establish an appropriate group of peer companies against which to benchmark our named executive officers' compensation. Instead, our Compensation Committee directed its compensation consultant to prepare a list of comparator companies from the healthcare industry with revenues between $100 million and $600 million (the comparator companies). The Compensation Committee has determined that such search parameters are appropriate based on the sector from which the Company primarily draws its management and the range of revenue being comparable to the Company's revenue. The resulting list of companies is refined to select those companies that most closely resemble the Company. The list of comparator companies is updated annually as the previous year's companies may no longer fit the Company's specified parameters. The list of comparator companies for 2013 demonstrates the Compensation Committee's focus on selecting companies relatively similar in industry sector and size (after taking into account that the Company is unique in its business model and circumstances):

Acorda Therapeutics	ISTA Pharmaceuticals	Salix Pharmaceuticals
Auxilium Pharmaceuticals	Jazz Pharmaceuticals	Santarus
BioMarin Pharmaceutical	Momenta Pharmaceuticals	Spectrum Pharmaceuticals
Dendreon	Myriad Genetics	The Medicines Company
Emergent BioSolutions	Onyx Pharmaceuticals	ViroPharma
Genomic Health	Regeneron Pharmaceuticals

Competitive Market Data

Our Compensation Committee reviewed the resulting competitive market compensation data prepared by Setren from the list of comparator companies. Our Compensation Committee has determined that, in order to attract the executive talent necessary to lead the Company, target total direct compensation (comprised of base salary, annual bonus opportunity and long-term incentive opportunity) should be near or at the 50th percentile of the comparator companies.

Performance Data

Our Compensation Committee reviewed the Company's and individual performance relative to established corporate and individual goals when making compensation decisions for fiscal year 2013.  Additionally, the Compensation Committee reviewed and considered pay-for-performance reports prepared by ISS to confirm that the Company's pay practices are reasonable relative to the Company's performance and are in line with industry and market practices and standards. The ISS peer companies for 2013 were:

Acorda Therapeutics	Hi-Tech Pharmacal	Salix Pharmaceuticals
Alkermes	Impax Laboratories	Santarus
Auxilium Pharmaceuticals	Incyte	Seattle Genetics
Cepheid	Jazz Pharmaceuticals	Spectrum Pharmaceuticals
Cubist Pharmaceuticals	Medivation	The Medicines Company
Dendreon	Myriad Genetics	United Therapeutics
Emergent BioSolutions	Questcor Pharmaceuticals	ViroPharma
Genomic Health

Qualifications and Unique Company Existence

In addition to analyzing market compensation and performance data, the Compensation Committee considers an individual's qualifications, experience and contribution to the Company when making compensation decisions, as well as the Company's unique business model, the difficulty in locating experienced and qualified executive officer candidates in the remote area surrounding the Company's headquarters, the Company's potentially short-term corporate existence (resulting in our named executive officers' potentially short-term employment with the Company) and the fact that we require our named executive officers to be located proximate to the Company's headquarters in Nevada.

No Delegation of Compensation Decisions

The Compensation Committee has not delegated any of its exclusive power to determine matters of executive compensation and benefits. Our chief executive officer assists the Compensation Committee by presenting proposals and recommendations to the Compensation Committee, information on Company and individual performance of the named executive officers and management's perspective and recommendations on compensation matters (our chief executive officer recuses himself from that portion of the Compensation Committee meetings involving deliberation and decision making of his own compensation). The Compensation Committee reports to the Board on the major items covered at each Compensation Committee meeting.

Compensation Program Elements

The annual compensation payable to our named executive officers is composed of four elements which are designed together to motivate our officers to meet our strategic goals. These four elements are: (i) base salary, (ii) annual cash bonus, (iii) long-term incentive and (iv) employee benefits.

In addition, we provide other limited perquisites, benefits and severance, but such perquisites and benefits, other than a housing allowance provided to a limited number of employees, are generally available to all of our employees on the same terms as to our named executive officers.

Each element — and why we pay it — is discussed below.

Base Salary

Base salary is the fundamental, fixed element of our named executive officers' compensation and the foundation for each named executive officer's total compensation.

In order to attract the executive talent necessary to lead the Company, our Compensation Committee thinks that base salary should be at or near the 50th percentile of similar-sized companies within the biotechnology industry and should be based on an individual's qualifications, experience and contribution to the Company. When setting base salaries for our named executive officers, the Compensation Committee considers the Company's unique business model, the executive officers' prior performance, individual contributions, responsibilities, experience and position, the difficulty in locating experienced and qualified executive officer candidates in the remote area surrounding the Company's headquarters, the Company's potentially short-term corporate existence (resulting in our named executive officers' potentially short-term employment with the Company) and the fact that we require our named executive officers to be located proximate to the Company's headquarters in Nevada.

Base salaries are reviewed annually and may be adjusted by our Compensation Committee taking into account the individual performance of the named executive officer as well as that of the Company as a whole.

For fiscal year 2013, the Compensation Committee reviewed the base salary and performance of each of our named executive officers, the performance of the Company and Setren's analysis and summary of the market practice of the comparator companies. The Compensation Committee determined that the base salaries of two of the named executive officers were lower than the 50th percentile at both its comparator companies and the 2012 Radford Biotechnology Survey, while the other base salaries were at or near the average of the 50th percentile. Based on this review, and a qualitative review of the overall performance of each named executive officer and the unique role of each named executive officer within the Company, the Compensation Committee determined to raise the base salaries of its named executive officers. The base salaries for Messrs. McLaughlin and Stone were increased by an equivalent cost-of-living adjustment, and the base salary for Ms. Krumel was increased to at or near the average of the 50th percentile. The base salary of Mr. Hart was increased in January 2013 and then again in May 2013 so that it was aligned to reflect his increased contribution to the Company in the Company's income generating asset acquisition strategy.

Upon the hiring of Messrs. Garcia and Montez, the Compensation Committee, with the assistance of Barney, performed an analysis equivalent to that used for its existing named executive officers and targeted their base salary to be at or near the 50th percentile of similar-sized companies within the biotechnology industry. The fiscal year 2013 base salaries for our named executive officers are set forth in the table below:

Name	Title	2013 Base Salary	% Increase from 2012 Base Salary
John P. McLaughlin	President and Chief Executive Officer	$695,250	3.0%
Christopher Stone	Vice President, General Counsel and Secretary	$401,700	3.0%
Peter Garcia(1)	Vice President and Chief Financial Officer	$390,000	—
Danny Hart(2)	Deputy General Counsel and Assistant Secretary	$306,000	29.1%
David Montez(1)	Controller and Chief Accounting Officer	$240,000	—
Caroline Krumel	Former Vice President of Finance and Principal Accounting Officer	$255,960	8.0%

(1)	Raises for Messrs. Garcia and Montez absent from this table because their appointments to officers of the Company occurred in 2013.
(2)	Mr. Hart's base salary was increased to $255,960 in January 2013 and to $306,000 in May 2013.

Annual Cash Bonus

The second component of our named executive officers' total compensation is the annual cash bonus. The annual cash bonus is intended to encourage high levels of individual and Company performance by rewarding our named executive officers for their individual contributions and our overall performance during the year.

As discussed above, in order to attract the executive talent necessary to lead the Company, our Compensation Committee thinks that total compensation should be near or at the 50th percentile of other similar-sized companies within the biotechnology industry and should be based on an individual's qualifications and experience. Furthermore, our Compensation Committee thinks that a significant portion of a named executive officer's compensation should be based on Company and individual performance. As a result, we provide our named executive officers with an annual cash bonus opportunity that can be earned based on achievement of certain predetermined corporate and, in the case of the named executive officers other than our chief executive officer, individual performance goals.

As with base salary, when determining annual bonus opportunities, the Compensation Committee considers the Company's unique business model, the executive officers' prior performance, individual contributions, responsibilities, experience and position, the difficulty in locating experienced and qualified executive officer candidates in the remote area surrounding the Company's headquarters, the Company's potentially short-term corporate existence (resulting in our named executive officers' potentially short-term employment with the Company) and the fact that we require our named executive officers to be located proximate to the Company's headquarters in Nevada.

Fiscal Year 2013 Bonus Evaluation

For fiscal year 2013, the Compensation Committee established the 2013 Annual Bonus Plan. The 2013 Annual Bonus Plan is composed entirely of cash and is compensation entirely at risk, depending on performance. In the event of underperformance, the Compensation Committee may elect to award no bonus. In the event of performance that exceeds the Compensation Committee's performance expectations, the bonus amount is capped at a maximum of 150% of the target amount, unless the Compensation Committee determines in its discretion to award amounts outside of and in addition to the 2013 Annual Bonus Plan.

As part of the 2013 Annual Bonus Plan, the Board reviewed and approved the Company's corporate goals for 2013, and the Compensation Committee reviewed and approved individual goals for our officers as well as the weighting of corporate and individual goals in determining their bonuses for fiscal year 2013.

In determining the appropriate ratio of corporate goals and individual goals for measuring overall performance, the Compensation Committee has determined that the chief executive officer's performance should be measured solely on the basis of the Company's overall performance with respect to corporate goals. With respect to the other named executive officers, the Compensation Committee has determined that the ratio should be heavily skewed toward the attainment of the corporate goals, but also recognized that, in a company with a small staff such as PDL, some weight should be accorded to the attainment of individual goals because the individual goals contribute toward attainment of the corporate goals.

In connection with its annual cash bonus, the Compensation Committee reviewed the target bonus (as a percentage of base salary) of each named executive officer and Setren's analysis and summary of the market practice of the comparator companies. The Compensation Committee determined that the target bonus percentages of Messrs. McLaughlin and Stone and Ms. Krumel were near or at the 50th percentile at both its comparator companies and the 2012 Radford Biotechnology Survey and that the target bonus percentage of Mr. Hart was below the 50th percentile based on his increased contribution to the Company. Based on this review, and a review of the performance of Mr. Hart, the Compensation Committee determined to raise his target bonus percentage to a percentage at or near the 50th percentile of the comparator companies and the Radford Biotechnology Survey.

Upon the hiring of Messrs. Garcia and Montez, the Compensation Committee, with the assistance of Barney, performed an analysis equivalent to that used for its existing named executive officers and targeted their target bonus percentage to be at or near the 50th percentile of similar-sized companies within the biotechnology industry. The target and maximum bonus (as a percentage of base salary) and the ratio of corporate to individual goals for each named executive officer are set forth in the table below:

Name	Title	2012 Target Bonus	2013 Target Bonus	2013 Maximum Bonus	Ratio of 2013 Corporate Goals/ 2013 Individual Goals
John P. McLaughlin	President and Chief Executive Officer	100%	100%	150%	100%/0
Christopher Stone	Vice President, General Counsel and Secretary	50%	50%	75%	75%/25
Peter Garcia(1)	Vice President and Chief Financial Officer	—	50%	75%	75%/25
Danny Hart	Deputy General Counsel and Assistant Secretary	30%	40%	60%	75%/25
David Montez(1)	Controller and Chief Accounting Officer	—	30%	45%	75%/25
Caroline Krumel(2)	Former Vice President of Finance and Principal Accounting Officer	—	—	—	—

(1)

The 2013 target bonus percentages for Messrs. Garcia and Montez were not evaluated along with the other named executive officers because at the time of the target bonus evaluation, Messrs. Garcia and Montez were not officers of the Company (although Messrs. Garcia's and Montez's target bonus percentages were evaluated in connection with their respective employment offers). Because Messrs. Garcia and Montez joined the Company mid-year, they were each eligible to receive a prorated portion of their target bonus in 2013.

(2)	Ms. Krumel was not considered for the 2013 Annual Bonus Plan because she resigned from the Company before the plan was adopted.

Corporate Goals

Our corporate goals for 2013 and the relative weight ascribed to them are set forth in the table below:

2013 Corporate Goal	Weight
Optimize Value of Patent Estate	35%
Implement Corporate Strategy & Business Development	50%
Human Resources	15%
Total	100%

The Compensation Committee monitored the achievement of the 2013 corporate goals throughout the year.

Individual Goals

Christopher Stone

Goals for 2013 for Christopher Stone, our Vice President, General Counsel and Secretary, included: (i) manage litigation with Roche/Genentech; (ii) perform diligence for income generating asset acquisition opportunities; (iii) manage newly approved licensed product issues related to the Queen et al. patents and other acquired patents, as applicable; (iv) strengthen PDL's position with respect to its foreign patents; and (v) manage and address any new litigation or disputes, as applicable. A specific value was not attached to each goal.

Peter Garcia

Goals for 2013 for Peter Garcia, our Vice President and Chief Financial Officer, included: (i) assess and build finance group with qualified individuals; (ii) enhance financial reporting process; (iii) develop knowledge of PDL licensed products; (iv) develop relationships with PDL's analysts and investment bankers; (v) assume significant responsibility for investor relations; (vi) review and recommend changes to PDL's capital structure; (vii) assist in financial evaluation of income generating assets; and (viii) manage D&O insurance renewal. A specific value was not attached to each goal.

Danny Hart

Goals for 2013 for Danny Hart, our Deputy General Counsel and Assistant Secretary, included: (i) manage income generating asset acquisition process, including drafting and negotiation of terms; (ii) support Compensation Committee in meeting regulatory and governance standards; (iii) direct and manage 2013 proxy and annual meeting; (iv) advise Board of Directors and recommend improvements to optimize corporate governance; (v) provide legal support for “34 Act reporting; (vi) manage legal component of debt related issues and transactions; (vii) assess and develop asset acquisition activities; and (viii) continue relevant education. A specific value was not attached to each goal.

David Montez

Goals for 2013 for David Montez, our Controller and Chief Accounting Officer, included: (i) prepare SEC financial filings; (ii) manage financial and Sarbanes-Oxley audits; (iii) research and determine financial reporting and disclosure impact, prepare technical memos to support the Company's accounting treatment for periodic transactions and newly issued accounting pronouncements and ensure timely adoption of the same; (iv) manage preparation of financial statements; (v) direct and coordinate budget management functions; (vi) direct and coordinate debt service payments; (vii) manage federal and state tax audits; (viii) ensure compliance with local, state and federal tax laws and regulations; (ix) ensure compliance with 401(k) reporting requirements. A specific value was not attached to each goal.

2013 Performance Evaluations and Bonus Amounts

The 2013 Annual Bonus Plan requires that our chief executive officer conduct the performance reviews of our other named executive officers that are then reviewed by our Compensation Committee. Following these assessments, our Compensation Committee determines the attainment percent of the goals for our other named executive officers. Our Compensation Committee is responsible for evaluating our chief executive officer's performance.

In December 2013, the Compensation Committee evaluated the Company's performance against the 2013 corporate performance goals. The Compensation Committee determined that, while corporate performance exceeded 150% of the 2013 corporate goals established for the Company's 2013 Annual Bonus Plan, the payments under the plan would be limited by the established plan cap of 150%. The Compensation Committee then reviewed the individual 2013 performance of each of the Company's named executive officers and, specifically, their level of achievement of the individual goals established for them at the beginning of 2013, their management and leadership, their professional contributions and their technical and organizational contributions. Based on its review, the Compensation Committee determined that:

•	Mr. McLaughlin, whose 2013 Annual Bonus Plan is based solely upon the achievement of corporate goals, would receive 150% of the target amount;

•

Mr. Stone achieved all of his individual goals in 2013 and that, combined with his continued superior performance and contribution in 2013, resulted in Mr. Stone achieving his individual goals for the 2013 Annual Bonus Plan at 150%;

•

Mr. Garcia achieved all of his individual goals in 2013 and that, combined with his superior performance and contribution in 2013, resulted in Mr. Garcia achieving his individual goals for the 2013 Annual Bonus Plan at 150%, subject to proration;

•

Mr. Hart achieved all of his individual goals in 2013 and that, combined with his continued superior performance and contribution to the Company in 2013, resulted in Mr. Hart achieving his individual goals at 150% and receiving an additional one-time discretionary bonus equal to $100,000 to reflect his increased contribution to the Company in the Company's income generating asset acquisition strategy and value to the Company; and

•

Mr. Montez achieved all of his individual goals in 2013 and that, combined with his strong performance and contribution in 2013, resulted in Mr. Montez achieving his individual goals for the 2013 Annual Bonus Plan at 105%, subject to proration.

Following this review, the Compensation Committee approved bonus payments to each of the named executive officers based on the above determinations:

Name	Title	2013 Annual Bonus Plan Bonus
John P. McLaughlin	President and Chief Executive Officer	$1,042,875
Christopher Stone	Vice President, General Counsel and Secretary	$301,275
Peter Garcia(1)	Vice President and Chief Financial Officer	$239,850
Danny Hart	Deputy General Counsel and Assistant Secretary	$183,600
David Montez(1)	Controller and Chief Accounting Officer	$57,942
Caroline Krumel(2)	Former Vice President of Finance and Principal Accounting Officer	$—

(1)

Bonuses for Messrs. Garcia and Montez were prorated because their appointments to officers of the Company occurred after April 2013, the date after which proration occurs under the 2013 Annual Bonus Plan.

(2)	Ms. Krumel was not eligible to receive a bonus under the 2013 Annual Bonus Plan because she resigned from the Company before the plan was adopted.

Long-Term Incentive

The third component of the Company's compensation strategy is the long-term incentive plan. As currently arranged, the named executive officers receive long-term incentives that vest at the end of the year following the year in which the long-term incentive plan is adopted, making it subject to a two-year performance period.

Staggered Plans Promote Retention

The purpose of our long-term incentive plan is to enhance stockholder return over the long-term, through promotion of long-term corporate goals and retention of the Company's management team. The Compensation Committee recognizes that continuity of a management team is critical to corporate success in most instances and, therefore, it is in the Company's best interests to retain certain key members of the Company. Our Compensation Committee has determined that the use of staggered plans increases the effectiveness of the retention component of the long-term incentive plans. Rather than implement a single plan that vests at the end of three or more years, the Compensation Committee staggers two, two-year long-term incentive plans. The result is that when a long-term incentive plan vests, the named executive officers remain at the midpoint in vesting under the second, staggered plan.

In January 2012, the Compensation Committee adopted a long-term incentive plan that vested in December 2013, and paid to eligible named executive officers soon thereafter (the 2012/13 LTIP). In January 2013, the Compensation Committee adopted a second long-term incentive plan that will vest in December 2014, the 2013/14 LTIP, and that overlaps with the recently vested long-term incentive plan. Beginning with the 2013/14 LTIP, all payments under the Company's long-term incentive plans are performance based and at risk of non-payment in the event of underperformance.

Plan Components

Under the long-term incentive plans, each executive officer is eligible for awards consisting of: (i) restricted stock and (ii) a cash payment. The Compensation Committee fashioned the long-term incentive plan to consist of a mix of 70% cash and 30% restricted stock. In determining the appropriate mix of cash and non-cash, the Compensation Committee determined that it was important to include a significant cash component because: (i) the cash component could easily be subjected to adjustments that would incentivize the accomplishment of certain, valuable long-term goals and (ii) in the event that the Company's management successfully accomplished a transaction that resulted in a change in control and the loss of employment for some or all of the named executive officers, the cash component would provide financial support in the likely event that the officers are terminated following such a transaction. The equity component seeks to align management's interest with the interests of our stockholders by ensuring that: (i) only transactions on terms attractive to equity holders are implemented and (ii) management is incentivized to continue the Company's robust dividend payments. The equity component is not subject to adjustment.

In order to attract the executive talent necessary to lead the Company, our Compensation Committee thinks that the long-term incentive should be at or near the 50th percentile of similar-sized companies within the biotechnology industry and should be based on an individual's qualifications, experience and contribution to the Company. When setting the long-term incentive for our named executive officers, the Compensation Committee considers the Company's unique business model, the executive officers' prior performance, individual contributions, responsibilities, experience and position, the difficulty in locating experienced and qualified executive officer candidates in the remote area surrounding the Company's headquarters, the Company's potentially short-term corporate existence (resulting in our named executive officers' potentially short-term employment with the Company) and the fact that we require our named executive officers to be located proximate to the Company's headquarters in Nevada. After considering the above and setting the value of the long-term incentive for each named executive officer, the Compensation Committee discounts the amount of the long-term incentive as recognition that the plans have historically vested after only two years.

Equity

Subject to the acceleration provisions set forth in the severance agreements of the named executive officers and the long-term incentive plans described below, the restricted stock award vests at the end of the two-year plan, provided that the named executive officer remains employed by the Company through such date. Under the 2013/14 LTIP, in addition to remaining employed by the Company through the end of the two-year plan, the Company must meet minimum two-year performance goals for the restricted stock award to vest. The performance goals for the 2013/14 LTIP relate to the acquisition of income generating assets and the sale of the Company.

Dividend payments and other distributions made on the restricted stock during the vesting period of the restricted stock will accrue through the vesting period and will be paid, plus interest, to the named executive officer upon vesting of the restricted stock award. If the minimum performance goals for the 2013/14 LTIP restricted stock award are not met, the accrued dividend payments and other distributions will be forfeited. In the event of a change in control, the long-term incentive plan directs that vesting of the restricted stock award, including any accrued but unpaid dividends or other distributions, plus interest, and the target cash payment, including any adjustments (as discussed below) earned on the target cash payment, will accelerate and pay in connection with the change in control.

Cash

Payment of the cash payment under the long-term incentive plan will be made on or as soon as practicable after the plan vests, provided that the named executive officer remains employed by the Company through the vesting date. While the 2012/13 LTIP only required the passage of time to vest and pay at the target award amounts, the Compensation Committee fashioned the 2013/14 LTIP so that payments under the plan will not occur unless the Company meets minimum performance goals. The performance goals for the 2013/14 LTIP relate to the acquisition of income generating assets and the sale of the Company and were selected as the goals most likely to increase stockholder return during the life of the plan.

With each long-term incentive plan, the Compensation Committee adopts performance goals that allow for incremental payment increases expressed as a percentage of the target cash payment when target goals are exceeded (the adjustment).  In the case of the 2013/14 LTIP, all payments under the Company's long-term incentive plans are performance based and at risk of non-payment in the event of underperformance. The amount of the adjustment and the achievement of each performance goal are determined by the Compensation Committee, in its sole discretion, provided that the aggregate maximum cash payment that any named executive officer may receive under the 2012/13 LTIP may not exceed two times his target cash payment. The adjustment for each performance goal under the 2012/13 LTIP is set forth in the table below:

Performance Goal	Adjustment
Protection of European Union Queen et al. Patent Rights	40%
Sale or Merger of Company (premium to current share price 20%-50%)	20-50%
Royalty rights acquisition and financing, if applicable (total NPV of $75M, $100M or $150M = 30%, 40% or 50% adjustment, respectively)	30-50%

The Compensation Committee determined the above adjustment percentages by assessing the value delivered to the Company's stockholders as well as the difficulty of attaining each of the specified performance goals. For example, the Compensation Committee has determined that protecting our European patent rights would take considerable time and effort from the Company and would at the same time deliver a significant value to our stockholders. The goals related to a sale of the Company or acquiring royalty rights are goals that are equally complicated to achieve, but slightly less complicated to achieve than the goal related to protection of our European patent rights. However, both of those goals have the potential to deliver more value to our stockholders; therefore, their adjustment percentage range is ultimately higher than the adjustment percentage for protection of our European patent rights.

In December 2013, the Compensation Committee reviewed the Company's performance against the LTIP performance goals and determined that, while the Company's attainment of the specified performance goals exceeded two times the target performance established for the Company's 2012/13 LTIP, the Compensation Committee would limit the adjustment under the 2012/13 LTIP to the established cap of two times. The Compensation Committee arrived at 200% by determining that the Company had achieved: (i) the Protection of European patents adjustment in excess of the targeted 40% and (ii) the royalty rights acquisition adjustment well in excess of 50%, the Company having achieved $368 million of transactions, but limited the adjustment by established cap. The Board subsequently ratified the Compensation Committee's adjustment and, upon vesting, the named executive officers received the awards set forth in the table below:

Name	Title	Target Cash	Incremental Cash Adjustment	Value of Restricted Stock Award	Number of Shares Underlying Restricted Stock Award
John P. McLaughlin	President and Chief Executive Officer	$469,000	$469,000	$201,000	31,955
Christopher Stone	Vice President, General Counsel and Secretary	$258,000	$258,000	$110,600	17,583
Peter Garcia(1)	Vice President and Chief Financial Officer	$—	$—	$—	$—
Danny Hart(2)	Deputy General Counsel and Assistant Secretary	$122,710	$122,710	$52,590	7,476
David Montez(1)	Controller and Chief Accounting Officer	$—	$—	$—	$—
Caroline Krumel(3)	Former Vice President of Finance and Principal Accounting Officer	$—	$—	$—	$—

(1)	Messrs. Garcia and Montez were not eligible to receive payment under the 2012/13 LTIP because they joined the Company after eligibility under the plan expired.
(2)

To reflect Mr. Hart's increased contribution to the Company in the Company's income generating asset acquisition strategy, the Company granted two catch-up restricted stock awards of: (i) $75,000 under the 2013/14 LTIP and (ii) $22,390 under the 2012/13 LTIP. Also includes the related increased amount of Mr. Hart's target cash under the 2012/13 LTIP.

(3)	Ms. Krumel was not eligible to receive payment under the 2012/13 LTIP because she resigned from the Company before the plan vested.

Employee Benefits

We provide our employees, including our named executive officers, with customary benefits, including medical, dental, vision and life insurance coverage, short-term and long-term disability coverage and the ability to participate in our 401(k) plan, which provides for a Company matching contribution up to certain limits. The costs of our insurance coverage benefits are largely borne by us; however, employees pay portions of the premiums for some of these benefits. We think that these benefits are of the type customarily offered to employees by our peer group and in our industry.

This element of compensation is intended to provide assurance of financial support in the event of illness or injury and encourage retirement savings through a 401(k) plan.

All Other Compensation

We generally do not offer perquisites to our named executive officers. However, due to the Company's unique business model, the difficulty in locating experienced and qualified executive officer candidates in the remote area surrounding the Company's headquarters, the Company's potentially short-term corporate existence (resulting in our named executive officers' potentially short-term employment with the Company) and the fact that we require our named executive officers to be located proximate to the Company's headquarters in Nevada, the Compensation Committee decided to provide housing assistance to Mr. Garcia ($4,000 per month), Mr. Hart ($2,500 per month) and Mr. Montez ($1,500 per month).

Severance Benefits

In May 2011, our Board of Directors authorized the Company to enter into severance agreements with each of its named executive officers that provide for certain compensation, benefits and accelerated vesting rights if the named executive officer's employment is terminated without "cause" or he or she resigns for "good reason," as those terms are defined in the applicable severance agreement.

Specifically, the severance agreements provide that, upon termination of the named executive officer's employment without cause or his or her resignation for good reason, the named executive officer will be entitled to receive, subject to the execution of a general release of all claims against the Company, the following severance payment and benefits: (i) a percentage of the named executive officer's annual base salary, (ii) a percentage of the named executive officer's target annual bonus for the year in which the separation occurs, (iii) payment of the named executive officer's COBRA premiums, if any, for a certain number of months, (iv) acceleration of vesting of a pro-rated amount of the restricted stock awards granted pursuant to any outstanding long-term incentive plan, (v) payment of any accrued but unpaid dividends or other distributions, plus interest, paid on the restricted stock awards which are accelerated pursuant to clause (iv) and (vi) payment of a pro-rated amount of the named executive officer's target cash payment that the executive officer is eligible to earn under any long-term incentive plan. Any severance payments under the severance agreements will be paid in a lump sum within 5 days after the effective date of the named executive officer's release of claims.

The Company adopted the severance agreements because it recognizes that they are necessary to attract and retain a talented management team. The Board of Directors determined the amount of severance benefits for each of its named executive officers upon recommendation of the Compensation Committee, which, in consultation with its compensation consultant, Setren, determined the recommended amounts based on the 50th percentile of its comparator companies' practices.

A calculation of these severance benefits can be found at "Potential Payments upon Termination or Change in Control" below.

Stock Ownership Guidelines

Our Board has determined that ownership of our common stock by our officers promotes a focus on long-term growth and aligns the interests of our officers with those of our stockholders. As a result, our Board adopted stock ownership guidelines stating that our chief executive officer and our other five most-highly-compensated officers (based on annual base salary), should maintain certain minimum ownership levels of our common stock.

Our stock ownership guidelines encourage the following levels of ownership among our named executive officers:

•

Our chief executive officer, chief financial officer and general counsel should own shares of common stock with a value of at least one time such executive officer's annual base salary not later than seven years after the date the person is initially appointed to such position; and

•

Our other executive officers should own shares of common stock with a value of at least one-half the officer's annual base salary not later than seven years after the date the person is initially appointed to such position.

Our Board carefully evaluated market practices among its comparator companies and compensation standards set by independent third parties when setting the ownership levels by our executive officers. Our Board determined that the amounts are near or at the 50th percentile of its comparator companies and further determined that the levels are appropriate after considering that the Company uses only restricted stock awards as its equity compensation component, thereby resulting in far fewer shares granted to its executive officers than is typical at most companies where stock options are granted. We believe that our named executive officers will be in compliance with this requirement not later than seven years after the date each person was appointed to such position with the Company.

The Board is permitted, in its discretion, to waive the application of our stock ownership guidelines to any covered individual if it determines that, as a result of the individual's personal circumstances, application of the ownership guidelines would result in a hardship.

Prohibition against Certain Equity Transactions

Our Trading Compliance Policy strictly prohibits our executive officers from "short sales," hedging and monetization transactions (such as zero-cost collars and forward sale contracts), which allow a party to lock in much of the value of their stock holdings, often in exchange for all or part of the potential for upside appreciation in the stock, holding PDL securities in margin accounts and pledging PDL securities as collateral for loans. "Short sales," which are sales of shares of common stock by a person who does not own the shares at the time of the sale, evidence an expectation that the value of the shares will decline. We prohibit our officers from entering into "short sales" because such transactions signal to the market that the officer has no confidence in us or our short-term prospects and may reduce the officer's incentive to improve our performance.

In addition, Section 16(c) of the Exchange Act expressly prohibits executive officers and directors from engaging in "short sales."

Consideration of the Stockholders' Advisory Vote on Compensation

At the Company's annual meeting of stockholders held in May 2013, an overwhelming majority of the votes cast on the say-on-pay proposal were voted in favor of the proposal. In reviewing our executive compensation program, the Compensation Committee considered, among other things, the 2013 vote results and other feedback we received from stockholders. After careful consideration, the Compensation Committee did not alter the structure of the executive compensation program as a result of the 2013 vote results. In addition, taking into consideration the voting results from the 2011 annual meeting concerning the frequency of the stockholders advisory votes on executive compensation, our current policy is to hold an annual advisory vote on executive compensation until the next advisory vote on the frequency of such votes.

Compensation Recovery Policy

In January 2013, our Board adopted a policy for recoupment of incentive compensation (the clawback policy). The Board adopted the clawback policy to prevent executives involved in certain wrongful conduct from unjustly benefiting from that conduct, and to remove the financial incentives to engage in such conduct. The clawback policy generally requires an executive officer who is involved in wrongful conduct that results in a restatement of the Company's financial statements to repay to the Company up to the full amount of any incentive compensation based on the financial statements that were subsequently restated. Incentive compensation includes bonuses or awards under the Company's annual cash bonus plans, long-term incentive plans and equity incentive plans.

Our Board intends to review its clawback policy for compliance with the Securities and Exchange Commission's final rules related to compensation recovery, when such rules are adopted.

Tax and Accounting Considerations

In determining executive compensation, the Compensation Committee also considers, among other factors, the possible tax consequences to the Company and to its executives. However, to maintain maximum flexibility in designing compensation programs, the Compensation Committee will not limit compensation to those levels or types of compensation that are intended to be deductible. For example, our Compensation Committee considers the provisions of Section 162(m) of the Code and related Treasury Department regulations that restrict deductibility for federal income tax purposes of executive compensation paid to our chief executive officer and each of our three other most-highly-compensated executive officers holding office at the end of any year, other than our chief executive officer and other than our chief financial officer, to the extent such compensation exceeds $1,000,000 for any of such officers in any year and does not qualify for an exception under the statute or regulations. The members of our Compensation Committee qualify as outside directors for purposes of exempting executive compensation from the limits on deductibility under Section 162(m). The Compensation Committee has determined that our interests are best served in certain circumstances by providing compensation that does not qualify as performance-based compensation under Section 162(m) and, accordingly, has granted such compensation which may be subject to the $1,000,000 annual limit on deductibility, including base salary, annual cash bonuses and time-vested restricted stock.

In addition to Section 162(m), Sections 280G and 4999 of the Code provide that executive officers, persons who hold significant equity interests and certain other highly-compensated service providers may be subject to an excise tax if they receive payments or benefits in connection with a change in control of the Company that exceeds certain prescribed limits, and that the Company (or a successor) may forfeit a deduction on the amounts subject to this additional tax. Further, Section 409A of the Code imposes certain additional taxes on service providers who enter into certain deferred compensation arrangements that do not comply with the requirements of Section 409A. We have not agreed to pay any named executive officer, a "gross-up" or other reimbursement payment for any tax liability that he or she might owe as a result of the application of Sections 280G, 4999 or 409A of the Code.

The Compensation Committee also considers the accounting consequences to the Company of different compensation decisions and the impact of certain arrangements on stockholder dilution. However, neither of these factors by themselves will compel a particular compensation decision.

Compensation Committee Report

The Compensation Committee has reviewed and discussed with management the Compensation Discussion & Analysis contained in this proxy statement. Based on this review and discussion, the Compensation Committee has recommended to the Board that the Compensation Discussion & Analysis be included in this proxy statement and incorporated into our Annual Report on Form 10-K for the fiscal year ended December 31, 2013.

Respectfully Submitted By:

The Compensation Committee

Harold Selick, Ph.D. (chairperson)

Jody S. Lindell

Paul W. Sandman

EXECUTIVE OFFICER COMPENSATION

Summary Compensation Table

The compensation earned by our chief executive officer, our chief financial officer, our three other executive officers (the named executive officers) and our executive officers who departed the Company in 2013 for the last three fiscal years is set forth in the table below:

Name and Title	Year	Salary		Bonus		Stock Awards(1)		Non-Equity Incentive Plan Compensation		All Other Compensation		Total
John P. McLaughlin	2013	$695,250		$469,000	(2)	$201,000		$1,511,875	(3)	$10,000	(4)	$2,887,125
President and Chief	2012	$675,000		$469,000		$201,000		$1,188,050		$10,000		$2,543,050
Executive Officer	2011	$585,000		$—		$201,000		$368,550		$9,800		$1,164,350

Christopher Stone	2013	$401,700		$258,000	(2)	$110,600		$559,275	(5)	$10,000	(6)	$1,339,575
Vice President, General	2012	$390,000		$258,000		$110,600		$464,475		$10,000		$1,233,075
Counsel and Secretary	2011	$360,635		$—		$110,600		$173,438		$9,800		$654,473

Peter Garcia	2013	$248,182	(7)	$—	(8)	$105,000		$239,850	(9)	$40,581	(10)	$633,613
Vice President and
Chief Financial Officer

Danny Hart	2013	$286,888	(11)	$222,710	(12)	$97,390	(13)	$306,310	(14)	$40,000	(15)	$953,298
Deputy General Counsel	2012	$237,000		$58,600		$30,200		$135,658		$40,000		$501,458
and Assistant Secretary	2011	$186,300		$—		$25,100		$39,123		$38,652		$289,175

David Montez	2013	$105,000	(16)	$—	(8)	$30,200		$57,942	(9)	$14,720	(17)	$207,862
Controller and Chief
Accounting Officer

Caroline Krumel	2013	$41,544	(18)	$—		$—		$—		$5,302	(19)	$46,846
Former Vice President of	2012	$237,000		$80,400		$30,200		$147,756		$52,000		$547,356
Finance and Principal	2011	$220,417		$2,000		$30,200		$62,100		$47,800		$362,517
Accounting Officer

(1)

Amounts in this column represent the grant date fair value of restricted stock awards granted in 2013, 2012 and 2011, calculated in accordance with FASB ASC Topic 718. The amounts shown disregard estimated forfeitures. Assumptions used in the calculation of these amounts for awards granted in 2013, 2012 and 2011 are included in Note 14 to the Consolidated Financial Statements included in our Annual Report on Form 10-K filed with the SEC on March 3, 2014. The 2013, 2012 and 2011 restricted stock grants were made in connection with the Company's adoption of the 2013/14 LTIP that will vest in December 2014, the 2012/13 LTIP that vested and paid in December 2013, and the 2011/12 LTIP that vested and paid in December 2012, respectively.

(2)	Consists of the target cash component of the 2012/13 LTIP that vested and paid in December 2013.
(3)	Consists of: (i) payments under the 2013 Annual Bonus Plan - $1,042,875 and (ii) the performance adjustment under the 2012/13 LTIP - $469,000.
(4)	Consists of matching contributions we made to Mr. McLaughlin's 401(k) plan.
(5)	Consists of: (i) payments under the 2013 Annual Bonus Plan - $301,275 and (ii) the performance adjustment under the 2012/13 LTIP - $258,000.
(6)	Consists of matching contributions we made to Mr. Stone's 401(k) plan.
(7)	Mr. Garcia's annual base salary for 2013 was $390,000. The amount of salary reflected in this column is lower than his annual base salary because Mr. Garcia joined the Company in April 2013.
(8)	Messrs. Garcia and Montez were not eligible to receive payment under the 2012/13 LTIP because they joined the Company after eligibility under the plan expired.
(9)

Bonuses for Messrs. Garcia and Montez were prorated because their appointments to officers of the Company occurred after April 2013, the date after which proration occurs under the 2013 Annual Bonus Plan. Messrs. Garcia and Montez were not eligible to receive payment under the 2012/13 LTIP because they joined the Company after eligibility under the plan expired.

(10)	Consists of: (i) matching contributions we made to Mr. Garcia's 401(k) plan - $10,000 and (ii) the housing allowance paid to Mr. Garcia - $30,581.
(11)	Mr. Hart's base salary was increased to $255,960 in January 2013 and to $306,000 in May 2013.
(12)	Consists of: (i) the target cash component of the 2012/13 LTIP that vested and paid in December 2013 - $122,710 and (ii) a discretionary one-time bonus - $100,000.
(13)	Consists of the grant date fair value of the catch-up grants of restricted stock awarded to Mr. Hart in 2013 representing: (i) $75,000 under the 2013/14 LTIP and (ii) $22,390 under the 2012/13 LTIP.
(14)	Consists of: (i) payments under the 2013 Annual Bonus Plan - $183,600 and (ii) the performance adjustment under the 2012/13 LTIP - $122,710.
(15)	Consists of: (i) matching contributions we made to Mr. Hart's 401(k) plan - $10,000 and (ii) the housing allowance paid to Mr. Hart - $30,000.
(16)	Mr. Montez's annual base salary for 2013 was $240,000. The amount of salary reflected in this column is lower than his annual base salary because Mr. Montez joined the Company in July 2013.
(17)	Consists of: (i) matching contributions we made to Mr. Montez's 401(k) plan - $6,833 and (ii) the housing allowance paid to Mr. Montez - $7,887.
(18)

Ms. Krumel's annual base salary for 2013 was $255,960. The amount of salary reflected in this column is lower than her annual base salary because Ms. Krumel departed the Company in January 2013. It also reflects accrued vacation paid to Ms. Krumel upon her departure from the Company.

(19)	Consists of: (i) matching contributions we made to Ms. Krumel's 401(k) plan - $1,802 and (ii) the housing allowance paid to Ms. Krumel - $3,500.

Grants of Plan-Based Awards During 2013

The following table lists each grant of plan-based awards made by PDL during 2013 to our named executive officers:

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)		All Other Stock Awards: Number of Shares of	Grant Date Fair Value of Stock
Name	Grant Date		Threshold(3)	Target	Maximum	Threshold(4)	Target	Stock	Awards
John P. McLaughlin	1/23/2013					—	29,911		$201,000
	N/A		—	$695,250	$1,390,500
	N/A		—	$469,000	$1,407,000
Christopher Stone	1/23/2013					—	16,458		$110,600
	N/A		—	$200,850	$401,700
	N/A		—	$258,000	$774,000
Peter Garcia	5/23/2013					—	12,575		$105,000
	N/A		—	$195,000	$390,000
	N/A		—	$245,000	$735,000
Danny Hart	1/23/2013					—	4,494		$30,200
	5/21/2013	(5)				—	5,352	2,675	$67,190
	N/A		—	$122,400	$244,800
	N/A		—	$175,000	$525,000
David Montez	8/5/2013					—	3,670		$30,200
	N/A		—	$72,000	$144,000
	N/A		—	$70,400	$211,200
Caroline Krumel(6)	N/A		—	$—	$—	—	—	—	—
(1)

The amounts in the below columns relate to the Company's 2013 Annual Bonus Plan (second row for each named executive officer) and 2013/14 LTIP (third row for each named executive officer). Actual amounts paid in December 2013 under the 2013 Annual Bonus Plan were based on our Compensation Committee's review of corporate performance and individual achievements in December 2013 and are included in the "Non-Equity Incentive Plan Compensation" column of the Summary Compensation Table above.

(2)	These shares of stock relate to the shares of restricted stock granted to our named executive officers in 2013 under the 2013/14 LTIP that vests in December 2014.

(3)	The amounts in the "Threshold" column reflect the minimum amount that could be awarded under the 2013 Annual Bonus Plan and the 2013/14 LTIP.
(4)	The amounts in the "Threshold" column reflect the minimum amount that could be awarded under the 2013/14 LTIP.
(5)	Consists of the grant date fair value of the catch-up grants of restricted stock awarded to Mr. Hart in 2013 representing: (i) $44,800 under the 2013/14 LTIP and (ii) $22,390 under the 2012/13 LTIP.
(6)	Ms. Krumel departed the Company in January 2013 and therefore was and is ineligible to receive payment under any plan.

Outstanding Equity Awards at December 31, 2013

The following table sets forth information concerning stock options and stock awards held by the named executive officers as of December 31, 2013:

	Option Awards				Stock Awards(1)
Name	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested
John P. McLaughlin	15,085	—	$5.414	10/8/2015	—	—
	—	—	—	—	29,911	$252,449
Christopher Stone	—	—	—	—	16,458	$138,906
Peter Garcia	—	—	—	—	12,575	$106,133
Danny Hart	—	—	—	—	9,846	$83,100
David Montez	—	—	—	—	3,670	$30,975
Caroline Krumel(3)	—	—	—	—	—	$—

(1)	Reflect restricted stock granted to our named executive officers in 2013 under the 2013/14 LTIP that vests in December 2014.
(2)	The shares subject to this option were granted with respect to Mr. McLaughlin's service as an outside director prior to being appointed President and Chief Executive Officer of our Company.
(3)	Ms. Krumel departed the Company in January 2013.

Option Exercises and Stock Vested in 2013

No options were exercised by the named executive officers during 2013. The restricted shares granted to Mr. McLaughlin, Mr. Stone and Mr. Hart under the 2012/13 LTIP fully vested in 2013:

	Stock Awards
Name	Number of Shares Acquired on Vesting	Value Realized on Vesting
John P. McLaughlin	31,955	$257,557
Christopher Stone	17,583	$141,719
Peter Garcia	—	$—
Danny Hart	7,476	$60,257
David Montez	—	$—
Caroline Krumel	—	$—

Potential Payments upon Termination or Change in Control

Termination

Our named executive officers are employed "at will." However, they are eligible to receive certain severance payments and benefits upon their termination of employment under certain defined circumstances. The amount and type of such severance payments and benefits depends upon the specific circumstances under which a named executive officer's employment terminates. There are two general categories of termination:

•

Voluntary Termination/For Cause Termination: includes voluntary termination of employment by the named executive officer (other than in connection with a resignation for good reason) and termination of the named executive officer's employment by us for cause.

•

Involuntary Termination without Cause: includes termination of the named executive officer's employment by us for reasons not constituting cause, such as due to a company-wide or departmental reorganization, or resignation by the named executive officer for good reason.

Payments and benefits receivable upon an involuntary termination without cause or a voluntary termination for good reason are governed by the Severance Agreement between the applicable named executive officer and PDL. A copy of the form of our severance agreement is available as an exhibit to our Current Report on Form 8-K filed with the SEC on May 26, 2011 (the Severance Agreement).

For purposes of determining an individual's eligibility for the various severance payments and benefits available under the Severance Agreement, the following definitions are relevant:

A resignation for "good reason" will be deemed to occur should a named executive officer resign from his or her employment with us for any of the following reasons without such named executive officer's informed written consent (following a notice and cure period):

•	a material diminution in the authority, duties or responsibilities of the named executive officer, causing the position to be of materially lesser rank or responsibility within PDL;

•	a requirement that the named executive officer report to a corporate officer or other employee less senior than the named executive officer's previous report;

•	a material reduction in annual base salary of the named executive officer, unless reductions comparable in amount and duration are concurrently made for all other PDL officers; or

•	any action or inaction by PDL that constitutes, with respect to the named executive officer, a material breach of the applicable offer letter.

A named executive officer's employment will be deemed to have been terminated for "cause" if such termination occurs by reason of the named executive officer's:

•	intentional theft, dishonesty, willful misconduct, breach of fiduciary duty for personal profit or falsification of any PDL documents or records;

•	material failure to abide by the PDL's code of conduct or other written policies (including, without limitation, policies relating to confidentiality and reasonable workplace conduct);

•

material and intentional unauthorized use, misappropriation, destruction or diversion of any tangible or intangible asset or corporate opportunity of PDL (including, without limitation, improper use or disclosure of PDL confidential or proprietary information);

•	willful act that has a material detrimental effect on PDL's reputation or business;

•	repeated failure or inability to perform any reasonable assigned duties after written notice from the chief executive officer of, and a reasonable opportunity to cure, such failure or inability;

•

material breach of any employment, service, non-disclosure, non-competition, non-solicitation or other similar agreement between the named executive officer and PDL, which breach is not cured pursuant to the terms of such agreement or within twenty (20) days of receiving written notice of such breach; or

•

conviction (including any plea of guilty or nolo contendere) of any criminal act involving fraud, dishonesty, misappropriation or moral turpitude, or which impairs the named executive officer's ability to perform his or her duties with PDL.

Specifically, the Severance Agreement provides that, upon termination of the named executive officer's employment without cause or his or her resignation for good reason, the executive officer will be entitled to receive, subject to the execution of a general release of all claims against the Company, the following severance payment and benefits:

•	a percentage of the executive officer's annual base salary;

•	a percentage of the executive officer's target annual bonus for the year in which the separation occurs;

•	payment of the executive officer's COBRA premiums, if any, for a certain number of months;

•	acceleration of vesting of a pro-rated amount of the restricted stock awards granted pursuant to any outstanding long-term incentive plan;

•	payment of any accrued but unpaid dividends or other distributions, plus interest, paid on the restricted stock awards which are accelerated pursuant to the above clause; and

•	payment of a pro-rated amount of the named executive officer's target cash payment that the executive officer is eligible to earn under any long-term incentive plan.

The following table sets forth the amount of severance each named executive officer is eligible to receive pursuant to the first, second and third bullet points above:

Name	Title	% of Annual Base Salary	% of Target Annual Bonus	Number of Months of COBRA Premiums
John P. McLaughlin	President and Chief Executive Officer	100%	100%	12
Christopher L. Stone	Vice President, General Counsel and Secretary	100%	75%	12
Peter Garcia	Vice President and Chief Financial Officer	100%	75%	12
Danny Hart	Deputy General Counsel and Assistant Secretary	100%	75%	12
David Montez	Controller and Chief Accounting Officer	100%	75%	12
Caroline Krumel	Former Vice President and Principal Accounting Officer	100%	75%	12

Any severance payments under the Severance Agreement will be paid in a lump sum within 5 days after the effective date of the named executive officer's release of claims. In the event of a change in control, the Severance Agreement may not be terminated until 24 months following the date of the change in control. Otherwise, a change in control has no bearing on the benefits received by a named executive officer upon termination.

Change in Control

A change in control, however, will trigger acceleration and vesting of the Company's long-term incentive plans.  Under the 2013/14 LTIP, "change in control" is deemed to have occurred as of the first day after any one or more of the following conditions is satisfied:

•

any "person" (as such term is used to Sections 13(d) and 14(d) of the Exchange Act), other than a trustee or other fiduciary holding securities of the Company under an employee benefit plan of the Company, becomes the "beneficial owner" (as defined in Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of (i) the outstanding shares of common stock of the

Company or (ii) the combined voting power of the Company's then-outstanding securities entitled to vote generally in the election of directors; or

•

the Company (i) is party to a merger, consolidation or exchange of securities which results in the holders of voting securities of the Company outstanding immediately prior thereto failing to continue to hold at least 50% of the combined voting power of the voting securities of the Company, the surviving entity or a parent of the surviving entity outstanding immediately after such merger, consolidation or exchange, or (ii) sells or disposes of all or substantially all of the Company's assets (or any transaction or combination of transactions having similar effect is consummated), or (iii) the individuals constituting the Board of Directors immediately prior to such merger, consolidation, exchange, sale or disposition shall cease to constitute at least 50% of the Board of Directors, unless the election of each director who was not a director prior to such merger, consolidation, exchange, sale or disposition was approved by a vote of at least two-thirds of the directors then in office who were directors prior to such merger, consolidation, exchange, sale or disposition.

Notwithstanding the foregoing, a transaction will not be considered a change in control unless the transaction qualifies as a "change in control" as defined in Treasury Regulation Section 1.409A-3(i)(5)(i).

Table of Termination and Change in Control Payments

The following table sets forth the amount of severance each of our current named executive officers would be eligible to receive upon a hypothetical termination or change in control on December 31, 2013, and does not include accrued wages or vacation pay that would be payable to a named executive officer upon a termination:

Benefits and Payments upon Separation(1)	Termination for Cause or Voluntary Termination without Good Reason	Involuntary Termination without Cause or Voluntary Termination for Good Reason		Change in Control without Termination
John P. McLaughlin
Salary	$—	$695,250		$—
Bonus	$—	$695,250		$—
2013/14 LTIP	$—	$847,676	(2)	$1,677,401	(3)
COBRA Benefits	$—	$22,825		$—
Total	$—	$2,261,001		$1,677,401

Christopher Stone
Salary	$—	$401,700		$—
Bonus	$—	$150,638		$—
2013/14 LTIP	$—	$466,331	(4)	$922,784	(5)
COBRA Benefits	$—	$31,378		$—
Total	$—	$1,050,047		$922,784

Peter Garcia
Salary	$—	$390,000		$—
Bonus	$—	$146,250		$—
2013/14 LTIP	$—	$428,113	(6)	$848,679	(7)
COBRA Benefits	$—	$31,408		$—
Total	$—	$995,771		$848,679

Danny Hart
Salary	$—	$306,000		$—
Bonus	$—	$91,800		$—
2013/14 LTIP	$—	$309,959	(8)	$614,009	(9)
COBRA Benefits	$—	$31,232		$—
Total	$—	$738,991		$614,009

David Montez
Salary	$—	$240,000		$—
Bonus	$—	$54,000		$—
2013/14 LTIP	$—	$123,290	(10)	$244,377	(11)
COBRA Benefits	$—	$31,350		$—
Total	$—	$448,640		$244,377

(1)

Ms. Krumel is excluded from the table because she voluntarily left the Company in January 2013. She was not awarded any severance benefits because her departure was voluntarily and not for Good Reason.

(2)

Assumes that the cash portion of the 2013/14 LTIP is increased by 200% to account for the probable accomplishment of certain performance adjustments totaling 200%: $847,676 (cash award increased by 200% based on accomplished income generating asset transactions, as limited by the plan's cap - $703,500; accelerated vesting of equity - $126,225; payment of accrued dividends - $17,947; interest paid on accrued dividends - $4; with the cash award and vesting of equity having been prorated by 50%).

(3)

Assumes that the cash portion of the 2013/14 LTIP is increased by 200% to account for the probable accomplishment of certain performance adjustments totaling 200%: $1,677,401 (cash award increased by 200% based on accomplished income generating asset transactions, as limited by the plan's cap - $1,407,000; accelerated vesting of equity - $252,449; payment of accrued dividends - $17,947; interest paid on accrued dividends - $5).

(4)

Assumes that the cash portion of the 2013/14 LTIP is increased by 200% to account for the probable accomplishment of certain performance adjustments totaling 200%: $466,331 (cash award increased by 200% based on accomplished income generating asset transactions and sale of the company, as limited by the plan's cap - $387,000; accelerated vesting of equity - $69,453; payment of accrued dividends - $9,875; interest paid on accrued dividends - $3 with the cash award and vesting of equity having been prorated by 50%).

(5)

Assumes that the cash portion of the 2013/14 LTIP is increased by 200% to account for the probable accomplishment of certain performance adjustments totaling 200%: $922,784 (cash award increased by 200% based on accomplished income generating asset transactions, as limited by the plan's cap - $774,000; accelerated vesting of equity - $138,906; payment of accrued dividends - $9,875; interest paid on accrued dividends - $3).

(6)

Assumes that the cash portion of the 2013/14 LTIP is increased by 200% to account for the probable accomplishment of certain performance adjustments totaling 200%: $428,113 (cash award increased by 200% based on accomplished income generating asset transactions, as limited by the plan's cap - $367,500; accelerated vesting of equity - $53,067; payment of accrued dividends - $7,545; interest paid on accrued dividends - $1 with the cash award and vesting of equity having been prorated by 50%).

(7)

Assumes that the cash portion of the 2013/14 LTIP is increased by 200% to account for the probable accomplishment of certain performance adjustments totaling 200%: $848,679 (cash award increased by 200% based on accomplished income generating asset transactions and sale of the company, as limited by the plan's cap - $735,000; accelerated vesting of equity - $106,133; payment of accrued dividends - $7,545; interest paid on accrued dividends - $1).

(8)

Assumes that the cash portion of the 2013/14 LTIP is increased by 200% to account for the probable accomplishment of certain performance adjustments totaling 200%: $309,959 (cash award increased by 200% based on accomplished income generating asset transactions, as limited by the plan's cap - $262,500; accelerated vesting of equity - $41,550; payment of accrued dividends - $5,908; interest paid on accrued dividends - $1 with the cash award and vesting of equity having been prorated by 50%).

(9)

Assumes that the cash portion of the 2013/14 LTIP is increased by 200% to account for the probable accomplishment of certain performance adjustments totaling 200%: $614,009 (cash award increased by 200% based on accomplished income generating asset transactions and sale of the company, as limited by the plan's cap - $525,000; accelerated vesting of equity - $83,100; payment of accrued dividends - $5,908; interest paid on accrued dividends - $1).

(10)

Assumes that the cash portion of the 2013/14 LTIP is increased by 200% to account for the probable accomplishment of certain performance adjustments totaling 200%: $123,290 (cash award increased by 200% based on accomplished income generating asset transactions, as limited by the plan's cap - $105,600; accelerated vesting of equity - $15,488; payment of accrued dividends - $2,202; interest paid on accrued dividends - $0 with the cash award and vesting of equity having been prorated by 50%).

(11)

Assumes that the cash portion of the 2013/14 LTIP is increased by 200% to account for the probable accomplishment of certain performance adjustments totaling 200%: $244,377 (cash award increased by 200% based on accomplished income generating asset transactions and sale of the company, as limited by the plan's cap - $211,200; accelerated vesting of equity - $30,975; payment of accrued dividends - $2,202; interest paid on accrued dividends - $0).

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Unless otherwise specified, the following table sets forth certain information regarding the beneficial ownership of our common stock as of April 4, 2014, with respect to our officers and directors, and as of the date noted below for those persons or groups that beneficially hold more than 5% of our outstanding shares of common stock. The table contains ownership information for:

•	each person who is known by us, based on the records of our transfer agent and relevant documents filed with the SEC, to own beneficially more than 5% of the outstanding shares of our common stock;

•	each member of or nominee to our Board;

•	each of our named executive officers; and

•	all members of our Board and our executive officers as a group.

Except as indicated in the footnotes to this table, we think that the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to community property laws where applicable. Unless otherwise specified, the address of each named individual in the table below is the address of the Company:

Name of Beneficial Owner or Identity of Group	Shares Beneficially Owned(1)	Percent of Outstanding(2)
BlackRock, Inc.(3)	19,013,307	11.9%
40 East 52nd Street
New York, NY 10022

The Bank of New York Mellon Corporation(4)	15,562,279	9.7%
One Wall Street, 31st Floor
New York, NY 10286

The Charger Corporation(5)	12,439,187	7.8%
120 East Liberty Drive, Suite 400
Wheaton, Illinois 60187

Renaissance Technologies Corp.(6)	11,665,354	7.3%
800 Third Avenue
New York, NY 10022

The Vanguard Group, Inc.(7)	8,738,301	5.4%
100 Vanguard Blvd.
Malvern, PA 19355

David W. Gryska(8)	5,981	*

John P. McLaughlin(9)	183,783	*

Jody S. Lindell(10)	42,644	*

Paul W. Sandman(11)	91,770	*

Harold Selick, Ph.D.(10)	37,298	*

Christopher Stone(12)	76,670	*

Peter Garcia(13)	12,575	*

Danny Hart(14)	23,131	*

David Montez(15)	3,670	*

All officers and directors as a group (9 persons)(16)	477,522	*

*	less than 1%

(1)

Beneficial ownership is determined in accordance with SEC rules. Shares which the person or group has the right to acquire within 60 days after April 4, 2014, are deemed to be outstanding in calculating the share ownership of the person or group. Beneficial ownership calculations for 5% stockholders are based on the most recently publicly-filed Schedule 13Ds or 13Gs, which 5% stockholders are required to file with the SEC and which generally set forth their ownership interests, as amended for known changes.

(2)

Percentage is based on 160,378,182 shares of common stock outstanding as of April 4, 2014. Shares to which the person or group has the right to acquire within 60 days after April 4, 2014, are deemed to be outstanding in calculating the share ownership of the person or group but are not deemed to be outstanding as to any other person or group.

(3)

All information included in this footnote and table regarding the beneficial ownership of BlackRock, Inc., a Delaware corporation, is based on our review of the Schedule 13G/A filed with the SEC on January 10, 2014. Blackrock, Inc. discloses the identity of the subsidiaries which acquired the securities being reported by Blackrock, Inc. as BlackRock Advisors (UK) Limited; BlackRock Advisors, LLC; BlackRock Asset Management Canada Limited; BlackRock Asset Management Deutschland AG; BlackRock Fund Advisors (owns 5% or greater of the outstanding shares of PDL reported on the Schedule 13G/A); BlackRock Fund Management Ireland Limited; BlackRock Institutional Trust Company, N.A.; BlackRock International Limited; BlackRock Investment Management (Australia) Limited; BlackRock Investment Management (UK) Ltd; BlackRock Investment Management, LLC; and BlackRock Japan Co Ltd.

(4)

All information included in this footnote and table regarding the beneficial ownership of The Bank of New York Mellon Corporation (BNY), a New York corporation; MBC Investments Corporation (MBC), a Delaware corporation; BNY Mellon Investment Management (Jersey) Limited (BMIMJL), possessing undeclared citizenship; BNY Mellon Investment Management (Europe) Limited (BMIMEL), possessing undeclared citizenship; BNY Mellon Investment Management Europe Holdings Limited (BMIMEHL), possessing undeclared citizenship; BNY Mellon International Asset Management Group Limited (BNYM), possessing London citizenship; Newton Management Limited (NML), possessing London citizenship; and Newton Investment Management Limited (NIML), possessing London citizenship; is based on our review of the Schedule 13G/A filed with the SEC on January 29, 2014.

	Sole voting power (shares)	Shared voting power (shares)	Sole dispositive power (shares)	Shared dispositive power (shares)
BNY	14,439,642	3,200	15,410,279	14,460
MBC	13,051,964	—	14,308,441	—
BMIMJL	11,367,210	—	12,562,441	—
BMIMEL	11,367,210	—	12,562,441	—
BMIMEHL	11,367,210	—	12,562,441	—
BNYM	11,367,210	—	12,562,441	—
NML	11,367,210	—	12,562,441	—
NIML	11,248,510		12,306,701
(5)

All information included in this footnote and table regarding the beneficial ownership of First Trust Portfolios L.P. (FTP), an Illinois limited partnership; First Trust Advisors L.P. (FTA), an Illinois limited partnership; and The Charger Corporation (TCC), an Illinois corporation, is based on our review of the Schedule 13G filed with the SEC on January 8, 2014. The Charger Corporation is the General Partner of both First Trust Portfolios L.P. and First Trust Advisors L.P. First Trust Portfolios L.P. acts as sponsor of certain unit investment trusts which hold shares of the Company.

	Sole voting power (shares)	Shared voting power (shares)	Sole dispositive power (shares)	Shared dispositive power (shares)
FTP	—	—	—	11,195,815
FTA	—	1,243,372	—	12,439,187
TCC	—	1,243,372	—	12,439,187
(6)

All information included in this footnote and table regarding the beneficial ownership of Renaissance Technologies LLC (RTC), a Delaware limited liability company, and Renaissance Technologies Holdings Corporation (RTHC), a Delaware corporation, is based on our review of the Schedule 13G/A filed with the SEC on February 13, 2014. RTHC maintains a majority ownership of RTC.

	Sole voting power (shares)	Shared voting power (shares)	Sole dispositive power (shares)	Shared dispositive power (shares)
RTC	10,956,842	—	11,665,050	304
RTHC	10,956,842	—	11,665,050	304
(7)

All information included in this footnote and table regarding the beneficial ownership of The Vanguard Group, Inc. (VG), a Pennsylvania corporation, is based on our review of the Schedule 13G/A filed with the SEC on February 12, 2014. VG discloses the identity of the subsidiaries which acquired the securities being reported by VG as Vanguard Fiduciary Trust Company (VFTC), a wholly-owned subsidiary of VG, being the beneficial owner of 199,648 shares, and Vanguard Investments Australia, Ltd. (VIA), a wholly-owned subsidiary of VG, being the beneficial owner of 7,100 shares.

	Sole voting power (shares)	Shared voting power (shares)	Sole dispositive power (shares)	Shared dispositive power (shares)
VG	206,748	—	8,538,653	199,648
(8)	Includes 5,981 restricted shares that will vest on March 6, 2014, provided Mr. Gryska continues to serve on our Board on that date.
(9)

Includes 15,085 shares issuable upon the exercise of options that are currently exercisable. Includes 29,911 restricted shares that will vest in December 2014 under the Company's 2013/14 LTIP, provided Mr. McLaughlin is employed by the Company at such date and certain minimum performance conditions are met.

(10)	Includes 5,974 restricted shares that will vest on May 21, 2014, provided the director continues to serve on our Board on that date.
(11)

Includes 42,500 shares issuable upon the exercise of options that are currently exercisable. Includes 5,974 restricted shares that will vest on May 21, 2014, provided the director continues to serve on our Board at that date.

(12)

Includes 16,458 restricted shares that will vest in December 2014 under the Company's 2013/14 LTIP, provided Mr. Stone is employed by the Company at such date and certain minimum performance conditions are met.

(13)

Includes 12,575 restricted shares that will vest in December 2014 under the Company's 2013/14 LTIP, provided Mr. Garcia is employed by the Company at such date and certain minimum performance conditions are met.

(14)

Includes 9,846 restricted shares that will vest in December 2014 under the Company's 2013/14 LTIP, provided Mr. Hart is employed by the Company at such date and certain minimum performance conditions are met.

(15)

Includes 3,670 restricted shares that will vest in December 2014 under the Company's 2013/14 LTIP, provided Mr. Montez is employed by the Company at such date and certain minimum performance conditions are met.

(16)

Consists of all shares beneficially owned by all directors and executive officers as a group as of April 4, 2014. Includes 57,585 shares issuable upon the exercise of options that are currently exercisable, 17,922 shares that will vest on May 21, 2014, provided the director(s) continues to serve on our Board on that date, 72,460 restricted shares that will vest in December 2014, provided the named executive officer(s) continues to be employed by the Company on that date and certain performance conditions are met.

RELATED PERSON TRANSACTIONS

Procedures for Approval of Related Person Transactions

Our Audit Committee is responsible for reviewing and approving all related person transactions, including transactions with executive officers and directors, for potential conflicts of interests or other improprieties. Under SEC rules, related person transactions are those transactions where we are or may be a party and the amount involved exceeds $120,000, and where any of our directors or executive officers or any other related person had or will have a direct or indirect material interest, excluding, among other things, compensation arrangements with respect to employment and Board membership. Our Audit Committee would approve a related person transaction if it determined that the transaction was in the Company's best interests and on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances.

Our Audit Committee has adopted a stringent policy whereby the Audit Committee will review for approval all related party transactions where the amount involved is anticipated to exceed $25,000. Our directors are required to disclose to our Board any potential conflict of interest or personal interest in a transaction that our Board or Company is considering. Our executive officers are required to disclose any related person transaction to our Compliance Officer who would notify the Audit Committee of the transaction. We poll our directors regularly, but no less frequently than annually, with respect to related party transactions and their service as an officer or director of other entities.

Any director involved in a related party transaction that is being reviewed or approved must recuse himself or herself from participation in any related deliberation or decision. All related party transactions anticipated to exceed $25,000 are reviewed in advance of the transaction being completed.

Related Party Transactions

There were no transactions in 2013 and there is not any currently proposed transaction where we were or are to be a party and the amount involved exceeded $120,000, and where any of our directors or executive officers or any other related person had or will have a direct or indirect material interest, other than the compensation paid to our executive officers with respect to their employment relationship with us and compensation paid to our outside directors for their service as members of our Board, which compensation is disclosed in this proxy statement.

OTHER MATTERS

Stockholder Proposals

If a stockholder wishes to have a proposal considered for presentation directly, without its inclusion in our proxy statement, at the 2015 Annual Meeting of Stockholders, including for a recommendation of candidates for election to our Board, the stockholder must submit the proposal to us in writing between January 28, 2015, and February 27, 2015, which is not less than ninety (90) calendar days nor more than one hundred twenty (120) calendar days in advance of the date of the one-year anniversary of the Company's 2014 Annual Meeting of Stockholders. Proposals should be addressed to:

PDL BioPharma, Inc.

Attention: Corporate Secretary

932 Southwood Boulevard

Incline Village, NV 89451

Stockholders submitting a proposal must provide certain other information as described in our Bylaws. Copies of our Bylaws are available online in the "Investor Relations – Corporate Governance" section of our corporate Internet site at www.pdl.com. In addition, proposals submitted for inclusion in our proxy statement must comply with Rule 14a-8 under the Exchange Act and must be received at our principal executive offices shown above no later than the close of business on December 18, 2014, which is not less than 120 days before the date of the Company's proxy statement released to stockholders in connection with the previous year's annual meeting.

We did not receive from any of our stockholders a request to include a proposal in this proxy statement.

Section 16(a) Beneficial Ownership Reporting Compliance

Our directors and executive officers are required by Section 16(a) of the Securities Exchange Act of 1934 to timely file with the SEC certain reports regarding their beneficial ownership of our common stock. These persons are also required to furnish us with copies of these reports they file with the SEC. To our knowledge, based solely on our review of such Section 16 Reports we have received and written representations from our directors and executive officers, we have concluded that our directors and executive officers complied with all filing requirements under Section 16(a) during 2013.

Transaction of Other Business

At the date of this proxy statement, the only business which our Board intends to present or knows that others will present at the Annual Meeting is as set forth above. If any other matter or matters are properly brought before the Annual Meeting, or any adjournment thereof, it is the intention of the persons named in the accompanying form of proxy to vote the proxy on such matters in accordance with their best judgment.

By Order of the Board of Directors

/s/ Christopher Stone

Christopher Stone

Vice President, General Counsel and Secretary

April 17, 2014

EXHIBIT A

PDL BIOPHARMA, INC.

2005 EQUITY INCENTIVE PLAN

A-i

9.	Restricted Stock Unit Awards		A-17
	9.1	Grant of Restricted Stock Unit Awards	A-17
	9.2	Purchase Price	A-17
	9.3	Vesting	A-17
	9.4	Voting Rights, Dividend Equivalent Rights and Distributions	A-17
	9.5	Effect of Termination of Service	A-18
	9.6	Settlement of Restricted Stock Unit Awards	A-18
	9.7	Nontransferability of Restricted Stock Unit Awards	A-18

10.	Performance Awards		A-18
	10.1	Types of Performance Awards Authorized	A-18
	10.2	Initial Value of Performance Shares and Performance Units	A-18
	10.3	Establishment of Performance Period, Performance Goals and Performance Award Formula	A-19
	10.4	Measurement of Performance Goals	A-19
	10.5	Settlement of Performance Awards	A-20
	10.6	Voting Rights; Dividend Equivalent Rights and Distributions	A-22
	10.7	Effect of Termination of Service	A-22
	10.8	Nontransferability of Performance Awards	A-22

11.	Cash-Based Awards and Other Stock-Based Awards		A-23
	11.1	Grant of Cash-Based Awards	A-23
	11.2	Grant of Other Stock-Based Awards	A-23
	11.3	Value of Cash-Based and Other Stock-Based Awards	A-23
	11.4	Payment or Settlement of Cash-Based Awards and Other Stock-Based Awards	A-23
	11.5	Voting Rights; Dividend Equivalent Rights and Distributions	A-23
	11.6	Effect of Termination of Service	A-23
	11.7	Nontransferability of Cash-Based Awards and Other Stock-Based Awards	A-23

12.	Standard Forms of Award Agreement		A-24
	12.1	Award Agreements	A-24
	12.2	Authority to Vary Terms	A-24

13.	Change in Control		A-24
	13.1	Effect of Change in Control on Awards	A-24
	13.2	Federal Excise Tax Under Section 4999 of the Code	A-25

14.	Compliance with Securities Law		A-25

15.	Tax Withholding		A-26
	15.1	Tax Withholding in General	A-26
	15.2	Withholding in Shares	A-26

16.	Amendment or Termination of Plan		A-26

17.	Compliance with Section 409A		A-26
	17.1	Awards Subject to Section 409A	A-26
	17.2	Deferral and/or Distribution Elections	A-27
	17.3	Subsequent Elections	A-27
	17.4	Distributions Pursuant to Deferral Elections	A-27
	17.5	Unforeseeable Emergency	A-28
	17.6	Disabled	A-28
	17.7	Death	A-29
	17.8	No Acceleration of Distributions	A-29

18.	Miscellaneous Provisions		A-29
	18.1	Repurchase Rights	A-29
	18.2	Forfeiture Events	A-29
	18.3	Provision of Information	A-29
	18.4	Rights as Employee, Consultant or Director	A-29

A-ii

18.5	Rights as a Stockholder	A-29
18.6	Delivery of Title to Shares	A-30
18.7	Fractional Shares	A-30
18.8	Retirement and Welfare Plans	A-30
18.9	Beneficiary Designation	A-30
18.10	Severability	A-30
18.11	No Constraint on Corporate Action	A-30
18.12	Unfunded Obligation	A-30
18.13	Choice of Law	A-31

A-iii

PDL BIOPHARMA , INC .

2005 EQUITY INCENTIVE PLAN

1.     Establishment, Purpose and Term of Plan .

1.1     Establishment . The PDL BioPharma, Inc. 2005 Equity Incentive Plan (the  Plan  ) is hereby established effective as of June 8, 2005, the date of its approval by the stockholders of the Company (the  Effective Date  ).

1.2     Purpose . The purpose of the Plan is to advance the interests of the Participating Company Group and its stockholders by providing an incentive to attract, retain and reward persons performing services for the Participating Company Group and by motivating such persons to contribute to the growth and profitability of the Participating Company Group. The Plan seeks to achieve this purpose by providing for Awards in the form of Options, Stock Appreciation Rights, Restricted Stock Purchase Rights, Restricted Stock Bonuses, Restricted Stock Units, Performance Shares, Performance Units, Cash-Based Awards and Other Stock-Based Awards.

1.3     Term of Plan . The Plan shall continue in effect until its termination by the Committee; provided , however , that all Awards shall be granted, if at all, within ten (10) years from the Effective Date.

2.     Definitions and Construction .

2.1     Definitions . Whenever used herein, the following terms shall have their respective meanings set forth below:

(a)      "Affiliate"  means (i) an entity, other than a Parent Corporation, that directly, or indirectly through one or more intermediary entities, controls the Company or (ii) an entity, other than a Subsidiary Corporation, that is controlled by the Company directly, or indirectly through one or more intermediary entities. For this purpose, the term "control" (including the term "controlled by") means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of the relevant entity, whether through the ownership of voting securities, by contract or otherwise; or shall have such other meaning assigned such term for the purposes of registration on Form S-8 under the Securities Act.

(b)      "Award"  means any Option, Stock Appreciation Right, Restricted Stock Purchase Right, Restricted Stock Bonus, Restricted Stock Unit, Performance Share, Performance Unit, Cash-Based Award or Other Stock-Based Award granted under the Plan.

(c)      "Award Agreement"  means a written or electronic agreement between the Company and a Participant setting forth the terms, conditions and restrictions of the Award granted to the Participant.

(d)      "Board"  means the Board of Directors of the Company.

(e)    "Cash-Based Award"

(f)      "Cause"  means, unless such term or an equivalent term is otherwise defined with respect to an Award by the Participant’s Award Agreement or by a written contract of employment or service, any of the following: (i) the Participant’s theft, dishonesty, willful misconduct, breach of fiduciary duty for personal profit, or falsification of any Participating Company documents or records; (ii) the Participant’s material failure to abide by a Participating Company’s code of conduct or other policies (including, without limitation, policies relating to confidentiality and reasonable workplace conduct); (iii) the Participant’s unauthorized use, misappropriation, destruction or diversion of any tangible or intangible asset or corporate opportunity of a Participating Company (including, without limitation, the Participant’s improper use or disclosure of a Participating Company’s confidential or proprietary information); (iv) any intentional act by the Participant which has a material detrimental effect on a Participating Company’s reputation or business; (v) the Participant’s repeated failure or inability to perform any reasonable assigned duties after written notice from a Participating Company of, and a reasonable opportunity to cure, such failure or inability; (vi) any material breach by the Participant of any employment, service, non-disclosure, non-competition, non-solicitation or other similar agreement between the Participant and a Participating Company, which breach is not cured pursuant to the terms of such agreement; or (vii) the Participant’s conviction (including any plea of guilty or nolo contendere) of any criminal act involving fraud, dishonesty, misappropriation or moral turpitude, or which impairs the Participant’s ability to perform his or her duties with a Participating Company.

(g)      "Change in Control"  means, unless such term or an equivalent term is otherwise defined with respect to an Award by the Participant’s Award Agreement or by a written contract of employment or service, the occurrence of any of the following:

(i)    any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person) "beneficial ownership" (as defined in Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of securities of the Company possessing thirty-five percent (35%) or more of the total combined voting power of the Company’s then-outstanding securities entitled to vote generally in the election of Directors; provided , however , that the following acquisitions shall not constitute a Change in Control: (1) an acquisition by any such person who prior to such acquisition is the beneficial owner of thirty-five percent (35%) or more of such voting power, (2) any acquisition directly from the Company, including, without limitation, a public offering of securities, (3) any acquisition by the Company, (4) any acquisition by a trustee or other fiduciary under an employee benefit plan of a Participating Company or (5) any acquisition by an entity owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of the voting securities of the Company; or

(ii)    an Ownership Change Event or series of related Ownership Change Events (collectively, a  "Transaction"  ) in which the stockholders of the Company immediately before the Transaction do not retain immediately after the Transaction direct or indirect beneficial ownership of more than fifty percent (50%) of the total combined voting power of the outstanding voting securities of the Company or, in the case of an Ownership Change Event described in Section 2.1(bb)(iii), the entity to which the assets of the Company were transferred (the  "Transferee"  ), as the case may be; or

(iii)    a liquidation or dissolution of the Company.

For purposes of the preceding sentence, indirect beneficial ownership shall include, without limitation, an interest resulting from ownership of the voting securities of one or more corporations or other business entities which own the Company or the Transferee, as the case may be, either directly or through one or more subsidiary corporations or other business entities. The Committee shall have the right to determine whether multiple sales or exchanges of the voting securities of the Company or multiple Ownership Change Events are related, and its determination shall be final, binding and conclusive. Notwithstanding the foregoing, to the extent that any amount constituting Section 409A Deferred Compensation would become payable under this Plan by reason of a Change in Control, such amount shall become payable only if the event constituting a Change in Control would also constitute a change in ownership or effective control of the Company or a change in the ownership of a substantial portion of the assets of the Company within the meaning of Section 409A.

(h)      "Code"  means the Internal Revenue Code of 1986, as amended, and any applicable regulations or administrative guidelines promulgated thereunder.

(i)      "Committee"  means the Compensation Committee and such other committee or subcommittee of the Board, if any, duly appointed to administer the Plan and having such powers in each instance as shall be specified by the Board. If, at any time, there is no committee of the Board then authorized or properly constituted to administer the Plan, the Board shall exercise all of the powers of the Committee granted herein, and, in any event, the Board may in its discretion exercise any or all of such powers.

(j)      "Company"  means PDL BioPharma, Inc., a Delaware corporation, or any successor corporation thereto.

(k)      "Consultant"  means a person engaged to provide consulting or advisory services (other than as an Employee or a member of the Board) to a Participating Company, provided that the identity of such person, the nature of such services or the entity to which such services are provided would not preclude the Company from offering or selling securities to such person pursuant to the Plan in reliance on registration on a Form S-8 Registration Statement under the Securities Act.

(l)       "Covered Employee"  means any Employee who is or may reasonably be expected to become a "covered employee" as defined in Section 162(m), or any successor statute, and who is designated, either as an individual Employee or a member of a class of Employees, by the Committee no later than (i) the date ninety (90) days after the beginning of the Performance Period, or (ii) the date on which twenty-five percent (25%) of the Performance Period has elapsed, as a "Covered Employee" under this Plan for such applicable Performance Period.

(m)      "Director"  means a member of the Board.

(n)      "Disability"  means the permanent and total disability of the Participant, within the meaning of Section 22(e)(3) of the Code.

(o)      "Dividend Equivalent"  means a credit, made at the discretion of the Committee or as otherwise provided by the Plan, to the account of a Participant in an amount equal to the cash dividends paid on one share of Stock for each share of Stock represented by an Award held by such Participant.

(p)      "Employee"  means any person treated as an employee (including an Officer or a member of the Board who is also treated as an employee) in the records of a Participating Company and, with respect to any Incentive Stock Option granted to such person, who is an employee for purposes of Section 422 of the Code; provided , however , that neither service as a member of the Board nor payment of a director’s fee shall be sufficient to constitute employment for purposes of the Plan. The Company shall determine in good faith and in the exercise of its discretion whether an individual has become or has ceased to be an Employee and the effective date of such individual’s employment or termination of employment, as the case may be. For purposes of an individual’s rights, if any, under the terms of the Plan as of the time of the Company’s determination of whether or not the individual is an Employee, all such determinations by the Company shall be final, binding and conclusive as to such rights, if any, notwithstanding that the Company or any court of law or governmental agency subsequently makes a contrary determination as to such individual’s status as an Employee.

(q)      "Exchange Act"  means the Securities Exchange Act of 1934, as amended.

(r)      "Fair Market Value"  means, as of any date, the value of a share of Stock or other property as determined by the Committee, in its discretion, or by the Company, in its discretion, if such determination is expressly allocated to the Company herein, subject to the following:

(i)    Except as otherwise determined by the Committee, if, on such date, the Stock is listed on a national or regional securities exchange or market system, the Fair Market Value of a share of Stock shall be the closing price of a share of Stock (or the mean of the closing bid and asked prices of a share of Stock if the Stock is so quoted instead) as quoted on the NASDAQ Stock Market or such other national or regional securities exchange or market system constituting the primary market for the Stock, as reported in The Wall Street Journal or such other source as the Company deems reliable. If the relevant date does not fall on a day on which the Stock has traded on such securities exchange or market system, the date on which the Fair Market Value shall be established shall be the last day on which the Stock was so traded prior to the relevant date, or such other appropriate day as shall be determined by the Committee, in its discretion.

(ii)    Notwithstanding the foregoing, the Committee may, in its discretion, determine the Fair Market Value on the basis of the opening, closing, or average of the high and low sale prices of a share of Stock on such date or the preceding trading day, the actual sale price of a share of Stock received by a Participant, any other reasonable basis using actual transactions in the Stock as reported on a national or regional securities exchange or market system and consistently applied, or on any other basis consistent with the requirements of Section 409A. The Committee may also determine the Fair Market Value upon the average selling price of the Stock during a specified period that is within thirty (30) days before or thirty (30) days after such date, provided that, with respect to the grant of an Option or SAR, the commitment to grant such Award based on such valuation method must be irrevocable before the beginning of the specified period and such valuation method must be used consistently for grants of Options and SARs under the same and substantially similar programs. The Committee may vary its method of determination of the Fair Market Value as provided in this Section for different purposes under the Plan to the extent consistent with the requirements of Section 409A.

(iii)    If, on such date, the Stock is not listed on a national or regional securities exchange or market system, the Fair Market Value of a share of Stock shall be as determined by the Committee in good faith without regard to any restriction other than a restriction which, by its terms, will never lapse.

(s)      "Full Value Award"  means any Award settled in Stock, other than (i) an Option, (ii) a Stock Appreciation Right, (iii) a Restricted Stock Purchase Right or an Other Stock-Based Award under which the Company will receive monetary consideration equal to the Fair Market Value (determined as of the date of grant) of the shares subject to such Award or (iv) an Other Stock-Based award based on appreciation in the Fair Market Value of the Stock.

(t)      "Incentive Stock Option"  means an Option intended to be (as set forth in the Award Agreement) and which qualifies as an incentive stock option within the meaning of Section 422(b) of the Code.

(u)      "Insider"  means an Officer, Director or any other person whose transactions in Stock are subject to Section 16 of the Exchange Act.

(v)      "Net-Exercise"  means a procedure by which the Participant will be issued a number of shares of Stock upon the exercise of an Option determined in accordance with the following formula:

N =	X(A-B)/A, where
"N" = the number of shares of Stock to be issued to the Participant upon exercise of the Option;
"X" = the total number of shares with respect to which the Participant has elected to exercise the Option;
"A" = the Fair Market Value of one (1) share of Stock determined on the exercise date; and
"B" = the exercise price per share (as defined in the Participant's Award Agreement)

(w)      "Nonstatutory Stock Option"  means an Option not intended to be (as set forth in the Award Agreement) an incentive stock option within the meaning of Section 422(b) of the Code.

(x)      "Officer"  means any person designated by the Board as an officer of the Company.

(y)      "Option"  means an Incentive Stock Option or a Nonstatutory Stock Option granted pursuant to Section 6.

(z)        "Other Stock-Based Award"  means an Award denominated in shares of Stock and granted pursuant to Section 11.

(aa)      "Outside Director"  means a Director who is neither an Employee nor a Consultant,

(bb)      "Ownership Change Event"  means the occurrence of any of the following with respect to the Company: (i) the direct or indirect sale or exchange in a single or series of related transactions by the stockholders of the Company of more than fifty percent (50%) of the voting stock of the Company; (ii) a merger or consolidation in which the Company is a party; or (iii) the sale, exchange or transfer of all or substantially all of the assets of the Company (other than a sale, exchange or transfer to one or more subsidiaries of the Company).

(cc)      "Parent Corporation"  means any present or future "parent corporation" of the Company, as defined in Section 424(e) of the Code.

(dd)      "Participant"  means any eligible person who has been granted one or more Awards.

(ee)      "Participating Company"  means the Company or any Parent Corporation, Subsidiary Corporation or Affiliate.

(ff)        "Participating Company Group"  means, at any point in time, all entities collectively which are then Participating Companies.

(gg)      "Performance Award"  means an Award of Performance Shares or Performance Units.

(hh)      "Performance Award Formula"  means, for any Performance Award, a formula or table established by the Committee pursuant to Section 10.3 which provides the basis for computing the value of a Performance Award at one or more threshold levels of attainment of the applicable Performance Goal(s) measured as of the end of the applicable Performance Period.

(ii)        "Performance-Based Compensation"

(jj)       "Performance Goal"  means a performance goal established by the Committee pursuant to Section 10.3.

(kk)      "Performance Period"  means a period established by the Committee pursuant to Section 10.3 at the end of which one or more Performance Goals are to be measured.

(ll)        "Performance Share"  means a right granted to a Participant pursuant to Section 10 to receive a payment equal to the value of a Performance Share, as determined by the Committee, based on performance.

(mm)     "Performance Unit"  means a right granted to a Participant pursuant to Section 10 to receive a payment equal to the value of a Performance Unit, as determined by the Committee, based upon performance.

(nn)      "Restricted Stock Award"  means an Award of a Restricted Stock Bonus or a Restricted Stock Purchase Right.

(oo)      "Restricted Stock Bonus"  means Stock granted to a Participant pursuant to Section 8.

(pp)      "Restricted Stock Purchase Right"  means a right to purchase Stock granted to a Participant pursuant to Section 8.

(qq)      "Restricted Stock Unit" or  "Stock Unit"  means a right granted to a Participant pursuant to Section 9, respectively, to receive a share of Stock on a date determined in accordance with the provisions of Section 9, as applicable, and the Participant’s Award Agreement.

(rr)       "Restriction Period"  means the period established in accordance with Section 8.5 during which shares subject to a Restricted Stock Award are subject to Vesting Conditions.

(ss)      "Rule 16b-3"  means Rule 16b-3 under the Exchange Act, as amended from time to time, or any successor rule or regulation.

(tt)       "SAR"  or  "Stock Appreciation Right"  means a right granted to a Participant pursuant to Section 7 to receive payment of an amount equal to the excess, if any, of the Fair Market Value of a share of Stock on the date of exercise of the SAR over the exercise price.

(uu)      "Section 162(m)"  means Section 162(m) of the Code.

(vv)      "Section 409A"  means Section 409A of the Code.

(ww)    "Section 409A Deferred Compensation"  means compensation provided pursuant to the Plan that constitutes deferred compensation subject to and not exempted from the requirements of Section 409A.

(xx)       "Securities Act"  means the Securities Act of 1933, as amended.

(yy)      "Service"  means a Participant’s employment or service with the Participating Company Group, whether in the capacity of an Employee, a Director or a Consultant. Unless otherwise provided by the Committee, a Participant’s Service shall not be deemed to have terminated merely because of a change in the capacity in which the Participant renders such Service or a change in the Participating Company for which the Participant renders such Service, provided that there is no interruption or termination of the Participant’s Service. Furthermore, a Participant’s Service shall not be deemed to have terminated if the Participant takes any military leave, sick leave, or other bona fide leave of absence approved by the Company. However, unless otherwise provided by the Committee, if any such leave taken by a Participant exceeds ninety (90) days, then on the ninety-first (91st) day following the commencement of such leave the Participant’s Service shall be deemed to have terminated, unless the Participant’s right to return to Service is guaranteed by statute or contract. Notwithstanding the foregoing, unless otherwise designated by the Company or required by law, an unpaid leave of absence shall not be treated as Service for purposes of determining vesting under the Participant’s Award Agreement. A Participant’s Service shall be deemed to have terminated either upon an actual termination of Service or upon the entity for which the Participant performs Service ceasing to be a Participating Company. Subject to the foregoing, the Company, in its discretion, shall determine whether the Participant’s Service has terminated and the effective date of such termination.

(zz)      "Stock"  means the common stock of the Company, as adjusted from time to time in accordance with Section 4.3.

(aaa)    "Subsidiary Corporation"  means any present or future "subsidiary corporation" of the Company, as defined in Section 424(f) of the Code.

(bbb)   "Ten Percent Owner"  means a Participant who, at the time an Option is granted to the Participant, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of a Participating Company (other than an Affiliate) within the meaning of Section 422(b)(6) of the Code.

(ccc)    "Trading Compliance Policy"  means the written policy of the Company pertaining to the purchase, sale, transfer or other disposition of the Company’s equity securities by Directors, Officers, Employees or other service providers who may possess material, nonpublic information regarding the Company or its securities.

(ddd)   "Vesting Conditions"  mean those conditions established in accordance with the Plan prior to the satisfaction of which shares subject to an Award remain subject to forfeiture or a repurchase option in favor of the Company exercisable for the Participant’s purchase price for such shares upon the Participant’s termination of Service.

2.2     Construction . Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of the Plan. Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular. Use of the term "or" is not intended to be exclusive, unless the context clearly requires otherwise.

3.     Administration .

3.1     Administration by the Committee . The Plan shall be administered by the Committee. All questions of interpretation of the Plan or of any Award shall be determined by the Committee, and such determinations shall be final and binding upon all persons having an interest in the Plan or such Award. In addition, any and all actions, decisions and determinations taken or made by the Committee in the exercise of its discretion pursuant to the Plan, including, without limitation, pursuant to Section 3.5 below, or Award Agreement or other agreement thereunder shall be final, binding and conclusive upon all persons having an interest therein.

3.2     Authority of Officers . The Chief Executive Officer shall have the authority to act on behalf of the Company with respect to any matter, right, obligation, determination or election which is the responsibility of or which is allocated to the Company herein.

3.3     Administration with Respect to Insider . With respect to participation by Insiders in the Plan, at any time that any class of equity security of the Company is registered pursuant to Section 12 of the Exchange Act, the Plan shall be administered in compliance with the requirements, if any, of Rule 16b-3.

3.4     Committee Complying with Section 162(m ). If the Company is a "publicly held corporation" within the meaning of Section 162(m), the Board may establish a Committee of "outside directors" within the meaning of Section 162(m) to approve the grant of any Award intended to result in the payment of Performance-Based Compensation.

3.5     Powers of the Committee . In addition to any other powers set forth in the Plan and subject to the provisions of the Plan, the Committee shall have the full and final power and authority, in its discretion:

(a)    to determine the persons to whom, and the time or times at which, Awards shall be granted and the number of shares of Stock, units or monetary value to be subject to each Award;

(b)    to determine the type of Award granted;

(c)    to determine the Fair Market Value of shares of Stock or other property;

(d)    to determine the terms, conditions and restrictions applicable to each Award (which need not be identical) and any shares acquired pursuant thereto, including, without limitation, (i) the exercise or purchase price of shares pursuant to any Award, (ii) the method of payment for shares purchased pursuant to any Award, (iii) the method for satisfaction of any tax withholding obligation arising in connection with any Award, including by the withholding or delivery of shares of Stock, (iv) the timing, terms and conditions of the exercisability or vesting of any Award or any shares acquired pursuant thereto, (v) the Performance Measures, Performance Period, Performance Award Formula and Performance Goals applicable to any Award and the extent to which such Performance Goals have been attained, (vi) the time of the expiration of any Award, (vii) the effect of the Participant’s termination of Service on any of the foregoing, and (viii) all other terms, conditions and restrictions applicable to any Award or shares acquired pursuant thereto not inconsistent with the terms of the Plan;

(e)    to determine whether an Award will be settled in shares of Stock, cash, or in any combination thereof;

(f)    to approve one or more forms of Award Agreement;

(g)    to amend, modify, extend, cancel or renew any Award or to waive any restrictions or conditions applicable to any Award or any shares acquired pursuant thereto;

(h)    to accelerate, continue, extend or defer the exercisability or vesting of any Award or any shares acquired pursuant thereto, including with respect to the period following a Participant’s termination of Service;

(i)     without the consent of the affected Participant and notwithstanding the provisions of any Award Agreement to the contrary, to unilaterally substitute at any time a Stock Appreciation Right providing for settlement solely in shares of Stock in place of any outstanding Option,provided that such Stock Appreciation Right covers the same number of shares of Stock and provides for the same exercise price (subject in each case to adjustment in accordance with Section 4.3) as the replaced Option and otherwise provides substantially equivalent terms and conditions as the replaced Option, as determined by the Committee;

(j)     to prescribe, amend or rescind rules, guidelines and policies relating to the Plan, or to adopt sub-plans or supplements to, or alternative versions of, the Plan, including, without limitation, as the Committee deems necessary or desirable to comply with the laws or regulations of, or to accommodate the tax policy, accounting principles or custom of, foreign jurisdictions whose citizens may be granted Awards; and

(k)     to correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award Agreement and to make all other determinations and take such other actions with respect to the Plan or any Award as the Committee may deem advisable to the extent not inconsistent with the provisions of the Plan or applicable law.

3.6     Option or SAR Repricing . Without the affirmative vote of holders of a majority of the shares of Stock cast in person or by proxy at a meeting of the stockholders of the Company at which a quorum representing a majority of all outstanding shares of Stock is present or represented by proxy, the Board shall not approve either (a) the cancellation of outstanding Options or SARs and the grant in substitution therefor of new Options or SARs having a lower exercise price or (b) the amendment of outstanding Options or SARs to reduce the exercise price thereof. This paragraph shall not be construed to apply to "issuing or assuming a stock option in a transaction to which Section 424(a) applies," within the meaning of Section 424 of the Code.

3.7     Indemnification . In addition to such other rights of indemnification as they may have as members of the Board or the Committee or as officers or employees of the Participating Company Group, members of the Board or the Committee and any officers or employees of the Participating Company Group to whom authority to act for the Board, the Committee or the Company is delegated shall be indemnified by the Company against all reasonable expenses, including attorneys’ fees, actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan, or any right granted hereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such person is liable for gross negligence, bad faith or intentional misconduct in duties; provided , however , that within sixty (60) days after the institution of such action, suit or proceeding, such person shall offer to the Company, in writing, the opportunity at its own expense to handle and defend the same.

4.     Shares Subject to Plan .

4.1     Maximum Number of Shares Issuable . Subject to adjustment as provided in Sections 4.2 and 4.3, the maximum aggregate number of shares of Stock that may be issued under the Plan shall be equal to five million two hundred thousand (5,200,000) shares, and shall consist of authorized but unissued or reacquired shares of Stock or any combination thereof.

4.2     Share Accounting . If an outstanding Award for any reason expires or is terminated or canceled without having been exercised or settled in full, or if shares of Stock acquired pursuant to an Award subject to forfeiture or repurchase are forfeited or repurchased by the Company for an amount not greater than the Participant’s original purchase price, the shares of Stock allocable to the terminated portion of such Award or such forfeited or repurchased shares of Stock shall not again be available for issuance under the Plan. In addition, Shares withheld or reacquired by the Company in satisfaction of tax withholding obligations pursuant to Section 15.3 shall not again be available for issuance under the Plan. Shares of Stock shall not be deemed to have been issued pursuant to the Plan with respect to any portion of an Award, other than an Option or SAR, that is settled in cash. Upon payment in shares of Stock pursuant to the exercise of an SAR, the number of shares available for issuance under the Plan shall be reduced by the gross number of shares for which the SAR is exercised. If the exercise price of an Option is paid by tender to the Company, or attestation to the ownership, of shares of Stock owned by the Participant, or by means of a Net-Exercise, the number of shares available for issuance under the Plan shall be reduced by the gross number of shares for which the Option is exercised.

4.3     Adjustments for Changes in Capital Structure . Subject to any required action by the stockholders of the Company and the requirements of Section 409A to the extent applicable, in the event of any change in the Stock effected without receipt of consideration by the Company, whether through merger, consolidation, reorganization, reincorporation, recapitalization, reclassification, stock dividend, stock split, reverse stock split, split-up, split-off, spin-off, combination of shares, exchange of shares, or similar change in the capital structure of the Company, or in the event of payment of a dividend or distribution to the stockholders of the Company in a form other than Stock (excepting normal cash dividends) that has a material effect on the Fair Market Value of shares of Stock, appropriate and proportionate adjustments shall be made in the number and kind of shares subject to the Plan and to any outstanding Awards, in the Award limits set forth in Section 5.3 and in the exercise or purchase price per share under any outstanding Award in order to prevent dilution or enlargement of Participants’ rights under the Plan. For purposes of the foregoing, conversion of any convertible securities of the Company shall not be treated as "effected without receipt of consideration by the Company." If a majority of the shares which are of the same class as the shares that are subject to outstanding Awards are exchanged for, converted into, or otherwise become (whether or not pursuant to an Ownership Change Event) shares of another corporation (the  New Shares  ), the Committee may unilaterally amend the outstanding Awards to provide that such Awards are for New Shares. In the event of any such amendment, the number of shares subject to, and the exercise or purchase price per share of, the outstanding Awards shall be adjusted in a fair and equitable manner as determined by the Committee, in its discretion. Any fractional share resulting from an adjustment pursuant to this Section shall be rounded down to the nearest whole number, and in no event may the exercise or purchase price under any Award be decreased to an amount less than the par value, if any, of the stock subject to such Award. The Committee, in its sole discretion, may also make such adjustments in the terms of any Award to reflect, or related to, such changes in the capital structure of the Company or distributions as it deems appropriate, including modification of Performance Goals, Performance Award Formulas and Performance Periods. The adjustments determined by the Committee pursuant to this Section shall be final, binding and conclusive.

The Committee may, without affecting the number of Shares reserved or available hereunder, authorize the issuance or assumption of benefits under this Plan in connection with any merger, consolidation, acquisition of property or stock, or reorganization upon such terms and conditions as it may deem appropriate, subject to compliance with Sections 409A and 422 and any related guidance issued by the U.S. Treasury Department, where applicable.

5.     Eligibility, Participation and Award Limitations .

5.1     Persons Eligible for Awards . Awards may be granted only to Employees, Consultants and Outside Directors.

5.2     Participation in Plan . Awards are granted solely at the discretion of the Committee. Eligible persons may be granted more than one Award. However, eligibility in accordance with this Section shall not entitle any person to be granted an Award, or, having been granted an Award, to be granted an additional Award.

5.3     Award Limitations .

(a)     Incentive Stock Option Limitations .

(i)     Maximum Number of Shares Issuable Pursuant to Incentive Stock Options . Subject to adjustment as provided in Section 4.3, the maximum aggregate number of shares of Stock that may be issued under the Plan pursuant to the exercise of Incentive Stock Options shall not exceed five million two hundred thousand (5,200,000) shares. The maximum aggregate number of shares of Stock that may be issued under the Plan pursuant to all Awards other than Incentive Stock Options shall be the number of shares determined in accordance with Section 4.1, subject to adjustment as provided in Section 4.2 and Section 4.3.

(ii)     Persons Eligible. An Incentive Stock Option may be granted only to a person who, on the effective date of grant, is an Employee of the Company, a Parent Corporation or a Subsidiary Corporation (each being an  ISO-Qualifying Corporation  ). Any person who is not an Employee of an ISO-Qualifying Corporation on the effective date of the grant of an Option to such person may be granted only a Nonstatutory Stock Option. An Incentive Stock Option granted to a prospective Employee upon the condition that such person become an Employee of an ISO-Qualifying Corporation shall be deemed granted effective on the date such person commences Service as an Employee of an ISO-Qualifying Corporation, with an exercise price determined as of such date in accordance with Section 6.1.

(iii)     Fair Market Value Limitation. To the extent that options designated as Incentive Stock Options (granted under all stock option plans of the Participating Company Group, including the Plan) become exercisable by a Participant for the first time during any calendar year for stock having a Fair Market Value greater than one hundred thousand dollars ($100,000), the portion of such options which exceeds such amount shall be treated as Nonstatutory Stock Options. For purposes of this Section, options designated as Incentive Stock Options shall be taken into account in the order in which they were granted, and the Fair Market Value of stock shall be determined as of the time the option with respect to such stock is granted. If the Code is amended to provide for a limitation different from that set forth in this Section, such different limitation shall be deemed incorporated herein effective as of the date and with respect to such Options as required or permitted by such amendment to the Code. If an Option is treated as an Incentive Stock Option in part and as a Nonstatutory Stock Option in part by reason of the limitation set forth in this Section, the Participant may designate which portion of such Option the Participant is exercising. In the absence of such designation, the Participant shall be deemed to have exercised the Incentive Stock Option portion of the Option first. Upon exercise, shares issued pursuant to each such portion shall be separately identified.

(b)     Aggregate Limit on Full Value Awards. In no event shall more than fifty percent (50%) of the maximum aggregate number of shares of Stock that may be issued under the Plan, determined in accordance with Sections 4.1, 4.2 and 4.3, be issued pursuant to Full Value Awards.

(c)     Aggregate Limit on Full Value Awards Without Minimum Vesting. Notwithstanding any provision of the Plan to the contrary, no more than ten percent (10%) of the maximum aggregate number of shares of Stock that may be issued under the Plan, determined in accordance with Sections 4.1, 4.2 and 4.3, shall be issued pursuant to Full Value Awards having Vesting Conditions which (i) if based upon a Service requirement, provide for vesting more rapid than annual pro rata vesting over a period of three (3) years or (ii) if based upon the attainment of one or more Performance Goals, provide for a Performance Period of less than twelve (12) months; provided , however , that such limitations shall not preclude the acceleration of vesting of any such Award upon the death, disability, retirement or involuntary termination of Service of the Participant or upon or following a Change in Control, as determined by the Committee in its discretion.

(d)     Maximum Annual Aggregate Award Limits. Subject to adjustment as provided in Section 4.3, no Participant shall be granted within any fiscal year of the Company, other than the fiscal year in which such Participant’s Service with the Company commences, one or more Awards that may be settled in Stock which in the aggregate are for more than a number of shares equal to nine percent (9%) of the maximum aggregate number of shares of Stock that may be issued under the Plan as set forth in Section 4.1.

(e)     Section 162(m) Award Limits. The following limits shall apply to the grant of any Award intended to qualify for treatment as Performance-Based Compensation:

(i)     Options and SARs. Subject to adjustment as provided in Section 4.3, no Employee shall be granted within any fiscal year of the Company one or more Options or Freestanding SARs which in the aggregate are for more than one million six hundred thousand (1,600,000) shares.

(ii)     Restricted Stock Awards and Restricted Stock Unit Awards. Subject to adjustment as provided in Section 4.3, no Employee shall be granted within any fiscal year of the Company one or more Restricted Stock Awards or Restricted Stock Unit Awards for more than seven hundred and fifty thousand (750,000) shares.

(iii)     Performance Awards. Subject to adjustment as provided in Section 4.3, no Employee shall be granted (1) Performance Shares which could result in such Employee receiving more than one hundred thousand (100,000) shares for each full fiscal year of the Company contained in the Performance Period for such Award, or (2) Performance Units which could result in such Employee receiving more than two million dollars ($2,000,000) for each full fiscal year of the Company contained in the Performance Period for such Award.

(iv)     Cash-Based Awards and Other Stock-Based Awards. Subject to adjustment as provided in Section 4.3, no Employee shall be granted (1) Cash-Based Awards in any fiscal year of the Company which could result in such Employee receiving more than two million dollars ($2,000,000) for each full fiscal year of the Company contained in the Performance Period for such Award, or (2) Other Stock-Based Awards in any fiscal year of the Company which could result in such Employee receiving more than one hundred thousand (100,000) shares for each full fiscal year of the Company contained in the Performance Period for such Award.

6.     Stock Options.

Options shall be evidenced by Award Agreements specifying the number of shares of Stock covered thereby, in such form as the Committee shall from time to time establish. Award Agreements evidencing Options may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:

6.1     Exercise Price. The exercise price for each Option shall be established in the discretion of the Committee; provided , however , that (a) the exercise price per share shall be not less than the Fair Market Value of a share of Stock on the effective date of grant of the Option and (b) no Incentive Stock Option granted to a Ten Percent Owner shall have an exercise price per share less than one hundred ten percent (110%) of the Fair Market Value of a share of Stock on the effective date of grant of the Option. Notwithstanding the foregoing, an Option (whether an Incentive Stock Option or a Nonstatutory Stock Option) may be granted with an exercise price lower than the minimum exercise price set forth above if such Option is granted pursuant to an assumption or substitution for another option in a manner qualifying under the provisions of Section 424(a) of the Code.

6.2     Exercisability and Term of Options. Options shall be exercisable at such time or times, or upon such event or events, and subject to such terms, conditions, performance criteria and restrictions as shall be determined by the Committee and set forth in the Award Agreement evidencing such Option; provided , however , that (a) no Option shall be exercisable after the expiration of seven (7) years after the effective date of grant of such Option and (b) no Incentive Stock Option granted to a Ten Percent Owner shall be exercisable after the expiration of five (5) years after the effective date of grant of such Option. Subject to the foregoing, unless otherwise specified by the Committee in the grant of an Option, each Option shall terminate seven (7) years after the effective date of grant of the Option, unless earlier terminated in accordance with its provisions.

6.3     Payment of Exercise Price.

(a)     Forms of Consideration Authorized. Except as otherwise provided below, payment of the exercise price for the number of shares of Stock being purchased pursuant to any Option shall be made (i) in cash or by check or cash equivalent, (ii) by tender to the Company, or attestation to the ownership, of shares of Stock owned by the Participant having a Fair Market Value not less than the exercise price, (iii) by delivery of a properly executed notice of exercise together with irrevocable instructions to a broker providing for the assignment to the Company of the proceeds of a sale or loan with respect to some or all of the shares being acquired upon the exercise of the Option (including, without limitation, through an exercise complying with the provisions of Regulation T as promulgated from time to time by the Board of Governors of the Federal Reserve System) (a  Cashless Exercise  ), (iv) by delivery of a properly executed notice electing a Net-Exercise, (v) by such other consideration as may be approved by the Committee from time to time to the extent permitted by applicable law, or (vi) by any combination thereof. The Committee may at any time or from time to time grant Options which do not permit all of the foregoing forms of consideration to be used in payment of the exercise price or which otherwise restrict one or more forms of consideration.

(b)     Limitations on Forms of Consideration.

(i)     Tender of Stock. Notwithstanding the foregoing, an Option may not be exercised by tender to the Company, or attestation to the ownership, of shares of Stock to the extent such tender or attestation would constitute a violation of the provisions of any law, regulation or agreement restricting the redemption of the Company’s stock. Unless otherwise provided by the Committee, an Option may not be exercised by tender to the Company, or attestation to the ownership, of shares of Stock unless such shares either have been owned by the Participant for more than six (6) months (or such other period, if any, as the Committee may permit) and not used for another Option exercise by attestation during such period, or were not acquired, directly or indirectly, from the Company.

(ii)     Cashless Exercise. The Company reserves, at any and all times, the right, in the Company’s sole and absolute discretion, to establish, decline to approve or terminate any program or procedures for the exercise of Options by means of a Cashless Exercise, including with respect to one or more Participants specified by the Company notwithstanding that such program or procedures may be available to other Participants.

6.4     Effect of Termination of Service.

(a)     Option Exercisability. Subject to earlier termination of the Option as otherwise provided herein and unless otherwise provided by the Committee in the grant of an Option and set forth in the Award Agreement, an Option shall terminate immediately upon the Participant’s termination of Service to the extent that it is then unvested and shall be exercisable after the Participant’s termination of Service to the extent it is then vested only during the applicable time period determined in accordance with this Section and thereafter shall terminate:

(i)     Disability. If the Participant’s Service terminates because of the Disability of the Participant, the Option, to the extent unexercised and exercisable on the date on which the Participant’s Service terminated, may be exercised by the Participant (or the Participant’s guardian or legal representative) at any time prior to the expiration of twelve (12) months after the date on which the Participant’s Service terminated, but in any event no later than the date of expiration of the Option’s term as set forth in the Award Agreement evidencing such Option (the  Option Expiration Date  ).

(ii)     Death. If the Participant’s Service terminates because of the death of the Participant, the Option, to the extent unexercised and exercisable on the date on which the Participant’s Service terminated, may be exercised by the Participant’s legal representative or other person who acquired the right to exercise the Option by reason of the Participant’s death at any time prior to the expiration of twelve (12) months after the date on which the Participant’s Service terminated, but in any event no later than the Option Expiration Date. The Participant’s Service shall be deemed to have terminated on account of death if the Participant dies within three (3) months after the Participant’s termination of Service.

(iii)     Other Termination of Service. If the Participant’s Service terminates for any reason, except Disability or death, the Option, to the extent unexercised and exercisable by the Participant on the date on which the Participant’s Service terminated, may be exercised by the Participant at any time prior to the expiration of three (3) months after the date on which the Participant’s Service terminated, but in any event no later than the Option Expiration Date.

(b)     Extension if Exercise Prevented by Law. Notwithstanding the foregoing, if the exercise of an Option within the applicable time periods set forth in Section 6.4(a) is prevented by the provisions of Section 14 below, the Option shall remain exercisable until thirty (30) days after the date such exercise would no longer be prevented by such provisions, but in any event no later than the Option Expiration Date.

6.5     Transferability of Options. During the lifetime of the Participant, an Option shall be exercisable only by the Participant or the Participant’s guardian or legal representative. An Option shall not be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance, or garnishment by creditors of the Participant or the Participant’s beneficiary, except transfer by will or by the laws of descent and distribution. Notwithstanding the foregoing, to the extent permitted by the Committee, in its discretion, and set forth in the Award Agreement evidencing such Option, a Nonstatutory Stock Option shall be assignable or transferable subject to the applicable limitations, if any, described in the General Instructions to Form S-8 under the Securities Act.

7.     Stock Appreciation Rights.

Stock Appreciation Rights shall be evidenced by Award Agreements specifying the number of shares of Stock subject to the Award, in such form as the Committee shall from time to time establish. Award Agreements evidencing SARs may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:

7.1     Types of SARs Authorized. SARs may be granted in tandem with all or any portion of a related Option (a  ) or may be granted independently of any Option (a  ). A Tandem SAR may only be granted concurrently with the grant of the related Option.

7.2     Exercise Price. The exercise price for each SAR shall be established in the discretion of the Committee; provided , however , that (a) the exercise price per share subject to a Tandem SAR shall be the exercise price per share under the related Option and (b) the exercise price per share subject to a Freestanding SAR shall be not less than the Fair Market Value of a share of Stock on the effective date of grant of the SAR.

7.3     Exercisability and Term of SARs.

(a)     Tandem SARs. Tandem SARs shall be exercisable only at the time and to the extent, and only to the extent, that the related Option is exercisable, subject to such provisions as the Committee may specify where the Tandem SAR is granted with respect to less than the full number of shares of Stock subject to the related Option. The Committee may, in its discretion, provide in any Award Agreement evidencing a Tandem SAR that such SAR may not be exercised without the advance approval of the Company and, if such approval is not given, then the Option shall nevertheless remain exercisable in accordance with its terms. A Tandem SAR shall terminate and cease to be exercisable no later than the date on which the related Option expires or is terminated or canceled. Upon the exercise of a Tandem SAR with respect to some or all of the shares subject to such SAR, the related Option shall be canceled automatically as to the number of shares with respect to which the Tandem SAR was exercised. Upon the exercise of an Option related to a Tandem SAR as to some or all of the shares subject to such Option, the related Tandem SAR shall be canceled automatically as to the number of shares with respect to which the related Option was exercised.

(b)     Freestanding SARs. Freestanding SARs shall be exercisable at such time or times, or upon such event or events, and subject to such terms, conditions, performance criteria and restrictions as shall be determined by the Committee and set forth in the Award Agreement evidencing such SAR; provided , however , that no Freestanding SAR shall be exercisable after the expiration of seven (7) years after the effective date of grant of such SAR.

7.4     Exercise of SARs. Upon the exercise (or deemed exercise pursuant to Section 7.7) of an SAR, the Participant (or the Participant’s legal representative or other person who acquired the right to exercise the SAR by reason of the Participant’s death) shall be entitled to receive payment of an amount for each share with respect to which the SAR is exercised equal to the excess, if any, of the Fair Market Value of a share of Stock on the date of exercise of the SAR over the exercise price. Payment of such amount shall be made (a) in the case of a Tandem SAR, solely in shares of Stock in a lump sum as soon as practicable following the date of exercise of the SAR and (b) in the case of a Freestanding SAR, in cash, shares of Stock, or any combination thereof as determined by the Committee in compliance with Section 409A. Unless otherwise provided in the Award Agreement evidencing a Freestanding SAR, payment shall be made in a lump sum as soon as practicable following the date of exercise of the SAR. The Award Agreement evidencing any Freestanding SAR may provide for deferred payment in a lump sum or in installments in compliance with Section 409A. When payment is to be made in shares of Stock, the number of shares to be issued shall be determined on the basis of the Fair Market Value of a share of Stock on the date of exercise of the SAR. For purposes of this Section 7, an SAR shall be deemed exercised on the date on which the Company receives notice of exercise from the Participant or as otherwise provided in Section 7.7.

7.5     Deemed Exercise of SARs. If, on the date on which an SAR would otherwise terminate or expire, the SAR by its terms remains exercisable immediately prior to such termination or expiration and, if so exercised, would result in a payment to the holder of such SAR, then any portion of such SAR which has not previously been exercised shall automatically be deemed to be exercised as of such date with respect to such portion.

7.6     Effect of Termination of Service. Subject to earlier termination of the SAR as otherwise provided herein and unless otherwise provided by the Committee in the grant of an SAR and set forth in the Award Agreement, an SAR shall be exercisable after a Participant’s termination of Service only to the extent and during the applicable time period determined in accordance with Section 6.4 (treating the SAR as if it were an Option) and thereafter shall terminate.

7.7     Nontransferability of SARs. During the lifetime of the Participant, an SAR shall be exercisable only by the Participant or the Participants guardian or legal representative. An SAR shall not be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance, or garnishment by creditors of the Participant or the Participants beneficiary, except transfer by will or by the laws of descent and distribution. Notwithstanding the foregoing, to the extent permitted by the Committee, in its discretion, and set forth in the Award Agreement evidencing such Award, a Tandem SAR related to a Nonstatutory Stock Option or a Freestanding SAR shall be assignable or transferable subject to the applicable limitations, if any, described in the General Instructions to FormS8 under the Securities Act.

8.     Restricted Stock Awards.

Restricted Stock Awards shall be evidenced by Award Agreements specifying whether the Award is a Restricted Stock Bonus or a Restricted Stock Purchase Right and the number of shares of Stock subject to the Award, in such form as the Committee shall from time to time establish. Award Agreements evidencing Restricted Stock Awards may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:

8.1      Types of Restricted Stock Awards Authorized. Restricted Stock Awards may be granted in the form of either a Restricted Stock Bonus or a Restricted Stock Purchase Right; provided that Outside Directors shall be eligible for Restricted Stock Awards only in the form of Restricted Stock Bonus. Restricted Stock Awards may be granted upon such conditions as the Committee shall determine, including, without limitation, upon the attainment of one or more Performance Goals described in Section 10.4. If either the grant of a Restricted Stock Award or the lapsing of the Restriction Period is to be contingent upon the attainment of one or more Performance Goals, the Committee shall follow procedures substantially equivalent to those set forth in Sections 10.3 through 10.5(a).

8.2     Purchase Price. The purchase price for shares of Stock issuable under each Restricted Stock Purchase Right shall be established by the Committee in its discretion. No monetary payment (other than applicable tax withholding) shall be required as a condition of receiving shares of Stock pursuant to a Restricted Stock Bonus, the consideration for which shall be services actually rendered to a Participating Company or for its benefit. Notwithstanding the foregoing, if required by applicable state corporate law, the Participant shall furnish consideration in the form of cash or past services rendered to a Participating Company or for its benefit having a value not less than the par value of the shares of Stock subject to a Restricted Stock Award.

8.3     Purchase Period. A Restricted Stock Purchase Right shall be exercisable within a period established by the Committee, which shall in no event exceed thirty (30) days from the effective date of the grant of the Restricted Stock Purchase Right.

8.4     Payment of Purchase Price. Except as otherwise provided below, payment of the purchase price for the number of shares of Stock being purchased pursuant to any Restricted Stock Purchase Right shall be made (a) in cash or by check or cash equivalent, (b) by such other consideration as may be approved by the Committee from time to time to the extent permitted by applicable law, or (c) by any combination thereof. The Committee may at any time or from time to time grant Restricted Stock Purchase Rights which do not permit all of the foregoing forms of consideration to be used in payment of the purchase price or which otherwise restrict one or more forms of consideration.

8.5     Vesting and Restrictions on Transfer. Subject to Section 5.4(c), Shares issued pursuant to any Restricted Stock Award may (but need not) be made subject to Vesting Conditions based upon the satisfaction of such Service requirements, conditions, restrictions or performance criteria, including, without limitation, Performance Goals as described in Section 10.4, as shall be established by the Committee and set forth in the Award Agreement evidencing such Award. During any Restriction Period in which shares acquired pursuant to a Restricted Stock Award remain subject to Vesting Conditions, such shares may not be sold, exchanged, transferred, pledged, assigned or otherwise disposed of other than pursuant to an Ownership Change Event or as provided in Section 8.8. The Committee, in its discretion, may provide in any Award Agreement evidencing a Restricted Stock Award that, if the satisfaction of Vesting Conditions with respect to any shares subject to such Restricted Stock Award would otherwise occur on a day on which the sale of such shares would violate the Company’s Trading Compliance Policy, then satisfaction of the Vesting Conditions automatically shall be determined on the next trading day on which the sale of such shares would not violate the Trading Compliance Policy. Upon request by the Company, each Participant shall execute any agreement evidencing such transfer restrictions prior to the receipt of shares of Stock hereunder and shall promptly present to the Company any and all certificates representing shares of Stock acquired hereunder for the placement on such certificates of appropriate legends evidencing any such transfer restrictions.

8.6     Voting Rights; Dividends and Distributions. Except as provided in this Section, Section 8.5 and any Award Agreement, during any Restriction Period applicable to shares subject to a Restricted Stock Award, the Participant shall have all of the rights of a stockholder of the Company holding shares of Stock, including the right to vote such shares and to receive all dividends and other distributions paid with respect to such shares. However, in the event of a dividend or distribution paid in shares of Stock or other property or any other adjustment made upon a change in the capital structure of the Company as described in Section 4.3, any and all new, substituted or additional securities or other property (other than normal cash dividends) to which the Participant is entitled by reason of the Participant’s Restricted Stock Award shall be immediately subject to the same Vesting Conditions as the shares subject to the Restricted Stock Award with respect to which such dividends or distributions were paid or adjustments were made. Notwithstanding the foregoing, and except as may be provided in the applicable Award Agreement, any cash dividends and distributions paid with respect to the shares subject to the Restricted Stock Award of an Outside Director shall be accumulated and paid to the Outside Director on the earlier of (i) the satisfaction of the Vesting Conditions for the shares subject to the Restricted Stock Award and (ii) March 15 th following the year in which the dividend or distribution was paid to stockholders generally.

8.7     Effect of Termination of Service. Unless otherwise provided by the Committee in the Award Agreement evidencing a Restricted Stock Award, if a Participant’s Service terminates for any reason, whether voluntary or involuntary (including the Participant’s death or disability), then (a) the Company shall have the option to repurchase for the purchase price paid by the Participant any shares acquired by the Participant pursuant to a Restricted Stock Purchase Right which remain subject to Vesting Conditions as of the date of the Participant’s termination of Service and (b) the Participant shall forfeit to the Company any shares acquired by the Participant pursuant to a Restricted Stock Bonus which remain subject to Vesting Conditions as of the date of the Participant’s termination of Service. The Company shall have the right to assign at any time any repurchase right it may have, whether or not such right is then exercisable, to one or more persons as may be selected by the Company.

8.8     Nontransferability of Restricted Stock Award Rights. Rights to acquire shares of Stock pursuant to a Restricted Stock Award shall not be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance or garnishment by creditors of the Participant or the Participant’s beneficiary, except transfer by will or the laws of descent and distribution. All rights with respect to a Restricted Stock Award granted to a Participant hereunder shall be exercisable during his or her lifetime only by such Participant or the Participant’s guardian or legal representative.

9.     Restricted Stock Unit Awards.

Restricted Stock Unit Awards shall be evidenced by Award Agreements specifying the number of Restricted Stock Units subject to the Award, in such form as the Committee shall from time to time establish. Award Agreements evidencing Restricted Stock Units may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:

9.1     Grant of Restricted Stock Unit Awards. Restricted Stock Unit Awards may be granted upon such conditions as the Committee shall determine, including, without limitation, upon the attainment of one or more Performance Goals described in Section 10.4. If either the grant of a Restricted Stock Unit Award or the Vesting Conditions with respect to such Award is to be contingent upon the attainment of one or more Performance Goals, the Committee shall follow procedures substantially equivalent to those set forth in Sections 10.3 through 10.5(a).

9.2     Purchase Price. No monetary payment (other than applicable tax withholding, if any) shall be required as a condition of receiving a Restricted Stock Unit Award, the consideration for which shall be services actually rendered to a Participating Company or for its benefit. Notwithstanding the foregoing, if required by applicable state corporate law, the Participant shall furnish consideration in the form of cash or past services rendered to a Participating Company or for its benefit having a value not less than the par value of the shares of Stock issued upon settlement of the Restricted Stock Unit Award.

9.3     Vesting. Subject to Section 5.4(c), Restricted Stock Unit Awards may (but need not) be made subject to Vesting Conditions based upon the satisfaction of such Service requirements, conditions, restrictions or performance criteria, including, without limitation, Performance Goals as described in Section 10.4, as shall be established by the Committee and set forth in the Award Agreement evidencing such Award. The Committee, in its discretion, may provide in any Award Agreement evidencing a Restricted Stock Unit Award that, if the satisfaction of Vesting Conditions with respect to any shares subject to the Award would otherwise occur on a day on which the sale of such shares would violate the provisions of the Trading Compliance Policy, then the satisfaction of the Vesting Conditions automatically shall be determined on the first to occur of (a) the next trading day on which the sale of such shares would not violate the Trading Compliance Policy or (b) the later of (i) the last day of the calendar year in which the original vesting date occurred or (ii) the last day of the Company’s taxable year in which the original vesting date occurred.

9.4     Voting Rights, Dividend Equivalent Rights and Distributions. Participants shall have no voting rights with respect to shares of Stock represented by Restricted Stock Units until the date of the issuance of such shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). However, the Committee, in its discretion, may provide in the Award Agreement evidencing any Restricted Stock Unit Award that the Participant shall be entitled to receive Dividend Equivalents with respect to the payment of cash dividends on Stock during the period beginning on the date such Award is granted and ending, with respect to the particular shares subject to the Award, on the earlier of the date the Award is settled or the date on which it is terminated. Such Dividend Equivalents, if any, shall be paid by crediting the Participant with additional whole Restricted Stock Units as of the date of payment of such cash dividends on Stock. The number of additional Restricted Stock Units (rounded to the nearest whole number) to be so credited shall be determined by dividing (a) the amount of cash dividends paid on such date with respect to the number of shares of Stock represented by the Restricted Stock Units previously credited to the Participant by (b) the Fair Market Value per share of Stock on such date. Such additional Restricted Stock Units shall be subject to the same terms and conditions and shall be settled in the same manner and at the same time (or as soon thereafter as practicable) as the Restricted Stock Units originally subject to the Restricted Stock Unit Award. In the event of a dividend or distribution paid in shares of Stock or other property or any other adjustment made upon a change in the capital structure of the Company as described in Section 4.3, appropriate adjustments shall be made in the Participant’s Restricted Stock Unit Award so that it represents the right to receive upon settlement any and all new, substituted or additional securities or other property (other than normal cash dividends) to which the Participant would entitled by reason of the shares of Stock issuable upon settlement of the Award, and all such new, substituted or additional securities or other property shall be immediately subject to the same Vesting Conditions as are applicable to the Award.

9.5     Effect of Termination of Service. Unless otherwise provided by the Committee and set forth in the Award Agreement evidencing a Restricted Stock Unit Award, if a Participant’s Service terminates for any reason, whether voluntary or involuntary (including the Participant’s death or disability), then the Participant shall forfeit to the Company any Restricted Stock Units pursuant to the Award which remain subject to Vesting Conditions as of the date of the Participant’s termination of Service.

9.6     Settlement of Restricted Stock Unit Awards. The Company shall issue to a Participant on the date on which Restricted Stock Units subject to the Participant’s Restricted Stock Unit Award vest or on such other date determined by the Committee, in its discretion, and set forth in the Award Agreement one (1) share of Stock (and/or any other new, substituted or additional securities or other property pursuant to an adjustment described in Section 9.4) for each Restricted Stock Unit then becoming vested or otherwise to be settled on such date, subject to the withholding of applicable taxes. If permitted by the Committee, subject to the provisions of Section 17 with respect to Section 409A, the Participant may elect in accordance with terms specified in the Award Agreement to defer receipt of all or any portion of the shares of Stock or other property otherwise issuable to the Participant pursuant to this Section, and such deferred issuance date(s) elected by the Participant shall be set forth in the Award Agreement. Notwithstanding the foregoing, the Committee, in its discretion, may provide for settlement of any Restricted Stock Unit Award by payment to the Participant in cash of an amount equal to the Fair Market Value on the payment date of the shares of Stock or other property otherwise issuable to the Participant pursuant to this Section.

9.7     Nontransferability of Restricted Stock Unit Awards. The right to receive shares pursuant to a Restricted Stock Unit Award shall not be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance, or garnishment by creditors of the Participant or the Participant’s beneficiary, except transfer by will or by the laws of descent and distribution. All rights with respect to a Restricted Stock Unit Award granted to a Participant hereunder shall be exercisable during his or her lifetime only by such Participant or the Participant’s guardian or legal representative.

10.     Performance Awards.

Performance Awards shall be evidenced by Award Agreements in such form as the Committee shall from time to time establish. Award Agreements evidencing Performance Awards may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:

10.1     Types of Performance Awards Authorized. Performance Awards may be granted in the form of either Performance Shares or Performance Units. Each Award Agreement evidencing a Performance Award shall specify the number of Performance Shares or Performance Units subject thereto, the Performance Award Formula, the Performance Goal(s) and Performance Period applicable to the Award, and the other terms, conditions and restrictions of the Award.

10.2     Initial Value of Performance Shares and Performance Units. Unless otherwise provided by the Committee in granting a Performance Award, each Performance Share shall have an initial monetary value equal to the Fair Market Value of one (1) share of Stock, subject to adjustment as provided in Section 4.3, on the effective date of grant of the Performance Share, and each Performance Unit shall have an initial monetary value established by the Committee at the time of grant. The final value payable to the Participant in settlement of a Performance Award determined on the basis of the applicable Performance Award Formula will depend on the extent to which Performance Goals established by the Committee are attained within the applicable Performance Period established by the Committee.

10.3     Establishment of Performance Period, Performance Goals and Performance Award Formula. In granting each Performance Award, the Committee shall establish in writing the applicable Performance Period, Performance Award Formula and one or more Performance Goals which, when measured at the end of the Performance Period, shall determine on the basis of the Performance Award Formula the final value of the Performance Award to be paid to the Participant. Unless otherwise permitted in compliance with the requirements under Section 162(m) with respect to each Performance Award intended to result in the payment of Performance-Based Compensation, the Committee shall establish the Performance Goal(s) and Performance Award Formula applicable to each Performance Award no later than the earlier of (a) the date ninety (90) days after the commencement of the applicable Performance Period or (b) the date on which twenty-five percent (25%) of the Performance Period has elapsed, and, in any event, at a time when the outcome of the Performance Goals remains substantially uncertain. Once established, the Performance Goals and Performance Award Formula applicable to a Covered Employee shall not be changed during the Performance Period. The Company shall notify each Participant granted a Performance Award of the terms of such Award, including the Performance Period, Performance Goal(s) and Performance Award Formula.

10.4     Measurement of Performance Goals. Performance Goals shall be established by the Committee on the basis of targets to be attained ( Performance Targets  ) with respect to one or more measures of business or financial performance (each, a  Performance Measure  ), subject to the following:

  (a)     Performance Measures. Performance Measures shall have the same meanings as used in the Company’s financial statements, or, if such terms are not used in the Company’s financial statements, they shall have the meaning applied pursuant to generally accepted accounting principles, or as used generally in the Company’s industry. Performance Measures shall be calculated with respect to the Company and each Subsidiary Corporation consolidated therewith for financial reporting purposes or such division or other business unit as may be selected by the Committee. For purposes of the Plan, the Performance Measures applicable to a Performance Award shall be calculated in accordance with generally accepted accounting principles, if applicable, but prior to the accrual or payment of any Performance Award for the same Performance Period and excluding the effect (whether positive or negative) of any change in accounting standards or any extraordinary, unusual or nonrecurring item, as determined by the Committee, occurring after the establishment of the Performance Goals applicable to the Performance Award. Each such adjustment, if any, shall be made solely for the purpose of providing a consistent basis from period to period for the calculation of Performance Measures in order to prevent the dilution or enlargement of the Participant’s rights with respect to a Performance Award. Performance Measures may be one or more of the following, as determined by the Committee:

  (i) revenue;

  (ii) sales;

  (iii) expenses;

  (iv) operating income;

  (v) gross margin;

  (vi) operating margin;

  (vii) earnings before any one or more of: stock-based compensation expense, interest, taxes, depreciation and amortization;

  (viii) pre-tax profit;

  (ix) net operating income;

  (x) net income;

  (xi) economic value added;

  (xii) free cash flow;

  (xiii) operating cash flow;

  (xiv) stock price;

  (xv) earnings per share;

  (xvi) return on stockholder equity;

  (xvii) return on capital;

  (xviii) return on assets;

  (xix) return on investment;

  (xx) employee satisfaction;

  (xxi) employee retention;

  (xxii) balance of cash, cash equivalents and marketable securities;

  (xxiii) market share;

  (xxiv) product regulatory approvals;

  (xxv) projects in development;

  (xxvi) regulatory filings;

  (xxvii) research and development expenses; and

  (xxviii) completion of a joint venture or other corporate transaction.

  (b)     Performance Targets. Performance Targets may include a minimum, maximum, target level and intermediate levels of performance, with the final value of a Performance Award determined under the applicable Performance Award Formula by the level attained during the applicable Performance Period. A Performance Target may be stated as an absolute value or as a value determined relative to an index, budget or other standard selected by the Committee.

10.5     Settlement of Performance Awards.

  (a) Determination of Final Value. As soon as practicable following the completion of the Performance Period applicable to a Performance Award, the Committee shall certify in writing the extent to which the applicable Performance Goals have been attained and the resulting final value of the Award earned by the Participant and to be paid upon its settlement in accordance with the applicable Performance Award Formula.

  (b)     Discretionary Adjustment of Award Formula. In its discretion, the Committee may, either at the time it grants a Performance Award or at any time thereafter, provide for the positive or negative adjustment of the Performance Award Formula applicable to a Performance Award granted to any Participant who is not a Covered Employee to reflect such Participant’s individual performance in his or her position with the Company or such other factors as the Committee may determine. If permitted under a Covered Employee’s Award Agreement, the Committee shall have the discretion, on the basis of such criteria as may be established by the Committee, to reduce some or all of the value of the Performance Award that would otherwise be paid to the Covered Employee upon its settlement notwithstanding the attainment of any Performance Goal and the resulting value of the Performance Award determined in accordance with the Performance Award Formula. No such reduction may result in an increase in the amount payable upon settlement of another Participant’s Performance Award that is intended to result in Performance-Based Compensation.

  (c)     Effect of Leaves of Absence. Unless otherwise required by law or a Participant’s Award Agreement, payment of the final value, if any, of a Performance Award held by a Participant who has taken in excess of thirty (30) days in unpaid leaves of absence during a Performance Period shall be prorated on the basis of the number of days of the Participant’s Service during the Performance Period during which the Participant was not on a leave of absence.

  (d)     Notice to Participants. As soon as practicable following the Committee’s determination and certification in accordance with Sections 10.5(a) and (b), the Company shall notify each Participant of the determination of the Committee.

  (e)     Payment in Settlement of Performance Awards. As soon as practicable following the Committee’s determination and certification in accordance with Sections 10.5(a) and (b), but in any event within the Short-Term Deferral Period described in Section 17.1 (except as otherwise provided below or consistent with the requirements of Section 409A), payment shall be made to each eligible Participant (or such Participant’s legal representative or other person who acquired the right to receive such payment by reason of the Participant’s death) of the final value of the Participant’s Performance Award. Payment of such amount shall be made in cash, shares of Stock, or a combination thereof as determined by the Committee. Unless otherwise provided in the Award Agreement evidencing a Performance Award, payment shall be made in a lump sum. If permitted by the Committee, the Participant may elect, consistent with the requirements of Section 409A, to defer receipt of all or any portion of the payment to be made to Participant pursuant to this Section, and such deferred payment date(s) elected by the Participant shall be set forth in the Award Agreement. If any payment is to be made on a deferred basis, the Committee may, but shall not be obligated to, provide for the payment during the deferral period of Dividend Equivalents or interest.

  (f)     Provisions Applicable to Payment in Shares. If payment is to be made in shares of Stock, the number of such shares shall be determined by dividing the final value of the Performance Award by the value of a share of Stock determined by the method specified in the Award Agreement. Such methods may include, without limitation, the closing market price on a specified date (such as the settlement date) or an average of market prices over a series of trading days. Shares of Stock issued in payment of any Performance Award may be fully vested and freely transferable shares or may be shares of Stock subject to Vesting Conditions as provided in Section 8.5. Any shares subject to Vesting Conditions shall be evidenced by an appropriate Award Agreement and shall be subject to the provisions of Sections 8.5 through 8.8 above.

10.6     Voting Rights; Dividend Equivalent Rights and Distributions. Participants shall have no voting rights with respect to shares of Stock represented by Performance Share Awards until the date of the issuance of such shares, if any (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). However, the Committee, in its discretion, may provide in the Award Agreement evidencing any Performance Share Award that the Participant shall be entitled to receive Dividend Equivalents with respect to the payment of cash dividends on Stock during the period beginning on the date the Award is granted and ending, with respect to the particular shares subject to the Award, on the earlier of the date on which the Performance Shares are settled or the date on which they are forfeited. Such Dividend Equivalents, if any, shall be credited to the Participant in the form of additional whole Performance Shares as of the date of payment of such cash dividends on Stock. The number of additional Performance Shares (rounded to the nearest whole number) to be so credited shall be determined by dividing (a) the amount of cash dividends paid on the dividend payment date with respect to the number of shares of Stock represented by the Performance Shares previously credited to the Participant by (b) the Fair Market Value per share of Stock on such date. Dividend Equivalents may be paid currently or may be accumulated and paid to the extent that Performance Shares become nonforfeitable, as determined by the Committee. Settlement of Dividend Equivalents may be made in cash, shares of Stock, or a combination thereof as determined by the Committee, and may be paid on the same basis as settlement of the related Performance Share as provided in Section 10.5. Dividend Equivalents shall not be paid with respect to Performance Units. In the event of a dividend or distribution paid in shares of Stock or other property or any other adjustment made upon a change in the capital structure of the Company as described in Section 4.3, appropriate adjustments shall be made in the Participant’s Performance Share Award so that it represents the right to receive upon settlement any and all new, substituted or additional securities or other property (other than normal cash dividends) to which the Participant would entitled by reason of the shares of Stock issuable upon settlement of the Performance Share Award, and all such new, substituted or additional securities or other property shall be immediately subject to the same Performance Goals as are applicable to the Award.

10.7     Effect of Termination of Service. Unless otherwise provided by the Committee and set forth in the Award Agreement evidencing a Performance Award, the effect of a Participant’s termination of Service on the Performance Award shall be as follows:

  (a)     Death or Disability. If the Participants Service terminates because of the death or Disability of the Participant before the completion of the Performance Period applicable to the Performance Award, the final value of the Participants Performance Award shall be determined by the extent to which the applicable Performance Goals have been attained with respect to the entire Performance Period and shall be prorated based on the number of days of the Participants Service during the Performance Period. Payment shall be made following the end of the Performance Period in any manner permitted by Section 10.5.

  (b)     Other Termination of Service. If the Participant’s Service terminates for any reason except death or Disability before the completion of the Performance Period applicable to the Performance Award, such Award shall be forfeited in its entirety.

10.8     Nontransferability of Performance Awards. Prior to settlement in accordance with the provisions of the Plan, no Performance Award shall be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance, or garnishment by creditors of the Participant or the Participant’s beneficiary, except transfer by will or by the laws of descent and distribution. All rights with respect to a Performance Award granted to a Participant hereunder shall be exercisable during his or her lifetime only by such Participant or the Participant’s guardian or legal representative.

11.     Cash-Based Awards and Other Stock-Based Awards .

Cash-Based Awards and Other Stock-Based Awards shall be evidenced by Award Agreements in such form as the Committee shall from time to time establish. Award Agreements evidencing Cash-Based Awards and Other Stock-Based Awards may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:

11.1     Grant of Cash-Based Awards. Subject to the provisions of the Plan, the Committee, at any time and from time to time, may grant Cash-Based Awards to Participants in such amounts and upon such terms and conditions, including the achievement of performance criteria, as the Committee may determine.

11.2     Grant of Other Stock-Based Awards. The Committee may grant other types of equity-based or equity-related Awards not otherwise described by the terms of this Plan (including the grant or offer for sale of unrestricted securities, stock-equivalent units, stock appreciation units, securities or debentures convertible into common stock or other forms determined by the Committee) in such amounts and subject to such terms and conditions as the Committee shall determine. Such Awards may involve the transfer of actual shares of Stock to Participants, or payment in cash or otherwise of amounts based on the value of Stock and may include, without limitation, Awards designed to comply with or take advantage of the applicable local laws of jurisdictions other than the United States.

11.3     Value of Cash-Based and Other Stock-Based Awards. Each Cash-Based Award shall specify a monetary payment amount or payment range as determined by the Committee. Each Other Stock-Based Award shall be expressed in terms of shares of Stock or units based on such shares of Stock, as determined by the Committee. Subject to Section 5.4(c), the Committee may require the satisfaction of such Service requirements, conditions, restrictions or performance criteria, including, without limitation, Performance Goals as described in Section 10.4, as shall be established by the Committee and set forth in the Award Agreement evidencing such Award. If the Committee exercises its discretion to establish performance criteria, the final value of Cash-Based Awards or Other Stock-Based Awards that will be paid to the Participant will depend on the extent to which the performance criteria are met. The establishment of performance criteria with respect to the grant or vesting of any Cash-Based Award or Other Stock-Based Award intended to result in Performance-Based Compensation shall follow procedures substantially equivalent to those applicable to Performance Awards set forth in Section 10.

11.4     Payment or Settlement of Cash-Based Awards and Other Stock-Based Awards. Payment or settlement, if any, with respect to a Cash-Based Award or an Other Stock-Based Award shall be made in accordance with the terms of the Award, in cash, shares of Stock or other securities or any combination thereof as the Committee determines. The determination and certification of the final value with respect to any Cash-Based Award or Other Stock-Based Award intended to result in Performance-Based Compensation shall comply with the requirements applicable to Performance Awards set forth in Section 10. To the extent applicable, payment or settlement with respect to each Cash-Based Award and Other Stock-Based Award shall be made in compliance with requirements of Section 409A.

11.5     Voting Rights; Dividend Equivalent Rights and Distributions. Participants shall have no voting rights with respect to shares of Stock represented by Other Stock-Based Awards until the date of the issuance of such shares of Stock (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), if any, in settlement of such Award. However, the Committee, in its discretion, may provide in the Award Agreement evidencing any Other Stock-Based Award that the Participant shall be entitled to receive Dividend Equivalents with respect to the payment of cash dividends on Stock during the period beginning on the date such Award is granted and ending, with respect to the particular shares subject to the Award, on the earlier of the date the Award is settled or the date on which it is terminated. Such Dividend Equivalents, if any, shall be paid in accordance with the provisions set forth in Section 9.4. Dividend Equivalent rights shall not be granted with respect to Cash-Based Awards.

11.6     Effect of Termination of Service. Each Award Agreement evidencing a Cash-Based Award or Other Stock-Based Award shall set forth the extent to which the Participant shall have the right to retain such Award following termination of the Participant’s Service. Such provisions shall be determined in the sole discretion of the Committee, need not be uniform among all Cash-Based Awards or Other Stock-Based Awards, and may reflect distinctions based on the reasons for termination.

11.7     Nontransferability of Cash-Based Awards and Other Stock-Based Awards. Prior to the payment or settlement of a Cash-Based Award or Other Stock-Based Award, the Award shall not be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance, or garnishment by creditors of the Participant or the Participants beneficiary, except transfer by will or by the laws of descent and distribution. The Committee may impose such additional restrictions on any shares of Stock issued in settlement of Cash-Based Awards and Other Stock-Based Awards as it may deem advisable, including, without limitation, minimum holding period requirements, restrictions under applicable federal securities laws, under the requirements of any stock exchange or market upon which such shares of Stock are then listed and/or traded, or under any state securities laws applicable to such shares of Stock.

12.     Standard Forms of Award Agreement .

12.1     Award Agreements. Each Award shall comply with and be subject to the terms and conditions set forth in the appropriate form of Award Agreement approved by the Committee and as amended from time to time. No Award or purported Award shall be a valid and binding obligation of the Company unless evidenced by a fully executed Award Agreement, which execution may be evidenced by electronic means or transmission. Any Award Agreement may consist of an appropriate form of Notice of Grant and a form of Agreement incorporated therein by reference, or such other form or forms, including electronic media, as the Committee may approve from time to time.

12.2     Authority to Vary Terms. The Committee shall have the authority from time to time to vary the terms of any standard form of Award Agreement either in connection with the grant or amendment of an individual Award or in connection with the authorization of a new standard form or forms; provided , however , that the terms and conditions of any such new, revised or amended standard form or forms of Award Agreement are not inconsistent with the terms of the Plan.

13.     Change in Control .

13.1     Effect of Change in Control on Awards. Subject to the requirements and limitations of Section 409A if applicable, the Committee may provide for any one or more of the following:

  (a)     Accelerated Vesting. The Committee may, in its discretion, provide in any Award Agreement or, in the event of a Change in Control, may take such actions as it deems appropriate to provide for the acceleration of the exercisability, vesting and/or settlement in connection with such Change in Control of each or any outstanding Award or portion thereof and shares acquired pursuant thereto upon such conditions, including termination of the Participant’s Service prior to, upon, or following such Change in Control, to such extent as the Committee shall determine.

  (b)     Assumption, Continuation or Substitution. In the event of a Change in Control, the surviving, continuing, successor, or purchasing corporation or other business entity or parent thereof, as the case may be (the  Acquiror  ), may, without the consent of any Participant, either assume or continue the Company’s rights and obligations under each or any Award or portion thereof outstanding immediately prior to the Change in Control or substitute for each or any such outstanding Award or portion thereof a substantially equivalent award with respect to the Acquiror’s stock, as applicable. For purposes of this Section, if so determined by the Committee, in its discretion, an Award denominated in shares of Stock shall be deemed assumed if, following the Change in Control, the Award confers the right to receive, subject to the terms and conditions of the Plan and the applicable Award Agreement, for each share of Stock subject to the Award immediately prior to the Change in Control, the consideration (whether stock, cash, other securities or property or a combination thereof) to which a holder of a share of Stock on the effective date of the Change in Control was entitled; provided ,however , that if such consideration is not solely common stock of the Acquiror, the Committee may, with the consent of the Acquiror, provide for the consideration to be received upon the exercise or settlement of the Award, for each share of Stock subject to the Award, to consist solely of common stock of the Acquiror equal in Fair Market Value to the per share consideration received by holders of Stock pursuant to the Change in Control. Any Award or portion thereof which is neither assumed or continued by the Acquiror in connection with the Change in Control nor exercised or settled as of the time of consummation of the Change in Control shall terminate and cease to be outstanding effective as of the time of consummation of the Change in Control.

  (c)     Cash-Out of Outstanding Stock-Based Awards. The Committee may, in its discretion and without the consent of any Participant, determine that, upon the occurrence of a Change in Control, each or any Award denominated in shares of Stock or portion thereof outstanding immediately prior to the Change in Control and not previously exercised or settled shall be canceled in exchange for a payment with respect to each vested share (and each unvested share, if so determined by the Committee) of Stock subject to such canceled Award in (i) cash, (ii) stock of the Company or of a corporation or other business entity a party to the Change in Control, or (iii) other property which, in any such case, shall be in an amount having a Fair Market Value equal to the Fair Market Value of the consideration to be paid per share of Stock in the Change in Control, reduced by the exercise or purchase price per share, if any, under such Award. In the event such determination is made by the Committee, the amount of such payment (reduced by applicable withholding taxes, if any) shall be paid to Participants in respect of the vested portions of their canceled Awards as soon as practicable following the date of the Change in Control and in respect of the unvested portions of their canceled Awards in accordance with the vesting schedules applicable to such Awards.

13.2     Federal Excise Tax Under Section 4999 of the Code.

  (a)     Excess Parachute Payment. In the event that any acceleration of vesting pursuant to an Award and any other payment or benefit received or to be received by a Participant would subject the Participant to any excise tax pursuant to Section 4999 of the Code due to the characterization of such acceleration of vesting, payment or benefit as an "excess parachute payment" under Section 280G of the Code, the Participant may elect, in his or her sole discretion and in compliance with the requirements of Section 409A, to reduce the amount of any acceleration of vesting called for under the Award in order to avoid such characterization.

  (b)     Determination by Independent Accountants. To aid the Participant in making any election called for under Section 13.2(a), no later than the date of the occurrence of any event that might reasonably be anticipated to result in an "excess parachute payment" to the Participant as described in Section 13.2(a), the Company shall request a determination in writing by independent public accountants selected by the Company (the Accountants  ). As soon as practicable thereafter, the Accountants shall determine and report to the Company and the Participant the amount of such acceleration of vesting, payments and benefits which would produce the greatest after-tax benefit to the Participant. For the purposes of such determination, the Accountants may rely on reasonable, good faith interpretations concerning the application of Sections 280G and 4999 of the Code. The Company and the Participant shall furnish to the Accountants such information and documents as the Accountants may reasonably request in order to make their required determination. The Company shall bear all fees and expenses the Accountants may reasonably charge in connection with their services contemplated by this Section.

14.     Compliance with Securities Law .

The grant of Awards and the issuance of shares of Stock pursuant to any Award shall be subject to compliance with all applicable requirements of federal, state and foreign law with respect to such securities and the requirements of any stock exchange or market system upon which the Stock may then be listed. In addition, no Award may be exercised or shares issued pursuant to an Award unless (a) a registration statement under the Securities Act shall at the time of such exercise or issuance be in effect with respect to the shares issuable pursuant to the Award or (b) in the opinion of legal counsel to the Company, the shares issuable pursuant to the Award may be issued in accordance with the terms of an applicable exemption from the registration requirements of the Securities Act. The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary to the lawful issuance and sale of any shares hereunder shall relieve the Company of any liability in respect of the failure to issue or sell such shares as to which such requisite authority shall not have been obtained. As a condition to issuance of any Stock, the Company may require the Participant to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect thereto as may be requested by the Company.

15.     Tax Withholding .

15.1     Tax Withholding in General. The Company shall have the right to deduct from any and all payments made under the Plan, or to require the Participant, through payroll withholding, cash payment or otherwise, to make adequate provision for, the federal, state, local and foreign taxes, if any, required by law to be withheld by the Participating Company Group with respect to an Award or the shares acquired pursuant thereto. The Company shall have no obligation to deliver shares of Stock, to release shares of Stock from an escrow established pursuant to an Award Agreement, or to make any payment in cash under the Plan until the Participating Company Group’s tax withholding obligations have been satisfied by the Participant.

15.2     Withholding in Shares . The Company shall have the right, but not the obligation, to deduct from the shares of Stock issuable to a Participant upon the exercise or settlement of an Award, or to accept from the Participant the tender of, a number of whole shares of Stock having a Fair Market Value, as determined by the Company, equal to all or any part of the tax withholding obligations of the Participating Company Group. The Fair Market Value of any shares of Stock withheld or tendered to satisfy any such tax withholding obligations shall not exceed the amount determined by the applicable minimum statutory withholding rates.

16.     Amendment or Termination of Plan .

The Committee may amend, suspend or terminate the Plan at any time. However, without the approval of the Company’s stockholders, there shall be (a) no increase in the maximum aggregate number of shares of Stock that may be issued under the Plan (except by operation of the provisions of Section 4.3), (b) no change in the class of persons eligible to receive Incentive Stock Options, and (c) no other amendment of the Plan that would require approval of the Company’s stockholders under any applicable law, regulation or rule, including the rules of any stock exchange or market system upon which the Stock may then be listed. No amendment, suspension or termination of the Plan shall affect any then outstanding Award unless expressly provided by the Committee. Except as provided by the next sentence, no amendment, suspension or termination of the Plan may adversely affect any then outstanding Award without the consent of the Participant. Notwithstanding any other provision of the Plan to the contrary, the Committee may, in its sole and absolute discretion and without the consent of any Participant, amend the Plan or any Award Agreement, to take effect retroactively or otherwise, as it deems necessary or advisable for the purpose of conforming the Plan or such Award Agreement to any present or future law, regulation or rule applicable to the Plan, including, but not limited to, Section 409A.

17.     Compliance with Section 409A .

17.1     Awards Subject to Section 409A. The provisions of this Section 17 shall apply to any Award or portion thereof that is or becomes subject to Section 409A, notwithstanding any provision to the contrary contained in the Plan or the Award Agreement applicable to such Award. Awards subject to Section 409A include, without limitation:

  (a)    Any Nonstatutory Stock Option or SAR that permits the deferral of compensation other than the deferral of recognition of income until the exercise of the Award.

  (b)    Any Restricted Stock Unit Award, Performance Award, Cash-Based Award or Other Stock-Based Award if either (i) the Award provides by its terms for settlement of all or any portion of the Award on one or more dates following the Short-Term Deferral Period (as defined below) or (ii) the Committee permits or requires the Participant to elect one or more dates on which the Award will be settled.

Subject to any applicable U.S. Treasury Regulations promulgated pursuant to Section 409A or other applicable guidance, the term  Short-Term Deferral Period  means the period ending on the later of (i) the fifteenth (15 th ) day of the third (3 rd ) month following the end of the Company’s fiscal year in which the applicable portion of the Award is no longer subject to a substantial risk of forfeiture or (ii) the fifteenth (15 th) day of the third (3 rd ) month following the end of the Participant’s taxable year in which the applicable portion of the Award is no longer subject to a substantial risk of forfeiture. For this purpose, the term "substantial risk of forfeiture" shall have the meaning set forth in any applicable U.S. Treasury Regulations promulgated pursuant to Section 409A or other applicable guidance.

17.2     Deferral and/or Distribution Elections. Except as otherwise permitted or required by Section 409A or any applicable U.S. Treasury Regulations promulgated pursuant to Section 409A or other applicable guidance, the following rules shall apply to any deferral and/or distribution elections (each, an "Election") that may be permitted or required by the Committee pursuant to an Award subject to Section 409A:

  (a)    All Elections must be in writing and specify the amount of the distribution in settlement of an Award being deferred, as well as the time and form of distribution as permitted by this Plan.

  (b)    All Elections shall be made by the end of the Participant’s taxable year prior to the year in which services commence for which an Award may be granted to such Participant; provided , however , that if the Award qualifies as "performance-based compensation" for purposes of Section 409A and is based on services performed over a period of at least twelve (12) months, then the Election may be made no later than six (6) months prior to the end of such period.

  (c)    Elections shall continue in effect until a written election to revoke or change such Election is received by the Company, except that a written election to revoke or change such Election must be made prior to the last day for making an Election determined in accordance with paragraph (b) above or as permitted by Section 17.3.

17.3     Subsequent Elections. Except as otherwise permitted or required by Section 409A or any applicable U.S. Treasury Regulations promulgated pursuant to Section 409A or other applicable guidance, any Award subject to Section 409A which permits a subsequent Election to delay the distribution or change the form of distribution in settlement of such Award shall comply with the following requirements:

  (a)    No subsequent Election may take effect until at least twelve (12) months after the date on which the subsequent Election is made;

  (b)    Each subsequent Election related to a distribution in settlement of an Award not described in this Section 17.3(b), 17.4(b), or 17.4(f) must result in a delay of the distribution for a period of not less than five (5) years from the date such distribution would otherwise have been made; and

  (c)    No subsequent Election related to a distribution pursuant to Section 17.4(d) shall be made less than twelve (12) months prior to the date of the first scheduled payment under such distribution.

17.4     Distributions Pursuant to Deferral Elections. Except as otherwise permitted or required by Section 409A or any applicable U.S. Treasury Regulations promulgated pursuant to Section 409A or other applicable guidance, no distribution in settlement of an Award subject to Section 409A may commence earlier than:

  (a)    Separation from service (as determined by the Secretary of the United States Treasury);

  (b)    The date the Participant becomes Disabled (as defined below);

  (c)    Death;

  (d)    A specified time (or pursuant to a fixed schedule) that is either (i) specified by the Committee upon the grant of an Award and set forth in the Award Agreement evidencing such Award or (ii) specified by the Participant in an Election complying with the requirements of Section 17.2 and/or 17.3, as applicable;

  (e)    To the extent provided by the Secretary of the U.S. Treasury, a change in the ownership or effective control or the Company or in the ownership of a substantial portion of the assets of the Company; or

  (f)    The occurrence of an "Unforeseeable Emergency" (as defined by applicable U.S. Treasury Regulations promulgated pursuant to Section 409A).

Notwithstanding anything else herein to the contrary, to the extent that a Participant is a "Specified Employee" (as defined in Section 409A(a)(2)(B)(i) of the Code) of the Company, no distribution pursuant to Section 17.4(a) in settlement of an Award subject to Section 409A may be made before the date (the  Delayed Payment Date  ) which is six (6) months after such Participant’s date of separation from service, or, if earlier, the date of the Participant’s death. All such amounts that would, but for this paragraph, become payable prior to the Delayed Payment Date shall be accumulated and paid on the Delayed Payment Date.

17.5     Unforeseeable Emergency. The Committee shall have the authority to provide in the Award Agreement evidencing any Award subject to Section 409A for distribution in settlement of all or a portion of such Award in the event that a Participant establishes, to the satisfaction of the Committee, the occurrence of an Unforeseeable Emergency. In such event, the amount(s) distributed with respect to such Unforeseeable Emergency cannot exceed the amounts necessary to satisfy such Unforeseeable Emergency plus amounts necessary to pay taxes reasonably anticipated as a result of such distribution(s), after taking into account the extent to which such hardship is or may be relieved through reimbursement or compensation by insurance or otherwise, by liquidation of the Participant’s assets (to the extent the liquidation of such assets would not itself cause severe financial hardship) or by cessation of deferrals under the Award. All distributions with respect to an Unforeseeable Emergency shall be made in a lump sum as soon as practicable following the Committee’s determination that an Unforeseeable Emergency has occurred.

The occurrence of an Unforeseeable Emergency shall be judged and determined by the Committee. The Committee’s decision with respect to whether an Unforeseeable Emergency has occurred and the manner in which, if at all, the distribution in settlement of an Award shall be altered or modified, shall be final, conclusive, and not subject to approval or appeal.

17.6     Disabled. The Committee shall have the authority to provide in any Award subject to Section 409A for distribution in settlement of such Award in the event that the Participant becomes Disabled. A Participant shall be considered "Disabled" if either:

  (a)    the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, or

  (b)    the Participant is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, receiving income replacement benefits for a period of not less than three (3) months under an accident and health plan covering employees of the Participant’s employer.

All distributions payable by reason of a Participant becoming Disabled shall be paid in a lump sum or in periodic installments as established by the Participant’s Election, commencing as soon as practicable following the date the Participant becomes Disabled. If the Participant has made no Election with respect to distributions upon becoming Disabled, all such distributions shall be paid in a lump sum as soon as practicable following the date the Participant becomes Disabled.

17.7     Death. If a Participant dies before complete distribution of amounts payable upon settlement of an Award subject to Section 409A, such undistributed amounts shall be distributed to his or her beneficiary under the distribution method for death established by the Participant’s Election as soon as administratively possible following receipt by the Committee of satisfactory notice and confirmation of the Participant’s death. If the Participant has made no Election with respect to distributions upon death, all such distributions shall be paid in a lump sum as soon as practicable following the date of the Participant’s death.

17.8     No Acceleration of Distributions. Notwithstanding anything to the contrary herein, this Plan does not permit the acceleration of the time or schedule of any distribution under an Award subject to Section 409A, except as provided by Section 409A and/or the Secretary of the U.S. Treasury.

18.     Miscellaneous Provisions .

18.1     Repurchase Rights. Shares issued under the Plan may be subject to one or more repurchase options, or other conditions and restrictions as determined by the Committee in its discretion at the time the Award is granted. The Company shall have the right to assign at any time any repurchase right it may have, whether or not such right is then exercisable, to one or more persons as may be selected by the Company. Upon request by the Company, each Participant shall execute any agreement evidencing such transfer restrictions prior to the receipt of shares of Stock hereunder and shall promptly present to the Company any and all certificates representing shares of Stock acquired hereunder for the placement on such certificates of appropriate legends evidencing any such transfer restrictions.

18.2     Forfeiture Events.

  (a)    The Committee may specify in an Award Agreement that the Participant’s rights, payments, and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture, or recoupment upon the occurrence of specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events may include, but shall not be limited to, termination of Service for Cause or any act by a Participant, whether before or after termination of Service, that would constitute Cause for termination of Service.

  (b)    If the Company is required to prepare an accounting restatement due to the material noncompliance of the Company, as a result of misconduct, with any financial reporting requirement under the securities laws, any Participant who knowingly or through gross negligence engaged in the misconduct, or who knowingly or through gross negligence failed to prevent the misconduct, and any Participant who is one of the individuals subject to automatic forfeiture under Section 304 of the Sarbanes-Oxley Act of 2002, shall reimburse the Company the amount of any payment in settlement of an Award earned or accrued during the twelve- (12-) month period following the first public issuance or filing with the United States Securities and Exchange Commission (whichever first occurred) of the financial document embodying such financial reporting requirement.

18.3     Provision of Information. Each Participant shall be given access to information concerning the Company equivalent to that information generally made available to the Company’s common stockholders.

18.4     Rights as Employee, Consultant or Director. No person, even though eligible pursuant to Section 5, shall have a right to be selected as a Participant, or, having been so selected, to be selected again as a Participant. Nothing in the Plan or any Award granted under the Plan shall confer on any Participant a right to remain an Employee, Consultant or Director or interfere with or limit in any way any right of a Participating Company to terminate the Participant’s Service at any time. To the extent that an Employee of a Participating Company other than the Company receives an Award under the Plan, that Award shall in no event be understood or interpreted to mean that the Company is the Employee’s employer or that the Employee has an employment relationship with the Company.

18.5     Rights as a Stockholder. A Participant shall have no rights as a stockholder with respect to any shares covered by an Award until the date of the issuance of such shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). No adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date such shares are issued, except as provided in Section 4.3 or another provision of the Plan.

18.6     Delivery of Title to Shares. Subject to any governing rules or regulations, the Company shall issue or cause to be issued the shares of Stock acquired pursuant to an Award and shall deliver such shares to or for the benefit of the Participant by means of one or more of the following: (a) by delivering to the Participant evidence of book entry shares of Stock credited to the account of the Participant, (b) by depositing such shares of Stock for the benefit of the Participant with any broker with which the Participant has an account relationship, or (c) by delivering such shares of Stock to the Participant in certificate form.

18.7     Fractional Shares. The Company shall not be required to issue fractional shares upon the exercise or settlement of any Award.

18.8     Retirement and Welfare Plans. Neither Awards made under this Plan nor shares of Stock or cash paid pursuant to such Awards may be included as "compensation" for purposes of computing the benefits payable to any Participant under any Participating Company’s retirement plans (both qualified and non-qualified) or welfare benefit plans unless such other plan expressly provides that such compensation shall be taken into account in computing a Participant’s benefit.

18.9     Beneficiary Designation. Subject to local laws and procedures, each Participant may file with the Company a written designation of a beneficiary who is to receive any benefit under the Plan to which the Participant is entitled in the event of such Participant’s death before he or she receives any or all of such benefit. Each designation will revoke all prior designations by the same Participant, shall be in a form prescribed by the Company, and will be effective only when filed by the Participant in writing with the Company during the Participant’s lifetime. If a married Participant designates a beneficiary other than the Participant’s spouse, the effectiveness of such designation may be subject to the consent of the Participant’s spouse. If a Participant dies without an effective designation of a beneficiary who is living at the time of the Participant’s death, the Company will pay any remaining unpaid benefits to the Participant’s legal representative.

18.10     Severability. If any one or more of the provisions (or any part thereof) of this Plan shall be held invalid, illegal or unenforceable in any respect, such provision shall be modified so as to make it valid, legal and enforceable, and the validity, legality and enforceability of the remaining provisions (or any part thereof) of the Plan shall not in any way be affected or impaired thereby.

18.11     No Constraint on Corporate Action. Nothing in this Plan shall be construed to: (a) limit, impair, or otherwise affect the Company’s or another Participating Company’s right or power to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure, or to merge or consolidate, or dissolve, liquidate, sell, or transfer all or any part of its business or assets; or (b) limit the right or power of the Company or another Participating Company to take any action which such entity deems to be necessary or appropriate.

18.12     Unfunded Obligation. Participants shall have the status of general unsecured creditors of the Company. Any amounts payable to Participants pursuant to the Plan shall be unfunded and unsecured obligations for all purposes, including, without limitation, Title I of the Employee Retirement Income Security Act of 1974. No Participating Company shall be required to segregate any monies from its general funds, or to create any trusts, or establish any special accounts with respect to such obligations. The Company shall retain at all times beneficial ownership of any investments, including trust investments, which the Company may make to fulfill its payment obligations hereunder. Any investments or the creation or maintenance of any trust or any Participant account shall not create or constitute a trust or fiduciary relationship between the Committee or any Participating Company and a Participant, or otherwise create any vested or beneficial interest in any Participant or the Participant’s creditors in any assets of any Participating Company. The Participants shall have no claim against any Participating Company for any changes in the value of any assets which may be invested or reinvested by the Company with respect to the Plan.

18.13     Choice of Law. Except to the extent governed by applicable federal law, the validity, interpretation, construction and performance of the Plan and each Award Agreement shall be governed by the laws of the State of California, without regard to its conflict of law rules.

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KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

PDL BIOPHARMA, INC.

The Board of Directors recommends you vote FOR the following:

Vote on Directors

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

Nominees:

01) David W. Gryska
02) Paul W. Sandman

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Vote on Proposals

The Board of Directors recommends you vote FOR the following proposals:

	Yes	No
Please indicate if you plan to attend this meeting.	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

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PDL BIOPHARMA, INC.
Proxy for Annual Meeting of Stockholders, May 28, 2014
Solicited on Behalf of the Board of Directors

The undersigned hereby appoints John P. McLaughlin and Christopher Stone, and each of them acting individually and each with full power of substitution, as proxies for the undersigned, to represent the undersigned and to vote all of the shares of stock in PDL BioPharma, Inc., a Delaware corporation (the "Company"), that the undersigned may be entitled to vote at the 2014 annual meeting of stockholders of the Company to be held on Wednesday, May 28, 2014, at 10 a.m. (PDT), and at any adjournment or postponement thereof, (1) as hereinafter specified on the matters listed on the reverse side and as more particularly described in the Company's Proxy Statement with respect to the annual meeting, receipt of which is hereby acknowledged, and (2) in their discretion upon such other matters as may properly come before the meeting.

The shares represented hereby shall be voted as specified, and if no specification is made, such shares shall be voted FOR the Director nominees and proposals listed on the reverse side. The undersigned hereby further confers upon said proxies or their substitute or substitutes, discretionary authority to vote in respect to all other matters that may properly come before the meeting or any continuation or adjournment thereof. The undersigned hereby acknowledges receipt of (a) the Notice of Annual Meeting, (b) accompanying Proxy Statement and (c) an Annual Report of the Company for the fiscal year ended December 31, 2013, and hereby expressly revokes any and all proxies heretofore given or executed by the undersigned with respect to the shares of stock represented by this Proxy, and by filing this Proxy with the Secretary of the Company, gives notice of such revocation.

Continued and to be signed on reverse side